FREE WRITING PROSPECTUS DATED MARCH 19, 2007	Filed pursuant to Rule 433(d)
(For use with Base Prospectus dated December 11, 2006)	Registration Statement No. 333-134691

$650,071,000
(APPROXIMATE)

INDYMAC ABS, INC.
DEPOSITOR

Sponsor, Seller and Servicer

IndyMac Home Equity Mortgage Loan Asset-Backed Trust, Series 2007-H1
Issuing Entity

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the base prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov (File No. 333-134691). Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the base prospectus if you request it by calling toll-free 1-800-666-2388, Ext. 9519.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, asset-backed securities and the asset pools backing them are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance. As a result, you may commit to purchase securities with characteristics that may change materially, and all or a portion of the securities may not be issued with material characteristics described in these materials. Our obligation to sell securities to you is conditioned on those securities having the material characteristics described in these materials. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities you committed to purchase, and there will be no liability between us as a consequence of the non-delivery. However, unless the class of securities you committed to purchase has been eliminated, we will provide you with revised offering materials and offer you an opportunity to purchase that class, as described in the revised offering materials.

$650,071,000
(Approximate)

INDYMAC ABS, INC.
DEPOSITOR

Sponsor, Seller and Servicer

IndyMac Home Equity Mortgage Loan Asset-Backed Trust, Series 2007-H1
Issuing Entity

Home Equity Mortgage Loan Asset-Backed Notes, Series 2007-H1
Distributions payable on the 25th day of each month or, if the 25th day is not a business day, the next business day, beginning in April 2007.

__________________

     The issuing entity will hold a pool of adjustable rate, first lien and second lien revolving home equity line of credit loans. The issuing entity will issue one class of notes that is offered hereby. In addition to the notes, the issuing entity will also issue three classes of certificates that are not offered hereby.

The notes will have the following characteristics:

Initial
Note Principal	Initial Interest	Summary Interest			Note Ratings
Amount(1)	Rate(2)	Rate Formula(3)	Principal Type	Interest Type	Moody’s	S&P

$650,071,000	[____]%	LIBOR plus [__]%	Senior	Variable Rate	Aaa	AAA
____________
(1)	This balance is approximate, as described in this free writing prospectus.

(2)	Reflects the initial interest rate as of the first payment date.

(3)	Subject to the maximum rate, as described in this free writing prospectus under “Description of the Notes— Interest Payments.”

     The assets of the issuing entity will primarily consist of a pool of adjustable rate, first lien and second lien revolving home equity line of credit loans. Two REMIC elections will be made with respect to the assets of the issuing entity.

     The notes offered by this free writing prospectus have the benefit of a financial guaranty insurance policy from the insurer that will guarantee timely payment of interest and the ultimate payment of principal, as described in this free writing prospectus.

Consider carefully the risk factors beginning on page 14 in this free writing prospectus and on page 6 in the base prospectus.

The notes represent obligations of the issuing entity only and do not represent an interest in or obligation of IndyMac ABS, Inc., IndyMac Bank, F.S.B., or any of their affiliates.

This free writing prospectus may be used to offer and sell the notes only if accompanied by the base prospectus.

     This free writing prospectus and the base prospectus relate only to the offering of the notes and not to the classes of certificates that will be issued by the issuing entity.

Credit enhancement for the notes will consist of:

     • Excess cash flow and overcollateralization as described in this free writing prospectus under “Description of the Notes—Credit Enhancement;” and

     • A financial guaranty insurance policy as described in this free writing prospectus under “The Insurer and the Policy.”

     Neither the sponsor nor the depositor is or is affiliated with a government agency, instrumentality or government sponsored enterprise. The notes are not bank accounts and are not insured by the FDIC or any other governmental entity.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR DETERMINED THAT THIS FREE WRITING PROSPECTUS OR THE BASE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

     On or about March 23, 2007, delivery of the notes offered by this free writing prospectus will be made through the book-entry facilities of The Depository Trust Company, Clearstream Banking Luxembourg and the Euroclear System. See “Description of the Notes—General” in this free writing prospectus and “Description of the Securities—Book-Entry Securities” in the base prospectus.

LEHMAN BROTHERS
DEUTSCHE BANK SECURITIES	INDYMAC SECURITIES CORPORATION

- i -

(continued)

Page
Interest Payments	55
Determination of LIBOR	56
Principal Payments	56
Rapid Amortization Events	58
Sale of HELOCs and Priority of
Payment of Sale Proceeds
Following Rapid Amortization
Event	59
Priority of Payments	60
Deposits to the Collection Account	63
Withdrawals from the Collection
Account	64
Deposits to the Payment Account	65
Investments of Amounts Held in
Accounts	65
Credit Enhancement	65
Allocation of Investor Charge-Off
Amounts	66
Final Scheduled Payment Date	66
Optional Redemption	66
Fees and Expenses	67
YIELD, PREPAYMENT AND
MATURITY CONSIDERATIONS	67
General	67

Page
Effect of Overcollateralization Feature	69
CERTAIN FEDERAL INCOME TAX
CONSIDERATIONS	70
General	70
Tax Treatment of the Notes	70
Penalty Protection	72
STATE TAX CONSIDERATIONS	72
ERISA CONSIDERATIONS	72
General	72
Purchases of the Notes	72
LEGAL INVESTMENT
CONSIDERATIONS	74
LEGAL PROCEEDINGS	74
LEGAL MATTERS	74
RATINGS	74
INDEX OF DEFINED TERMS	76
ANNEX I – STATISTICAL CALCULATION
HELOC POOL INFORMATION	I-1
ANNEX II-A - ASSUMED HELOC
CHARACTERISTICS	II-A-1
ANNEX II-B - NOTE PRINCIPAL
AMOUNT DECREMENT
TABLES	II-B-1

- ii -

Page
BASE PROSPECTUS
IMPORTANT NOTICE ABOUT
INFORMATION IN THIS
PROSPECTUS AND EACH
ACCOMPANYING PROSPECTUS
SUPPLEMENT	5
RISK FACTORS	6
Limited Source of Payments — No
Recourse to Sellers, Depositor or
Servicer	6
Credit Enhancement May Not Be Sufficient
to Protect You from Losses	7
Losses on Balloon Payment Mortgages Are
Borne by You	7
Multifamily Lending	7
Junior Liens	8
Partially Unsecured Loans	9
Home Equity Lines of Credit	9
Nature of Mortgages	10
Your Risk of Loss May Be Higher Than
You Expect If Your Securities Are
Backed by Partially Unsecured Home
Equity Loans	14
Impact of World Events	14
You Could Be Adversely Affected by
Violations of Environmental Laws	14
Ratings of the Securities Do Not Assure
Their Payment	15
Book-Entry Registration	16
Pre-Funding Accounts Will Not Be Used to
Cover Losses on the Loans	16
Unused Amounts on Deposit in Any Pre-
Funding Account Will Be Paid as
Principal to Securityholders	16
Secondary Market for the Securities May
Not Exist	17
Bankruptcy or Insolvency May Affect the
Timing and Amount of Distributions on
the Securities	17
Holders of Original Issue Discount
Securities Are Required to Include
Original Issue Discount in Ordinary
Gross Income as It Accrues	18
The Principal Amount of Securities May
Exceed the Market Value of the Issuing
Entity Assets	18
THE ISSUING ENTITY	20
The Mortgage Loans—General	21
Agency Securities	27
Private Mortgage-Backed Securities	31
Substitution of Issuing Entity Assets	33
Available Information	33
Incorporation of Certain Documents by
Reference; Reports Filed with the SEC	33
Reports to Securityholders	34

- i -

(continued)

- ii -

     Important Notice About Information Presented in this free writing prospectus and the base prospectus

We provide information to you about the notes in two separate documents that progressively provide more detail:

  the base prospectus, which provides general information, some of which may not apply to your series of notes; and

  this free writing prospectus, which describes the specific terms of your series of notes.

     Some of the statements contained in or incorporated by reference in this free writing prospectus and the base prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as “may,” “will,” “should,” “expects,” “believes,” “anticipates,” “estimates,” or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

     The discussion contained in this free writing prospectus as to tax considerations is not intended or written to be used, and cannot be used, for the purpose of avoiding United States Federal income tax penalties. Such discussion is written to support the promotion or marketing of the transactions or matters addressed in this free writing prospectus. Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor.

TRANSACTION OVERVIEW

SUMMARY

  This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of an offering of the notes, read this entire document and the base prospectus carefully.

  While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this free writing prospectus and the base prospectus before making any investment decision.

The Transaction Parties

Issuing Entity

IndyMac Home Equity Mortgage Loan Asset-Backed Trust, Series 2007-H1, a Delaware statutory trust. The issuing entity is also sometimes referred to herein as the “trust” or the “trust fund.”

See “The Issuing Entity” in this free writing prospectus.

Depositor

IndyMac ABS, Inc., a Delaware corporation and a limited purpose finance subsidiary of IndyMac Bank, F.S.B. Its address is 155 North Lake Avenue, Pasadena, California 91101, and its telephone number is (800) 669-2300.

See “The Depositor” in this free writing prospectus.

Sponsor, Seller and Servicer

IndyMac Bank, F.S.B. is a federal savings bank. Its principal executive office is located at 888 East Walnut Street, Pasadena, California 91101-7211, and its telephone number is (800) 669-2300.

See “The Sponsor and Seller” and “Servicing of the HELOCs—The Servicer” in this free writing prospectus.

Originator

IndyMac Bank, F.S.B. originated approximately 80.38% of the statistical calculation HELOC pool, by statistical cut-off date principal balance. IndyMac Bank, F.S.B. is a federal savings bank. Its principal executive office is located at 888 East Walnut Street, Pasadena, California 91101-7211, and its telephone number is (800) 669-2300.

No other originator originated 10% or more of the statistical calculation HELOC pool, by statistical cutoff date principal balance.

See “The Originator” in this free writing prospectus.

Subservicer

Card Management Corporation is an Indiana corporation. Its principal executive office is located at 20 NW First Street, Evansville, Indiana 47708, and its telephone number is (812) 425-0072.

See “Servicing of the HELOCs—Card Management Corporation” in this free writing prospectus.

Indenture Trustee

Deutsche Bank National Trust Company, a national banking association. The corporate trust office of the indenture trustee is located (i) for purposes of note transfers, at DB Services Tennessee, 648 Grassmere Park Road, Nashville, Tennessee 37211-3658, Attention: Transfer Unit and (ii) for all other purposes, at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust Administration IN07H1, and its telephone number is (800) 735-7777.

See “The Indenture Trustee” in this free writing prospectus.

Owner Trustee

Wilmington Trust Company, a Delaware banking corporation with trust powers. The mailing address of the owner trustee is Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration.

See “The Owner Trustee” in this free writing prospectus.

Insurer

Financial Security Assurance Inc. is a monoline insurance company incorporated in 1984 under the laws of the State of New York. The mailing address of the Insurer is 31 West 52nd Street, New York, New York, 10019, and its telephone number is (212) 826-0100.

See “The Insurer and the Policy—The Insurer” in this free writing prospectus.

Rating Agencies

Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., will issue ratings with respect to the notes.

Sale and Servicing Agreement

The sale and servicing agreement between the depositor, the issuing entity, the seller, the servicer and the indenture trustee, under which the depositor will transfer the home equity line of credit loans, or HELOCs, to the issuing entity, the servicer will service the HELOCs and the indenture trustee will hold the loan files.

Indenture

The indenture between the issuing entity and the indenture trustee under which the issuing entity will issue the notes and pledge the HELOCs to the indenture trustee as collateral to secure the repayment of the notes.

The Notes

The notes will have the following characteristics:

Initial
Note Principal	Initial Interest	Summary Interest	Principal		Note Ratings
Amount(1)	Rate(2)	Rate Formula	Type	Interest Type	Moody’s	S&P

$650,071,000	[____]%	LIBOR(3) plus [__]%(4)	Senior	Variable Rate	Aaa	AAA
______________
(1)	This balance is approximate, as described in this free writing prospectus.

(2)	Reflects the initial interest rate for the initial interest accrual period.

(3)	With respect to LIBOR for each interest accrual period other than the initial interest accrual period, LIBOR will be determined in accordance with the procedures set forth under “Description of the Notes— Determination of LIBOR” in this free writing prospectus.

(4)	Subject to the maximum rate, as described in this free writing prospectus under “Description of the Notes— Interest Payments.”

The notes will also have the following additional characteristics:

			Final	Expected
	Delay /	Interest	Scheduled	Final
Record	Accrual	Accrual	Payment	Payment	Minimum	Incremental	CUSIP
Date(1)	Period(2)	Convention	Date(3)	Date(4)	Denominations	Denominations	Number

DD	0 day	Actual/360	July 2037	April 2019	$250,000	$1,000	45669D AA6
______________
(1)	DD = For any payment date, the close of business on the business day immediately before that payment date, or if the notes have been issued in definitive form, the last business day of the preceding calendar month. See “Description of the Notes—Definitive Notes” in this free writing prospectus.

(2)	0 day = For any payment date, the interest accrual period will be the period beginning on the immediately preceding payment date (or the closing date, in the case of the first interest accrual period) and ending on the calendar day immediately before the related payment date.

(3)	The Final Scheduled Payment Date with respect to the notes is the date which is six months after the payment date immediately following the month of the last due date of the latest maturing HELOC.

(4)	The Expected Final Payment Date with respect to the notes is based on an assumed CPR of 40%, and a constant draw rate of 10%.

The Certificates

     In addition to the notes, the trust will also issue the Class B, L and R Certificates. The Class B, L and R Certificates are not being offered by this free writing prospectus. Information provided on the Class B, L and R Certificates is provided for informational purposes only.

     The Class B Certificates will generally be entitled to receive (x) any collections received on the home equity line of credit loans that are allocated to the notes based on the floating allocation percentage remaining after giving effect to all payments due and payable to the noteholders and other secured parties, and (y) a portion of collections received on the home equity lines of credit loans that are not allocated to the notes based on the floating allocation percentage.

     The Class L Certificate will represent the sole residual class in the lower-tier REMIC and will generally be entitled to receive a portion of collections received on the home equity lines of credit loans that are not allocated to the notes based on the floating allocation percentage and will be entitled to receive payments with respect to early termination fees paid by borrowers under the home equity line of credit loans. See “Description of the Notes—Priority of Payments” below.

     The Class R Certificates will represent the sole residual class in the upper-tier REMIC and will not have a principal balance, or an interest rate, or be entitled to receive collections received on the home equity lines of credit loans. See “Certain Federal Income Tax Considerations—General” below.

The HELOCs

The pool will consist of adjustable rate home equity line of credit loans, referred to as “HELOCs” or “home equity lines of credit” in this free writing prospectus, secured by first or second liens on one-to-four-family residential properties, planned unit developments and condominiums. The HELOCs included in the trust have been originated in accordance with the underwriting guidelines of the applicable mortgage loan originator in effect at the time of origination as described herein.

Cut-off Date

The cut-off date for any HELOC delivered to the indenture trustee on the closing date will be March 14, 2007.

Statistical Cut-off Date

The statistical information about the HELOCs contained in this free writing prospectus pertains to the characteristics of the HELOCs as of the statistical cut-off date of February 28, 2007.

Closing Date

On or about March 23, 2007.

Statistical Information

The statistical information presented in this free writing prospectus concerning the HELOCs does not necessarily reflect the actual HELOCs that will be included in the trust as of the closing date.

The statistical information presented in this free writing prospectus relates to a statistical calculation HELOC pool that consists of 8,659 HELOCs having an aggregate stated principal balance of approximately $650,071,585.70 as of the statistical cut-off date, after giving effect to principal payments due on or before that date. The HELOC pool acquired on the closing date is expected to include HELOCs having an aggregate stated principal balance, as of the cut-off date, after giving effect to principal payments due on or before that date, equal to the sum of the initial note principal amount of the notes and any initial overcollateralization, which is expected to be approximately $650,071,585.70.

Statistical Calculation HELOC Pool

Between the statistical cut-off date and the cut-off date, the stated principal balance of the HELOCs described in this free writing prospectus may be reduced through principal payments received on the HELOCs and may be increased by additional draws made on the HELOCs. In addition, HELOCs may be removed from the HELOC pool as a result of incomplete documentation or because they are determined not to meet the eligibility requirements for inclusion in the HELOC pool and any HELOCs that prepay in full prior to the closing date may be removed. In addition, HELOCs may be removed or added to the HELOC pool in order to cause the aggregate stated principal balance of the HELOC pool as of the cut-off date to equal the amount described in the preceding paragraph.

However, the removal of such HELOCs and the addition of HELOCs to the HELOC pool on the closing date is not expected to materially alter the characteristics of the HELOCs described in this free writing prospectus, although the range of mortgage rates and maturities and certain other characteristics of the HELOCs may vary. The depositor believes that the information in this free writing prospectus with respect to the statistical calculation HELOC pool is representative of the characteristics of the HELOC pool as it will be constituted at the closing date, although certain characteristics of the HELOCs in the HELOC pool will vary. Any statistic presented on a weighted average basis or any statistic based on the aggregate stated principal balance or aggregate credit limit of the HELOCs is subject to a variance of plus or minus 5%.

The statistical calculation HELOCs consist of HELOCs with an aggregate stated principal balance of approximately $650,071,585.70 as of the statistical cut-off date, after giving effect to principal payments due on or before that date, and a total credit limit of approximately $779,127,410.00 as of the statistical cut-off date.

As of the statistical cut-off date, the statistical calculation HELOC pool had the following characteristics:

HELOC SUMMARY

		Weighted	Total
	Range or Total	Average	Percentage
Number of HELOCs	8,659	—	—
Range of Outstanding Principal Balances	$2,040.47 to $845,957.45	—	—
Average Outstanding Principal Balance	75,074.67	—	—
Range of Credit Limits	$10,000.00 to $1,000,000.00	—	—
Average Credit Limit	$89,978.91		—
Range of Credit Limit Utilization Rates	10.08% to 105.42%	—	—
Credit Limit Utilization Rate of Pool	83.44%	—	—
Range of Loan Rates	4.000% to 17.000%	8.702%	—
Original Draw Period (in months)	60 to 180	120	—
Original Terms to Maturity (in months)	180 to 360	256	—
Remaining Terms to Maturity (in months)	159 to 358	253	—
Original Combined Loan-to-Value Ratios*	3.18% to 107.00%	83.73%	—
Number of Second Lien HELOCs	8,564	—	98.60%
Geographic Distribution in Excess of 10.00% of the
Total Scheduled Principal Balance:
California	$358,009,581.95	—	55.07%
Credit Scores	577 to 840	713	—
Gross Margins	-1.000% to 8.750%	1.398%	—
Maximum Loan Rates	12.000% to 18.250%	17.968%	—

See “The HELOC Pool” in this free writing prospectus.

* Weighted by credit limit.

Required Repurchases or Substitutions of HELOCs

The seller will make certain representations and warranties relating to the HELOCs pursuant to the sale and servicing agreement, including: (1) at the time of transfer to the trust, the seller has transferred or assigned all of its right, title and interest in each HELOC and the related documents, free of any lien, subject to exceptions; (2) each HELOC was generated under a note or credit line agreement that complied, at the time of origination, in all material respects with applicable state and federal laws including all applicable anti-predatory and anti-abusive lending laws; (3) each loan file contains the documents specified in the sale and servicing agreement; (4) as of March 14, 2007, none of the HELOCs is more than 30 days delinquent; (5) all of the HELOCs were originated or acquired from third parties substantially in accordance with the applicable originator’s underwriting criteria in effect at the time of origination; (6) none of the HELOCs constitute “high cost loans” under applicable anti-predatory and anti-abusive lending laws, (7) none of the mortgaged properties securing the HELOCs is subject to any material damage by waste, fire, earthquake, windstorm, flood or other casualty which is not fully insured by a hazard insurance policy issued by an insurer acceptable under the Fannie Mae Guidelines and (8) any such hazard insurance policy referred to in the preceding clause is in full force and effect and contains a standard mortgagee clause naming the originator and its successors and assigns as loss payee and all premiums due thereon have been paid. With respect to any HELOC, if any of the representations and warranties is breached in any material respect as of the date made and remains uncured for more than 90 days, or if an uncured material document defect exists, the seller will be obligated to either repurchase or substitute for the affected HELOC. The obligation of the seller to accept a retransfer of a defective HELOC through repurchase or substitution is the sole remedy regarding any defects in the HELOC and related documents available to the indenture trustee or the noteholders.

For additional information regarding the repurchase or substitution of a HELOC, see “The HELOC Pool—Representations and Warranties” in this free writing prospectus and “The Agreements—Assignment of Issuing Entity Assets” in the base prospectus.

The Notes

The notes will be issued with the initial approximate characteristics set forth under “The Notes” in the tables on page 5.

The notes represent obligations of the trust, the assets of which will consist of adjustable rate, first and second lien HELOCs having a total principal balance as of March 14, 2007 of approximately $650,071,585.70. Any difference between the total principal amount of the notes on the closing date and the approximate total principal amount of the notes as reflected in this free writing prospectus will not exceed 5%.

The notes will have an approximate total initial principal amount of $650,071,000.

Payments on the Notes

Payment Dates

Principal and interest on the notes will be distributed on the 25th day of each month, beginning in April 2007. However, if the 25th day is not a business day, payments will be made on the next business day after the 25th day of the month.

Record Date

The business day immediately preceding a payment date, or if the notes are no longer book-entry notes, the last business day of the month preceding the month of a payment date.

Denominations

$250,000 and multiples of $1,000 in excess thereof.

Registration of Notes

Book-entry form. Persons acquiring beneficial ownership interests in the notes may elect to hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream, Luxembourg or the Euroclear System, in Europe.

See “Description of the Notes—General” in this free writing prospectus and “Description of the Securities—Book-Entry Securities” in the base prospectus.

Amount available for monthly payment

On each payment date, the indenture trustee will make payments to noteholders. The amounts available for payment will generally include:

  the portion of collections of monthly payments of principal and interest on the HELOCs, including prepayments and other unscheduled collections, allocated to the notes based on the floating allocation percentage, plus amounts from any draws on the financial guaranty insurance policy, minus the amount of principal collections applied to fund additional draws on the HELOCs, allocated to the notes based on the floating allocation percentage, minus fees and expenses of the servicer, the owner trustee and the indenture trustee.

See “Description of the Notes—Interest Payments,” “—Principal Payments” and “Fees and Expenses” in this free writing prospectus.

Priority of Payment

Payments to the noteholders and the insurer on any payment date will be made from amounts available for payment (described above) generally as follows:

  the premium amount payable to the insurer;

  to the noteholders, the interest payment amount with respect to the notes for that payment date;

  to the noteholders, the note principal payment amount for such Payment Date until the note principal amount of the notes has been reduced to zero;

  to the noteholders, as a payment of principal, in the following order, (a) the floating allocation percentage of the charge-off amounts incurred during the preceding collection period and (b) the floating allocation percentage of the charge-off amounts incurred during previous periods that were not subsequently funded, until the note principal amount of the notes has been reduced to zero;

  to the insurer, any reimbursement amount, if any, then due to it;

  to the noteholders, the accelerated principal payment, if any, until the note principal amount of the notes has been reduced to zero;

  to the servicer, to pay certain amounts that may be required to be paid to the servicer (including expenses associated with the transition to any new servicer) and not previously reimbursed pursuant to the sale and servicing agreement;

  to the noteholders to pay current and any previously unreimbursed deferred interest, due to the application of the maximum rate to determine the interest rate on the notes on any payment date, and interest thereon at the note rate (determined for this purpose without regard to the maximum rate); and

  any unreimbursed expenses due and owing to the indenture trustee and the owner trustee and not otherwise previously paid on that payment date.

In addition, the holders of the Class B and Class L Certificates will be entitled to any remaining amounts available for monthly distribution, as described in the sale and servicing agreement and the trust agreement. They will also be entitled to a portion of collections of monthly payments of principal and interest on the HELOCs that are not allocated to the notes based on the floating allocation percentage.

See “Description of the Notes—Priority of Payments” in this free writing prospectus.

Interest Payments

Interest will accrue on the notes at the lesser of (1) the applicable annual rate as described in the table on page 5 and (2) the maximum rate for that payment date.

The maximum rate is a limitation generally based on the amount of interest collections received from HELOCs during the applicable collection period, net of certain fees and expenses of the trust.

For a complete description of the maximum rate and the priority of payment of interest, see “Description of the Notes — Interest Payments” in this free writing prospectus.

Principal Payments

Principal will be paid on the notes on each payment date in reduction of the outstanding note principal amount of the notes in the amounts described herein.

The amount of principal payable with respect to the notes will be determined by the applicable amortization period described below and in accordance with a formula that takes into account the principal collections received on the HELOCs in the HELOC pool each month minus (during the managed amortization period) the floating allocation percentage of the total principal balance of additional draws made by borrowers on the HELOCs for such month plus any excess cash needed to build or maintain certain required levels of overcollateralization for the notes. The terms of the amortization of the notes have been divided into two periods, the managed amortization period and the rapid amortization period, as described in this free writing prospectus.

In addition, prior to the stepdown date or if a trigger event is in effect or a rapid amortization trigger event has occurred, the holders of the notes will receive the floating allocation percentage of all available principal funds. Following the stepdown date unless a trigger event is in effect or a rapid amortization trigger event has occurred, the holders of the notes will receive a specified portion of the floating allocation percentage of available principal funds.

See “Description of the Notes—Principal Payments” in this free writing prospectus.

Enhancement of Likelihood of Payment on the Notes

The payment structure of this securitization includes excess cash flow, overcollateralization, and a financial guaranty insurance policy.

See “Description of the Notes—Credit Enhancement” in this free writing prospectus for a more detailed description of the features of the excess cash flow, overcollateralization, and financial guaranty insurance policy.

Excess Cash Flow; Overcollateralization

The HELOCs owned by the trust bear interest each month that, in the aggregate, is expected to exceed the amount needed to pay monthly interest on the notes and certain fees and expenses of the trust. On each payment date, this “excess cash flow” received from the HELOCs each month will be available as an accelerated payment of principal on the notes to cause the overcollateralization amount to equal the specified overcollateralization amount. The overcollateralization amount on the closing date will be approximately $585.70.

See “Description of the Notes—Credit Enhancement—Excess Cash Flow” and “Description of the Notes—Credit Enhancement—Overcollateralization” in this free writing prospectus.

Allocation of Charge-off Amounts

The floating allocation percentage of charge-off amounts on the HELOCs will be allocated first, to the excess cash flow and second, to the overcollateralization amount.

The Policy

The depositor will obtain a noncancellable financial guaranty insurance policy from the insurer with respect to the notes. The financial guaranty insurance policy will unconditionally and irrevocably guarantee that the indenture trustee will receive timely payments of interest and the ultimate payment of principal on the notes, as described under the heading “The Insurer and the Policy” in this free writing prospectus, and the indenture trustee will receive an amount equal to any overcollateralization deficit on any payment date preceding the final scheduled payment date. The financial guaranty insurance policy will not provide coverage for prepayment interest shortfalls, Relief Act shortfalls, Deferred Interest or any amount required to increase the overcollateralization amount to the specified overcollateralization amount.

See “The Insurer and the Policy” in this free writing prospectus.

Final Scheduled Payment Date

The final scheduled payment date for the notes will be the payment date in July 2037. The final scheduled payment date for the notes is the date which is six months after the payment date immediately following the month of the scheduled maturity of the latest maturing HELOC. The actual final payment date for the notes may be earlier, and could be substantially earlier, than the final scheduled payment date.

Fees and Expenses

Certain fees and expenses payable to the servicer, the indenture trustee, the owner trustee and the insurer will be paid from the assets of the issuing entity prior to distributions to noteholders.

For more information, see “Description of the Notes—Fees and Expenses” and “—Priority of Payments” in this free writing prospectus.

Servicing Fee

The servicer will be paid a monthly fee (referred to as the servicing fee) with respect to each HELOC at a rate of 0.50% per annum (referred to as the servicing fee rate) on the stated principal balance of that HELOC.

Additional Servicing Compensation

The servicer is also entitled to receive additional servicing compensation from late payment fees, assumption fees and other similar charges (excluding early termination fees) and investment income earned on amounts on deposit in certain of the issuing entity’s accounts.

Rapid Amortization Events

A rapid amortization event refers to any of the following events:

(a)	default in the payment of any interest on the notes when the same becomes due and payable or the failure to pay any installment of principal on the notes in accordance with the sale and servicing agreement, and such default or failure continues for a period of two business days, or a failure to pay the entire note principal amount of the notes when the same become due and payable under the indenture or on the final scheduled payment date;

(b)	failure on the part of the trust, the depositor, the seller or the servicer to observe or perform in any material respect any material covenants or agreements set forth in the mortgage loan purchase agreement, the sale and servicing agreement, the indenture or the trust agreement, as applicable, which failure materially and adversely affects the noteholders or the insurer and continues unremedied for a period of 30 days after written notice of such failure shall have been given to the trust, the depositor, the seller or the servicer, as the case may be, by the indenture trustee or the insurer in accordance with the provisions of the indenture;

(c)	the trust or the depositor files a petition to take advantage or otherwise voluntarily commences a case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar statute;

(d)	a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy insolvency or similar law or the appointment of a conservator or receiver or liquidator or other similar official in any bankruptcy, insolvency or similar proceedings for the winding-up or liquidation of its affairs, is entered against the trust or the depositor;

(e)	the trust becomes subject to regulation by the SEC as an investment company within the meaning of the Investment Company Act of 1940, as amended;

(f)	any draw is made under the policy and remains unreimbursed for 90 days;

(g)	the trust loses its status as one or more REMICs and such loss in status results in the imposition of an entity level tax on the trust; or

(h)	the rights and obligations of the servicer under sale and servicing agreement are terminated by the insurer or an event of servicer termination has occurred. See “The Mortgage Loan Purchase Agreement and the Sale and Servicing Agreement—Event of Servicer Termination; Rights Upon Event of Servicer Termination” in this free writing prospectus.

In the case of any event described in clauses (a), (b), (e), (f), (g) or (h) above, a Rapid Amortization Event will be deemed to have occurred only if, after the applicable grace period, if any, described in the sale and servicing agreement, the insurer, or if an insurer default has occurred and is continuing, the indenture trustee or noteholders evidencing more than 50% of the note principal amount of the notes, declare that a rapid amortization event has occurred as of the date of such notice. In the case of an event described in either clause (c) or (d), a rapid amortization event will automatically occur.

If a rapid amortization trigger event occurs with respect to the notes, the insurer (or the indenture trustee in the event of an insurer default) will have the right to sell and liquidate assets of the issuing entity in order to pay off the then aggregate outstanding amount of the notes.

For a description of the remedies available upon the occurrence and during the continuation of a rapid amortization event and the priority of payments of sale proceeds received following the sale of any HELOCs, see “Description of the Notes—Rapid Amortization Events” and “—Sale of HELOCs and Priority of Payment of Sale Proceeds Following Rapid Amortization Event” in this free writing prospectus.

Optional Redemption

On any payment date on or after which the aggregate outstanding principal amount of the notes, prior to giving effect to payments of principal on such payment date, declines to or below 10% of the aggregate principal amount of the notes as of the closing date, the servicer will have the option to purchase from the trust all remaining HELOCs, subject to certain conditions, including the consent of insurer if (a) the redemption would result in a draw under the financial guaranty insurance policy or (b) reimbursement amounts would remain due to the insurer under the insurance agreement. If the servicer exercises its option to purchase the HELOCs, the notes will be redeemed and you will receive a final payment of principal on such payment date.

See “Description of the Notes—Optional Redemption” in this free writing prospectus.

Tax Status

The trust will elect to treat all or a portion of the trust assets as two REMICs for federal income tax purposes. Each of the notes and the Class B Certificates will represent ownership of “regular interests” in the upper-tier REMIC. The Class L and R Certificates will be designated as the sole class of “residual interest” in the lower-tier REMIC and upper-tier REMIC, respectively.

See “Certain Federal Income Tax Considerations” in this free writing prospectus and “Material Federal Income Tax Consequences” in the base prospectus for additional information concerning the application of federal income tax laws to the notes.

ERISA Considerations

Subject to the considerations and conditions described under “ERISA Considerations” in this free writing prospectus and the base prospectus, the notes may be purchased and transferred to employee benefit plans or other retirement plans or arrangements subject to the Employee Retirement Income Security Act of 1974, as amended, or to Section 4975 of the Internal Revenue Code of 1986, as amended.

See “ERISA Considerations” in this free writing prospectus and in the base prospectus for a more complete discussion of these issues.

Legal Investment Considerations

The notes will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

There are other restrictions on the ability of certain types of investors to purchase the notes that prospective investors should also consider.

See “Legal Investment Considerations” in this free writing prospectus and “Legal Investment” in the base prospectus.

Ratings of the Notes

The notes will initially have the ratings from Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. set forth in the table on page 5.

  The ratings are not recommendations to buy, sell or hold these notes. A rating may be changed or withdrawn at any time by the assigning rating agency.

  The ratings do not address the possibility that, as a result of principal prepayments, the yield on your notes may be lower than anticipated.

  The ratings do not address the payment of any deferred interest with respect to these notes.

  The rating on the notes depends primarily on the claims paying ability of the insurer.

See “Ratings” in this free writing prospectus for a more complete discussion of the note ratings.

RISK FACTORS

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the notes. You should also carefully consider the information under “Risk Factors” beginning on page 6 in the base prospectus.

You may have difficulty selling your notes

     The underwriters intend to make a secondary market in the notes purchased by them, but the underwriters have no obligation to do so. We cannot assure you that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your notes readily or at prices that will enable you to realize your desired yield. The market values of the notes are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

     The secondary markets for mortgage backed and asset backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities, especially those that are sensitive to prepayment, credit or interest rate risk or that have been structured to meet the investment requirements of limited categories of investors.

Cash flow limited in early years of HELOCs

     Each HELOC in the statistical calculation HELOC pool has a draw period that lasts for the first 5 to 15 years and substantially all have a repayment term for the last 10, 15 or 20 years of the term (as more fully described in this free writing prospectus). No principal or a minimal amount of principal is due during the draw period although a borrower may voluntarily make a principal payment. Monthly principal payments during the repayment period are required in amounts that will evenly amortize the amount outstanding at the commencement of the repayment period over the remaining term of the HELOC. Collections on the HELOCs may also vary due to seasonal purchasing and payment habits of borrowers. As a result there may be limited collections available to make payments to you and you may receive payments of principal more slowly than anticipated.

Delays in payment on your notes may result because the servicer is not required to advance

     The servicer is not obligated to advance scheduled monthly payments of interest or principal on HELOCs that are delinquent or in default. As a result, noteholders will not receive a regular stream of payments from HELOCs that become delinquent or go into default. The rate of delinquency and default of second lien HELOCs may be greater than that of mortgage loans secured by first liens on comparable properties.

The servicer has limited ability to change the terms of the HELOCs.

     The servicer may agree to changes in the terms of a HELOC under the circumstances and subject to the limitations and conditions set forth under “Servicing of the HELOCS—Modification of the HELOCs” below. Any increase in the credit limit related to a HELOC could increase the combined loan-to-value ratio or loan-to-value ratio, as applicable, of that HELOC and, accordingly, may increase the likelihood and could increase the severity of loss in the event of a default under that HELOC. In addition, any reduction in the loan rate of a HELOC could reduce the excess cash flow available to absorb charge-offs and to build or maintain the specified overcollateralization amount.

Modification of HELOCs by the servicer may adversely affect your yield

     The servicer will have the right to modify any HELOC in lieu of the borrower refinancing if it purchases the HELOC from the issuing entity. Modifications may include, but are not limited to, interest rate reductions. The servicer may identify borrowers who are likely to refinance and inform them of the alternative of a modification. Generally, borrowers that are informed of this option choose it. The proceeds of any such repurchases will be treated as prepayments in full of the applicable HELOCs and will have the same effect on the yields on the notes as prepayments in full.

     See “Servicing of the HELOCs—Certain Modifications and Refinancings” in this free writing prospectus.

Interest payable on the notes and interest payable on the HELOCs differ

     Interest payable on the HELOCs may be insufficient to pay interest on the notes, which accrues on the basis of LIBOR plus the applicable margin set forth in the table on page 5, subject to a maximum rate based in part on the interest rates on the HELOCs. Interest payable on the HELOCs will accrue at a variable rate based on the prime rate plus a designated margin, subject to maximum limitations on adjustments. As a result, the notes may accrue less interest than they would accrue if the interest rate on the notes were based solely on LIBOR plus the applicable margin set forth in the table on page 5.

     If the sum of LIBOR plus the applicable margin set forth in the table on page 5 exceeds the maximum rate of interest allowed on the notes, such shortfalls will be paid to the related noteholders only if amounts are available for such payment on a subsequent payment date and at a lower priority than interest is normally paid to those noteholders. Such shortfalls will not be guaranteed by the insurer.

     LIBOR and the prime rate may not respond to the same economic factors and there is not necessarily a correlation between them. Any reduction in the spread between LIBOR and the prime rate will also reduce the amount of interest receipts on the HELOCs that would be available to absorb charge-offs. In that event, if the overcollateralization were depleted and the insurer failed to perform under the policy, you would experience a loss.

Ratings on notes based primarily on claims paying ability of the insurer

     The rating on the notes depends primarily on the claims paying ability of the insurer. Therefore, a reduction in the financial strength rating of the insurer may result in a corresponding reduction in the credit ratings assigned to the notes. A reduction in the credit rating assigned to the notes would reduce the market value of the notes and may affect your ability to sell them. The insurer does not guarantee the market value of the notes, or the credit ratings assigned to them.

     See “Ratings” in this free writing prospectus.

Limited information regarding prepayment history

     All of the HELOCs may be prepaid in whole or in part at any time. Neither the seller nor the servicer is aware of any publicly available studies or statistics on the rate of prepayment of HELOCs. HELOCs usually are not viewed by borrowers as permanent financing and may experience a higher rate of prepayment than traditional mortgage loans. The trust’s prepayment experience may be affected by a wide variety of factors, including:

  general economic conditions;

  interest rates;

  the availability of alternative financing;

  homeowner mobility; and

  changes affecting the ability to deduct interest payments on HELOCs for federal income tax purposes.

     Prepayments on the HELOCs will result in earlier payments of principal on your notes. In addition, substantially all of the statistical calculation HELOCs contain due-on-sale provisions, which may affect the rate of prepayment.

     See “Yield, Maturity and Prepayment Considerations” in this free writing prospectus.

Yield to maturity of notes may be affected by repurchases

     The yield to maturity of the notes may be affected by certain repurchase requirements. The seller will be required to purchase HELOCs from the trust in the event certain breaches of representations and warranties made by it have not been cured. These purchases will have the same effect on the noteholders as a prepayment of the HELOCs.

Relocation of the servicer’s default management services may result in increased delinquencies and defaults which may adversely affect the yield on the notes

     The servicer intends to relocate its default management, collections, and loss mitigation functions from Pasadena, California to Texas in 2007. Fewer than 70 of the servicer’s employees will be affected by this relocation. Although certain of these employees will be offered the opportunity to relocate, the servicer expects that a substantial number of these employees may elect not to do so.

     If a substantial number of employees in default management services resign prior to the relocation or elect not to relocate, the servicer’s collection and default management processes may be disrupted which may result in an increase in delinquencies and defaults. Although any increase in delinquencies and defaults is expected to be temporary, there can be no assurance as to the duration or severity of any disruption in the collection and default management processes or as to the resulting effects on the yield of the notes. In an attempt to mitigate any disruptions from these processes, the servicer will continue to provide default management services from its current offices in Pasadena, California until the relocation of those services to Texas has been completed and the default management, collections, and loss mitigation functions in the new site are fully operational.

Inability to Replace Servicer Could Affect Collections and Recoveries on the HELOCs

     The structure of the servicing fee might affect the ability to find a replacement servicer. Although the indenture trustee is required to replace the servicer if the servicer is terminated or resigns, if the indenture trustee is unwilling or unable to appoint a replacement servicer, there would likely be significant delays in collecting payments from borrowers. Because the servicing fee is structured as a percentage of the principal balance of each HELOC, it may be difficult to replace the servicer at a time when the balance of the HELOCs has been significantly reduced because the fee may be insufficient to cover the costs associated with servicing the HELOCs and related REO properties remaining in the pool. The performance of the HELOCs may be negatively impacted, beyond the expected transition period during a servicing transfer, if a replacement servicer is not retained within a reasonable amount time.

Consequences of owning book-entry notes

     Issuance of the notes in book-entry form may reduce the liquidity of the notes in the secondary trading market since investors may be unwilling to purchase securities for which they cannot obtain physical notes.

     Since transactions in the notes can be effected only through DTC, Clearstream, Euroclear, participating organizations, indirect participants and banks, your ability to pledge your notes to persons or entities that do not participate in the DTC, Clearstream or Euroclear systems or otherwise to take actions in respect of the notes, may be limited due to lack of a physical security representing the notes.

     As a beneficial owner, you may experience some delay in your receipt of payments of interest on and principal of your notes since payments will be forwarded by the indenture trustee to DTC and DTC will credit payments to the accounts of its participants which will credit them to the accounts of the beneficial owners either directly or indirectly through indirect participants.

     See “Description of the Notes—General” in this free writing prospectus and “Description of the Securities—Book-Entry Securities” in the base prospectus.

An optional redemption may adversely affect the yield on the notes

     On any payment date on or after which the outstanding principal amount of the notes, prior to giving effect to payments of principal on such payment date, is reduced to an amount less than or equal to 10% of the outstanding principal amount of the notes on the closing date, the servicer or its assignee may purchase all of the HELOCs and thereby cause a termination of the underlying trust. See “Description of the Notes—Optional Redemption” in this free writing prospectus. If this event happens, it will have the same effect as if all of the remaining borrowers made prepayments in full. Notes purchased at a premium could be adversely affected by such an optional redemption.

     See “Yield, Maturity and Prepayment Considerations” in this free writing prospectus.

The obligations of the seller, the depositor and the servicer are limited

     None of the seller, the depositor, the indenture trustee or the servicer is obligated to make any payments of principal or interest on the notes. The only obligation of the seller to make any payment in respect of the HELOCs is the seller’s obligation to repurchase from the trust those HELOCs with respect to which there is a defect in the documentation or for which there is a material breach of its representations and warranties. There is no guarantee, however, that the seller will have the financial ability to repurchase any of those HELOCs.

Increased risk of loss as a result of the amortization lockout period of the HELOCs

     The HELOCs in the statistical calculation HELOC pool require no principal payments or minimal principal payments during the first 5 to 15 years following origination, and substantially all of the HELOCs in the statistical calculation HELOC pool require repayment of the principal balance outstanding at the commencement of the repayment period over the remaining term in equal monthly installments. HELOCs with terms like these pose a special payment risk because the borrower must start making substantially higher monthly payments at the start of the repayment period. If the borrower is unable to make such increased payments, the borrower may default. You may suffer a loss if the collateral for such HELOC, and the other forms of credit enhancement, are insufficient or unavailable to cover the loss and the insurer fails to perform under the insurance policy.

The incurrence of additional debt by borrowers could increase your risk

     With respect to HELOCs that were used for debt consolidation, there can be no assurance that the borrower will not incur further debt. This reloading of debt could impair the ability of borrowers to service their debts, which in turn could result in higher rates of delinquency and loss on the HELOCs.

     See “Description of the HELOCs” in this free writing prospectus.

Negative amortization on first lien mortgage loans could increase your risk

     Approximately 24.13% of the HELOCs in the statistical calculation HELOC pool, by statistical cut-off date principal balance, are second lien HELOCs junior to a first lien mortgage on the related mortgaged properties that permit negative amortization. To the extent the payment option under any of these first lien mortgage loans selected by the related borrower from time to time increases the principal balance of that loan, the combined loan-to-value of the related HELOC will be increased and the portion of the value of the related mortgaged property available to repay the related HELOC will be reduced in the event of a default on the related HELOC.

     See “Description of the HELOCs” in this free writing prospectus.

Insolvency may affect the timing and amount of distributions on the notes

     The transfer of the HELOCs by the seller to the depositor will be characterized in the mortgage loan purchase agreement as a sale transaction. Nevertheless, in the event of insolvency of the seller, the Federal Deposit Insurance Corporation (“FDIC”), as conservator or receiver, could attempt to recharacterize the sale of the HELOCs to the depositor as a borrowing secured by a pledge of the HELOCs. If such an attempt to recharacterize the transfer of the HELOCs were to be successful, the FDIC could elect to accelerate payment of the notes and liquidate the HELOCs, with the holders of the notes entitled to no more than the outstanding principal balance, if any, of the notes, together with interest thereon at the note rate. In the event of an acceleration of the notes, the holders of the notes would lose the right to future payments of interest, might suffer reinvestment losses in a lower interest rate environment and may fail to recover their initial investment. Further, with respect to an acceleration by the FDIC, interest may be payable only through the date of appointment of the FDIC as conservator or receiver. The FDIC has a reasonable period of time (which it has stated will generally not exceed 180 days after the date of its appointment) to elect to accelerate payment. Whether or not an acceleration takes place, delays in payments on the notes and possible reductions in the amount of such payments could occur. For a further discussion see “Certain Regulatory Matters Related to Banks—Certain Matters Relating to Conservatorship and Receivership” in this free writing prospectus.

Developments in certain states could have a disproportionate effect on the pool of HELOCs due to geographic concentration of mortgaged properties

     The chart entitled “Geographic Distribution” presented in Annex I to this free writing prospectus lists the states with the highest concentrations of statistical calculation HELOCs. Because of the relative geographic concentration of the mortgaged properties within certain states, losses on the HELOCs may be higher than would be the case if the mortgaged properties were more geographically diversified. For example, some of the mortgaged properties may be more susceptible to certain types of special hazards, such as earthquakes, hurricanes, floods, wildfires and other natural disasters and major civil disturbances, than residential properties located in other parts of the country.

     Economic conditions in states with high concentrations of HELOCs may affect the ability of borrowers in those states to repay their loans on time. Changes in economic conditions and declines in the residential real estate market in states with high concentrations of HELOCs may reduce the values of properties located in those states, which would result in an increase in the loan-to-value ratios. Conversely, other changes in economic conditions and increases in the market values of properties located in states with high concentrations of HELOCs would reduce the loan-to-value ratios and could therefore make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the HELOCs.

     Approximately 55.07% of the aggregate stated principal balance of the HELOCs in the statistical calculation HELOC pool are secured by mortgaged properties located in California. Properties in California may be more susceptible than homes located in other parts of the country to some types of uninsured hazards, such as earthquakes, mudslides, hurricanes, floods, wildfires and eruptions, and civil disturbances such as riots. Since 2001, California has experienced intermittent energy shortages that have resulted in unpredictable rolling blackouts and higher energy costs. This potential crisis could someday spread to other states and affect the entire nation. In addition, recently the cost of crude oil reached record highs. These higher energy and fuel costs could reduce the amount of money that the affected obligors have available to make monthly payments. Higher energy costs and blackouts could also cause business disruptions, which could cause unemployment and an economic downturn. Such obligors could potentially become delinquent in making monthly payments or default if they were unable to make payments due to increased energy or fuel bills or unemployment. The trust’s ability to make payments on the notes could be adversely affected if the related obligors were unable to make timely payments. The depositor cannot predict whether, or to what extent or for how long, such events may occur.

     In addition, California has imposed legal limits on the remedies of a secured lender in the event that the proceeds of any sale under a deed of trust or other foreclosure proceedings are insufficient to pay amounts owed to that secured lender. In California, if a lender simultaneously originates a loan secured by a senior lien on a particular property and a loan secured by a junior lien on the same property, that lender as the holder of the junior lien may be precluded from obtaining a deficiency judgment with respect to the excess of the aggregate amount owed under both the senior and junior loans, over the proceeds of sale under a deed of trust or other foreclosure proceedings. This anti-deficiency law, therefore, is likely to result in increases of losses in the event the borrowers default on the related HELOCs because mortgages and deeds of trust securing such HELOCs are primarily junior liens.

     There will be variations in the HELOCs from the characteristics described in this free writing prospectus

     The pool of HELOCs used to derive the statistical information herein includes HELOCs the characteristics of which will vary from the specific characteristics reflected in the final pool of HELOCs, although the extent of such variance is not expected to be material. A detailed description of the HELOCs actually delivered on the closing date will be filed with the Securities and Exchange Commission by the depositor on Form 8-K within four business days of the closing date.

Notes may not be appropriate for certain investors

     The notes may not be an appropriate investment for investors who do not have sufficient resources or expertise to evaluate the particular characteristics of the notes. This may be the case because, among other things:

  the yield to maturity of the notes will be sensitive to the uncertain rate and timing of principal prepayments on the HELOCs;

  the rate of principal distributions on and the weighted average lives of the notes will be sensitive to the uncertain rate and timing of principal prepayments on the HELOCs and the priority of principal distributions on the notes. Accordingly, the notes may be an inappropriate investment if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions;

  you may not be able to reinvest amounts distributed in respect of principal on a note (which, in general, are expected to be greater during periods of relatively low interest rates) at a rate at least as high as the note rate applicable to your note; or

  a secondary market for the notes may not develop or provide noteholders with liquidity of investment.

     You should also carefully consider the further risks discussed above and under the heading “Yield, Prepayment and Maturity Considerations” in this free writing prospectus and under the heading “Risk Factors” in the base prospectus.

Notes are obligations only of the issuing entity

     The notes will not represent an ownership interest in or obligation of any entity except for the obligations of the seller pursuant to certain limited representations and warranties made with respect to the HELOCs and of the servicer with respect to its servicing obligations under the sale and servicing agreement (including the limited obligation to make certain monthly advances). Neither the notes nor the underlying HELOCs will be guaranteed or insured by any governmental agency or instrumentality. The notes are not bank accounts and are not insured by the FDIC. Proceeds of the assets included in the trust fund (including the HELOCs and any payments received under the financial guaranty insurance policy) will be the sole source of payments on the notes. You will not be able to receive money from any entity in the event that such proceeds are not enough to make all payments provided for under the notes.

     For a discussion of additional risks pertaining to the notes, see “Risk Factors” in the base prospectus.

Impact of terrorist attacks

     The economic impact of the United States’ military operations in Iraq, Afghanistan and other parts of the world, as well as the possibility of terrorist attacks, domestically or abroad, is uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity. No assurance can be given as to the effect of these events on consumer confidence and the performance of the HELOCs. Any adverse impact resulting from these events would be borne by the holders of the notes. United States military operations may also increase the likelihood of shortfalls under the Servicemembers Civil Relief Act and similar state and local laws, including in the State of California.

     For a further discussion see “Certain Legal Aspects of the Mortgage Loans—Servicemembers Civil Relief Act” and “Risk Factors—Impact of World Events” in the base prospectus.

Credit scores may not accurately predict the performance of the HELOCs

     Credit scores are obtained by many lenders, including IndyMac Bank, in connection with HELOC applications to help them assess a borrower’s creditworthiness. Credit scores are generated by models developed by a third party which analyzes data on consumers in order to establish patterns which are believed to be indicative of the borrower’s probability of default over a two-year period. The credit score is based on a borrower’s historical credit data, including, among other things, payment history, delinquencies on indebtedness, levels of outstanding indebtedness, length of credit history, types of credit and bankruptcy experience. Credit scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender (i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score). Lenders have varying ways of analyzing credit scores and, as a result, the analysis of credit scores across the industry is not consistent. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two year period, which does not correspond to the life of a HELOC. Furthermore, credit scores were not developed specifically for use in connection with HELOCs, but for consumer loans in general, and assess only the borrower’s past credit history. Therefore, a credit score does not take into consideration the effect of HELOC characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related HELOCs.

Violation of various federal and state laws may result in losses on the HELOCs

     Applicable state laws generally regulate interest rates and other charges, require certain disclosure and require licensing of the seller to the extent any of these laws are not preempted by federal law. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the HELOCs. The HELOCs are also subject to federal laws, including:

  the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the HELOCs;

  the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

  the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience;

  the Depository Institutions Deregulation and Monetary Control Act of 1980, which preempts certain state usury laws; and

  the Alternative Mortgage Transaction Parity Act of 1982, which preempts certain state lending laws which regulate alternative mortgage transactions.

     Violations of certain provisions of these federal and state laws may limit the ability of the servicer to collect all or part of the principal of or interest on the HELOCs and in addition could subject the trust to damages and administrative enforcement. In particular, the seller’s failure to comply with certain requirements of the Federal

Truth-in-Lending Act, as implemented by Regulation Z, could subject the trust to monetary penalties, and result in the borrowers’ rescinding the HELOCs against the trust. In addition to federal law, some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in HELOCs that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the HELOCs and restrict the servicer’s ability to foreclose in response to the mortgagor’s default. The seller’s failure to comply with these laws could subject the trust to significant monetary penalties, could result in the borrowers rescinding any affected HELOCs whether held by the trust or a subsequent holder of such HELOCs and/or limit the servicer’s ability to foreclose upon the related mortgaged property in the event of a mortgagor’s default. See “Certain Legal Aspects of the Mortgage Loans—Anti-Deficiency Legislation and Other Limitations on Lenders” in the base prospectus.

     The seller will represent that as of the closing date, each HELOC is in compliance with applicable federal and state laws and regulations. The seller will also represent that none of the HELOCs are subject to the Home Ownership and Equity Protection Act and its implementing regulations nor have any of the mortgagors been required to purchase single-premium credit life insurance in connection with the origination of the related HELOC. In the event of a breach of such representation, the seller will be obligated to cure such breach or repurchase or replace the affected HELOC in the manner described in the base prospectus. If the seller is unable or otherwise fails to satisfy such obligations, the yield on the notes may be materially and adversely affected.

     Under the anti-predatory lending laws of some states or local ordinances, the mortgagor is required to meet a net tangible benefits test in connection with the origination of the related HELOC and to comply with other disclosure requirements and restrictions. This test may be highly subjective and open to interpretation. As a result, a court may determine that a HELOC does not meet the test or any of these other requirements even if an originator reasonably believed that the test was satisfied. Any determination by a court that a HELOC does not meet the test will result in a violation of the state anti-predatory lending law and impose liability on the originator or assignees of the HELOCs including the issuing entity, in which case the seller will be required to purchase such HELOC from the trust.

Violation of environmental laws or the existence of hazards may result in losses to the trust

     Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. In certain circumstances, these laws and regulations impose obligations on owners or operators of residential properties such as those that secure the HELOCs. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust as owner of the related property.

     In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage. Further, a mortgage lender may be held liable as an “owner” or “operator” for costs associated with the release of petroleum from an underground storage tank under certain circumstances. If the trust is considered the owner or operator of a property, it may suffer losses as a result of any liability imposed for environmental hazards on the property. For further discussion see “Certain Legal Aspects of the Mortgage Loans—Environmental Risks” in the base prospectus.

Recent developments in the residential mortgage market may adversely affect the performance and market value of the notes

     Recently, the residential mortgage market in the United States has experienced a variety of difficulties and economic conditions that may adversely affect the performance of the mortgage loans. Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months, and may continue to increase, particularly in the sub-prime sector. Housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation. Decreasing or static housing prices will increase delinquencies and losses on the mortgage loans relative to delinquencies and losses when housing prices are increasing.

     In periods when the applicable index is increasing, the monthly payments for borrowers with adjustable rate mortgage loans will increase on each payment date. Delinquency rates may increase when monthly payments on the mortgage loans increase.

     Borrowers seeking to avoid these increased monthly payments by refinancing their mortgage loans may no longer be able to find available replacement loans at comparably low interest rates. A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance. For mortgage loans with prepayment penalties, the amount of the prepayment penalty will increase the cost of refinancing. Borrowers who intend to sell their homes on or before the expiration of the fixed rate periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans. These events, alone or in combination, may contribute to higher delinquency rates.

THE HELOC POOL

General

     The depositor will purchase home equity lines of credit included in the pool transferred on the Closing Date (the “HELOCs“) from IndyMac Bank, F.S.B. (“IndyMac Bank”) pursuant to a mortgage loan purchase agreement (“mortgage loan purchase agreement”), dated as of the Cut-off Date, between IndyMac Bank and the depositor. The trust will purchase the same HELOCs from the depositor pursuant to a sale and servicing agreement (“sale and servicing agreement”), dated as of the Cut-off Date, among IndyMac Bank, as seller and servicer, the depositor, the trust and the indenture trustee, and, pursuant to the indenture, will pledge the same HELOCs to the indenture trustee for the benefit of holders of the notes and the insurer. The HELOCs are expected to have an aggregate Stated Principal Balance as of the Cut-off Date of approximately $650,071,585.70. The HELOCs will have been acquired or originated by the seller in the normal course of its business.

     Under the sale and servicing agreement, the seller will make certain representations, warranties and covenants to the depositor and the trust relating to, among other things, certain characteristics of the HELOCs and, subject to the limitations described below under “—Assignment of HELOCs,” will be obligated to repurchase or substitute a similar HELOC for any HELOC as to which there exists deficient documentation or an uncured breach of any representation, warranty or covenant if the breach of representation, warranty or covenant materially and adversely affects the interests of the noteholders or the insurer in that HELOC. Under the indenture, the trust will assign all its right, title and interest in and to the representations, warranties and covenants (including the seller’s repurchase obligation) to the indenture trustee for the benefit of the noteholders or the insurer. The depositor will make no representations or warranties with respect to the HELOCs and will have no obligation to repurchase or substitute HELOCs with deficient documentation or which are otherwise defective. IndyMac Bank will sell the HELOCs without recourse and will have no obligation with respect to the notes in its capacity as seller other than the repurchase or substitution obligations described above and in “—Representations and Warranties” below. The obligations of IndyMac Bank, as servicer, with respect to the notes will be limited to the servicer’s contractual servicing obligations under the sale and servicing agreement.

HELOC Statistics

     Certain information with respect to the HELOCs in the statistical calculation HELOC pool is set forth herein (such HELOCs, the “Statistical Calculation HELOCs”). Between the Statistical Cut-off Date and the Cutoff Date, the stated principal balance of the Statistical Calculation HELOCs described in this free writing prospectus may be reduced through principal payments received on the Statistical Calculation HELOCs and may be increased by additional draws made on the Statistical Calculation HELOCs. In addition, Statistical Calculation HELOCs may be removed from the HELOC pool as a result of incomplete documentation or because they are determined not to meet the eligibility requirements for inclusion in the HELOC pool and any Statistical Calculation HELOCs that prepay in full prior to the closing date may be removed. In addition, Statistical Calculation HELOCs may be removed or added to the HELOC pool in order to cause the aggregate stated principal balance of the HELOC pool as of the Cut-off Date to equal the sum of the initial Note Principal Amount of the Notes and any initial overcollateralization, which is expected to be approximately $650,071,585.70.

     However, the removal of such HELOCs and the addition of HELOCs to the HELOC pool on the closing date will not materially alter the characteristics of the HELOCs described in this free writing prospectus, although the range of mortgage rates and maturities and certain other characteristics of the HELOCs may vary. The depositor believes that the information in this free writing prospectus with respect to the statistical calculation HELOC pool is representative of the characteristics of the HELOC pool as it will be constituted at the closing date, although certain characteristics of the HELOCs in the HELOC pool will vary. Any statistic presented on a weighted average basis or any statistic based on the aggregate stated principal balance or aggregate credit limit of the HELOCs is subject to a variance of plus or minus 5%.

     Unless otherwise indicated, information presented below expressed as a percentage (other than rates of interest) are approximate percentages based on the outstanding stated principal balances of the Statistical Calculation HELOCs as of the Statistical Cut-off Date, which are referred to as the “Statistical Cut-Off Date Principal Balances”.

     For a further description of the pool of HELOCs being delivered, see “The Issuing Entity—The Mortgage Loans—General—Additional Information” in the base prospectus.

     Approximately 80.38% of the statistical calculation HELOCs, by Statistical Cut-off Date Principal Balance, were originated by the seller and the remainder of the HELOCs were originated by other unaffiliated originators and purchased by the seller. All of the HELOCs in the pool will have been originated under mortgage loan agreements and disclosure statements (the “Credit Line Agreements”) and are secured by mortgages or deeds of trust, which are primarily first and second mortgages or second deeds of trust, on mortgaged properties. The mortgaged properties securing the HELOCs will consist primarily of residential properties that are one- to four-family properties, planned unit developments and condominiums. The HELOCs will have been underwritten in accordance with the underwriting guidelines of the applicable mortgage loan originator in effect at the time of origination. Current applicable underwriting standards of the seller are described under “Underwriting and Credit Criteria” in this free writing prospectus.

     In the information that follows, weighted average percentages are based upon the principal balances of the statistical calculation HELOC pool as of the Statistical Cut-off Date.

     The statistical calculation HELOC pool as of the Statistical Cut-off Date included a total of 8,659 HELOCs with an aggregate pool balance of approximately $650,071,585.70. As of the Statistical Cut-off Date, the average stated principal balance was approximately $75,074.67, the minimum principal balance was approximately $2,040.47, the maximum principal balance was approximately $845,957.45, the minimum loan rate and the maximum loan rate were approximately 4.000% and 17.000% per annum, respectively, and the weighted average loan rate was approximately 8.702% per annum. As of the Statistical Cut-off Date, the credit limit utilization rate was approximately 83.44%, the minimum credit limit utilization rate was approximately 10.08% and the maximum credit limit utilization rate was approximately 105.42% . The credit limit utilization rate is determined by dividing the principal balance of a HELOC by the credit limit of the related Credit Line Agreement. The weighted average original combined loan-to-value ratio of the statistical calculation HELOCs was approximately 83.73% (weighted by credit limit).

     As of the Statistical Cut-off Date, 0.58% of the statistical calculation HELOC pool had a combined loan to value ratio greater than 100%.

     The “combined loan-to-value ratio“ or “CLTV“ of a HELOC at any given time is a fraction, expressed as a percentage, (x) the numerator of which is the sum of (i) the credit limit of that HELOC at the date of determination, and (ii) the original unpaid principal balance of any mortgage loan on the related mortgaged property that was senior to that HELOC as of the date of origination of that HELOC and (y) the denominator of which is (i) in the case of a purchase, the lesser of the selling price of the mortgaged property or its appraised value at the time of sale, or (ii) in the case of a refinance, the appraised value of the mortgaged property at the time of the refinance.

     In addition, as of the Statistical Cut-off Date, 24.13% of the statistical calculation HELOCs were second lien HELOCs that were junior to a first lien mortgage loan on the related mortgaged property that permits negative amortization. These first lien mortgage loans permit the maximum principal balance of the mortgage loan to increase to a specified percentage in excess of the original principal balance of that mortgage loan. See the tables “Negatively Amortizing First Liens” and “Maximum Combined Loan-to-Value Ratios” in Annex I to this free writing prospectus.

     No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal date. If residential real estate values generally or in a particular geographic area decline, the combined loan-to-value ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the HELOCs.

     All of the HELOCs will provide for a fifteen (15) day grace period for monthly payments. Borrowers may elect for monthly payments to be deducted automatically from deposit accounts and may make payments by various means, including online transfers, phone payment and Western Union Quick Check, although an additional fee may be charged for these payment methods. A scheduled monthly payment with respect to a HELOC is generally considered “delinquent” if the mortgagor fails to make the scheduled monthly payment prior to the due date occurring immediately after the due date on which the scheduled monthly payment was originally due.

     As of the Statistical Cut-off Date, 0.03% of the statistical calculation HELOCs were 30 days delinquent in payment of principal and interest and none were greater than 30 days delinquent in payment of principal and interest, 0.25% of the statistical calculation HELOCs had been 30 to 59 days delinquent in payment of principal and interest in the last 12 months, and none of the statistical calculation HELOCs had been 60 days or more delinquent in payment of principal and interest in the last 12 months.

     The mortgagors may prepay their mortgage loans at any time without paying a prepayment penalty. For 66.39% of the statistical calculation HELOCs, by Statistical Cut-off Date Principal Balance, an early termination fee may be owed in connection with a termination of the related Credit Line Agreement within a specified period following its origination. The holders of the Class L Certificates will be entitled to all early termination fees received on the HELOCs, and those amounts will not be available for distribution on the notes. Under certain circumstances, as described in the sale and servicing agreement, the servicer may waive the payment of any otherwise applicable early termination fee.

     Each statistical calculation HELOC was originated on or after April 22, 2003 and no statistical calculation HELOC was originated after February 26, 2007. The earliest stated maturity date of any statistical calculation HELOC is May 1, 2020, and the latest stated maturity date of any HELOC is December 28, 2036.

     The interest rate on each HELOC is indexed to the “Prime Rate” as published in the “Money Rates” table of the Wall Street Journal.

     The statistical calculation HELOCs have the characteristics, as of the Statistical Cut-off Date, set forth in Annex I of this free writing prospectus (the sum in any column may not equal the total indicated due to rounding). The depositor believes that the information set forth in this free writing prospectus and in Annex I with respect to the statistical calculation HELOCs will be representative of the characteristics of the HELOC pool as it will be constituted at the time the notes are issued, although the range of loan rates and maturities and certain other characteristics of the HELOCs will vary.

     See Annex I to this free writing prospectus.

Representation and Warranties

     The seller will make representations and warranties as to the accuracy in all material respects of information furnished to the indenture trustee and the issuing entity with respect to each HELOC. In addition, the seller will represent and warrant, on the Closing Date, with respect to each HELOC that, among other things: (1) at the time of transfer to the trust, the seller has transferred or assigned all of its right, title and interest in each HELOC and the related documents, free of any lien, subject to exceptions; (2) each HELOC was generated under a note or Credit Line Agreement that complied, at the time of origination, in all material respects with applicable state and federal laws including all applicable anti-predatory and anti-abusive lending laws; (3) each loan file contains the documents specified in the sale and servicing agreement; (4) as of the Cut-off Date, none of the HELOCs is more than 30 days delinquent; (5) all of the HELOCs were originated or acquired from third parties substantially in accordance with the applicable originator’s underwriting criteria in effect at the time of origination, (6) none of the HELOCs constitute “high cost loans” under applicable anti-predatory and anti-abusive lending laws, (7) none of the mortgaged properties securing the HELOCs is subject to any material damage by waste, fire, earthquake, windstorm, flood or other casualty which is not fully insured by a hazard insurance policy issued by an insurer acceptable under the Fannie Mae Guidelines and (8) any such hazard insurance policy referred to in the preceding clause is in full force and effect and contains a standard mortgagee clause naming the originator and its successors and assigns as loss payee and all premiums due thereon have been paid. Upon discovery of a breach of any representation and warranty that materially and adversely affects the interests of the noteholders or the insurer in a HELOC, the seller will have a period of 90 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 90-day period, the seller will be obligated to repurchase the HELOC and to deposit the Purchase Price (as defined below) into the Collection Account. Upon retransfer, the principal balance of the HELOC will be deducted from the pool balance. In lieu of any repurchase, a seller may substitute one or more Eligible Substitute Mortgage Loans (as defined below). Any repurchase or substitution will be considered a payment in full of the defective mortgage loan. The obligation of the seller to accept a retransfer of a defective HELOC through repurchase or substitution is the sole remedy regarding any defects in the HELOC and related documents available to the indenture trustee or the noteholders.

     With respect to any HELOC, the “Purchase Price” is equal to the principal balance of the HELOC at the time of any transfer described above plus (a) the greater of (i) accrued and unpaid interest at the applicable mortgage loan rate net of the servicing fee to the date of repurchase and (ii) 30 days’ interest, computed at the applicable mortgage loan rate and (b) any expenses incurred by the trust as a result of the defect, including any costs and damages actually incurred and paid by or on behalf of the trust in connection with any violation of such mortgage loan of any predatory or abusive lending laws.

     With respect to the substitution for any defective HELOC, one or more substitute HELOCs, an “Eligible Substitute Mortgage Loan“, that generally will, on the date of substitution, among other characteristics set forth in the sale and servicing agreement:

  have a principal balance (or in the case of a substitution of more than one HELOC for a defective HELOC, an aggregate principal balance) that is approximately equal to the principal balance of the defective HELOC, have a loan rate not less than the loan rate of the defective HELOC and not more than 1% in excess of the loan rate of the defective HELOC,

  have a margin not less than the margin of the defective HELOC and not more than 1% in excess of the margin of the defective HELOC,

  have a lien position of the same or higher priority as the defective HELOC at the time the defective HELOC was transferred to the issuing entity,

  have a combined loan-to-value ratio not greater than that of the defective HELOC,

  have a maturity not later than the final scheduled payment date,

  have a borrower that has a credit score at least equal to that of the borrower under the defective HELOC, and comply with all of the representations and warranties set forth in the sale and servicing agreement as of the date of substitution.

     Notwithstanding the foregoing, the seller may not substitute an Eligible Substitute Mortgage Loan for a defective HELOC if the date of substitution is more than two years after the Closing Date, unless the seller delivers to the indenture trustee an opinion of counsel to the effect that the substitution will not (i) result in the imposition of the tax on “prohibited transactions” on the issuing entity or (ii) cause any REMIC created under the trust agreement to fail to qualify as a REMIC at any time that Notes are outstanding.

     To the extent the principal balance of an Eligible Substitute Mortgage Loan is less than the purchase price of the related defective HELOC, a seller will be required to make a deposit to the Collection Account equal to the sum of such difference and any applicable accrued interest adjustment set forth in the sale and servicing agreement.

     Notwithstanding the foregoing, in lieu of providing the duly executed assignment of the mortgage to the indenture trustee and the original recorded assignment or assignments of the mortgage together with all interim recorded assignments of such mortgage, above, the depositor may at its discretion provide evidence that the related mortgage is held through the MERS® System. In addition, the mortgages for some or all of the HELOCs in the trust fund that are not already held through the MERS® System may, at the discretion of the servicer, in the future be held through the MERS® System. For any mortgage held through the MERS® System, the mortgage is recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, as nominee for the owner of the HELOC, and subsequent assignments of the mortgages were, or in the future may be, at the discretion of the servicer, registered electronically through the MERS® System. For each of these HELOCs, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the indenture trustee, and does not have any interest in the HELOCs.

THE ORIGINATOR

IndyMac Bank, F.S.B

     Approximately 80.38% (measured by the principal balance of the statistical calculation HELOCs as of the Statistical Cut-off Date) of the statistical calculation HELOCs were originated by IndyMac Bank, and the remainder of the HELOCs were originated by unaffiliated originators and purchased by IndyMac Bank. See “The Sponsor and Seller” below for additional information regarding IndyMac Bank.

     No other originator originated 10% or more of the statistical calculation HELOC pool, by statistical cut-off date principal balance.

INDYMAC BANK HELOC PROGRAM

HELOC Origination

     IndyMac Bank originates HELOCs through multiple channels, but primarily through its mortgage professionals, consumer direct, correspondent and conduit channels (“Direct Channel”).

     The general terms of HELOCs originated by IndyMac Bank are described below under “Description of the HELOCs—HELOC Terms—IndyMac Bank HELOCs.” The underwriting criteria of HELOCs originated by IndyMac Bank are described below under “Underwriting and Credit Criteria—IndyMac Bank.”

Purchases of HELOC Pools

     Beginning in May 2004, IndyMac Bank started acquiring pools of HELOCs from third party originators on a servicing released basis. To date, the size of pools purchased from third party originators range from $5 million to $100 million. Third party originators that are authorized to sell pools of HELOCs to IndyMac Bank under IndyMac Bank’s purchase criteria are pre-approved by IndyMac Bank based on its review of such originators’ underwriting criteria, financial conditions and experience as mortgage loan originators. All of the approved third party originators are Fannie Mae and Freddie Mac approved seller/servicers and follow underwriting guidelines generally acceptable to institutional investors.

HELOC Underwriting and Credit Criteria

     All of the HELOCs originated by the seller were either originated directly by the seller or originated indirectly by the seller through the Direct Channel by authorized third-party vendors based on the seller’s underwriting standards. All of the HELOCs were underwritten generally in accordance with the seller’s underwriting standards. The following is a brief description of the underwriting standards and procedures applicable to the HELOCs.

     The seller’s underwriting standards with respect to the HELOCs generally will conform to those published in the seller’s underwriting guidelines, including the provisions of the seller’s underwriting guidelines applicable to the seller’s Home Equity Line of Credit Program. However, seller may approve a mortgage loan that otherwise does not meet seller’s underwriting standards based on certain mitigating factors. Such determination is made on a loan-by-loan basis. In addition, the underwriting standards as set forth in the seller’s underwriting guidelines are continually revised based on prevailing conditions in the residential mortgage market and the market for mortgage securities.

     The underwriting standards set forth in the seller’s Home Equity Line of Credit Program provide for several different levels of documentation: (1) the “Full Documentation Program,” (2) the “Stated Income Program,” (3) the “Pre-Approved Program”, (4) the “Invitation-to-Apply Program” (also referred to as the “ITA Program“ herein) and (5) the “FastForward Program.”

     See “Mortgage Loan Program—Underwriting Process” in the base prospectus.

Asset, Income and Employment Documentation

Full Documentation Program

     For Full Documentation HELOCs, a prospective borrower is required to fill out a detailed application providing pertinent credit information, including tax returns if the borrower is self-employed or received income from dividends and interest, rental properties or other income which can be verified via tax returns. In addition, a borrower (other than a self-employed borrower) must demonstrate income and employment directly by providing alternative documentation in the form of a pay stub showing year-to-date earnings and a W-2 to provide verification of employment. Borrowers that claim other sources of income such as pension, social security, VA benefits and public assistance must provide written documentation that identifies the source and amount of such income, such as an award letter, and demonstrate that such income can reasonably be expected to continue for at least 3 years. Income in the form of alimony, child support or separate maintenance income must be substantiated by a copy of the divorce decree or separate maintenance agreement, as applicable.

Stated Income Program

     Borrowers who qualify for the Stated Income Program need to provide only verbal verification of employment, but will be required to demonstrate that he or she has an average account balance of at least one month’s stated income from qualified assets and sources. Closing balances and mortgage loan proceeds, for example, may not be used to meet this requirement. The types of assets that can be considered in determining whether the reserve requirement has been met include funds from checking, savings, money market or CD accounts, stocks, bonds, and mutual funds. The Stated Income Program is not available to borrowers whose credit reports do not show that the borrower has had a mortgage for at least 12 months within the past 3 years.

Pre-Approved Program and ITA Program

     Borrowers who qualify under the ITA Program must provide either two current consecutive pay stubs or two current consecutive tax returns as income verification. A credit report is also required. Because borrowers who qualify under the Pre-Approved Program have high credit scores relative to the combined loan-to-value on the related mortgaged properties, Pre-Approved HELOCs require no documentation with respect to the borrowers’ income or employment.

FastForward Program

     Borrowers who qualify under the FastForward Program must state their income, provide a signed Internal Revenue Service Form 4506 (authorizing IndyMac Bank to obtain copies of their tax returns), and state their assets; IndyMac Bank does not require any verification of income or assets under this program.

Credit Criteria

Full Documentation Program and Stated Income Program

     Each borrower under the Full Documentation Program must meet the following credit criteria:

  credit scores reported by at least 2 credit bureaus with at least 2 trade lines open for at least 12 months, or, one credit score with at least 5 trade lines open at least 12 months, or, 12 months of prior mortgage history;

  no mortgage payments thirty days or more delinquent within the last twelve months;

  no foreclosures within the last three years;

  borrower has not participated in a consumer credit counseling plan within the last two years; and

  no bankruptcy within the last two years.

     The minimum credit amount for HELOCs is $10,000 for most states in which the seller originates HELOCs.

Pre-Approved Program and ITA Program

     Each borrower under either the Pre-Approved Program or the ITA Program must meet the following credit criteria:

  no bankruptcy, foreclosures, repossessions or debt counseling within the past 3 years;

  no charge-offs, unpaid collections, tax liens or judgments in an amount over $1,000;

  no payment delinquency of 60 days or more on any trade within the past year;

  no payment delinquency of 30 days or more on a mortgage or home equity line of credit within the past 2 years;

  no non-standard addresses should be shown on the credit report (i.e., P.O. Boxes)(applicable only to Pre-Approved HELOCs); and

  miscellaneous status codes (i.e., I.D. Theft) are not allowed (applicable only to Pre-Approved HELOCs).

First Mortgage Requirements

Full Documentation Program and Stated Income Program

     For second lien HELOCs, the following additional requirements apply with respect to the first lien mortgage:

     •   the LTV of the first lien may not exceed 90% (based on the current principal balance);

the current principal balance of the first lien may not exceed $2,500,000;

if the first mortgage relates to a balloon loan, such balloon loan must have a reset or refinance option;

if the first mortgage relates to a loan with a negative amortization feature, the maximum possible principal balance must not exceed 125% of the original principal balance;

if the first mortgage relates to a loan with interest only payments, the interest only payment period must be 10 years or less; and

the first mortgage may not:

(i)	be held by a private party;

(ii)	be a contract for a deed, contract for purchase, or land contract;

(iii)	have provisions against additional liens;

(iv)	have provisions for future advances or disbursements; or

(v)	be a HELOC.

Pre-Approved Program and ITA Program

     For second lien HELOCs, the principal balance of the first lien may not exceed $1,000,000.

Title Insurance

Full Documentation Program and Stated Income Program

     Title insurance requirements vary among the different types of HELOCs. A lender’s ALTA policy is required for first lien HELOCs. For second lien HELOCs originated concurrently with a first mortgage, a copy of the preliminary title report, commitment, binder, or abstract obtained for the origination of the first mortgage is required. The lender’s title insurance coverage amount need not include the amount of the second mortgage. There can be no intervening liens between first and second mortgages. For second lien HELOCs that are not originated concurrently with a first mortgage, the seller requires a lender’s ALTA policy for credit limits over $250,000. For credit limits up to $250,000, the lender generally requires either a form of alternative title insurance or a lien search and legal vesting report, but may in some cases obtain only a vesting report and a lien affidavit from the borrower.

Pre-Approved Program and ITA Program

     Provided that there are no intervening liens between the first and second mortgages, title insurance is not required. In lieu of a title insurance policy, a title or vesting report is typically obtained on a HELOC originated under these programs and a lien search will be conducted. No title or vesting report is required for a pre-approved HELOC that is subordinated to an IndyMac Bank first mortgage that is less than six months old.

Appraisal Requirements

Full Documentation Program and Stated Income Program

     Appraisal requirements differ depending on the mortgage type and loan amounts. For second lien HELOCs originated concurrently with a first mortgage, a copy of the appraisal and a set of original photos used for the origination of the new first mortgage are required. For second lien HELOCs that are not originated concurrently with a first mortgage, if the loan amount is less than $100,000, either an AVM (defined below) or a Freddie Mac form 2055 (Quantitative Analysis Report with exterior inspection only) may be used, depending on whether the AVM provides an appraised value. For second lien HELOCs that are not originated concurrently with a first mortgage, if the loan amount is greater than $100,000, but less than $250,000, a Freddie Mac form 2055 (Quantitative Analysis Appraisal Report with exterior inspection only) is required and the report must include a photo of the front view of the subject property, a location map and comparable sales. For second lien HELOCs that are not originated concurrently with a first mortgage, if the loan amount is greater than $250,000, a Freddie Mac form 1004 (Full Appraisal) is required.

Pre-Approved Program and ITA Program

     The appraisal requirement is dependent upon the loan amount and is as follows:

  loan amounts less than $75,000: an appraised value generated by the appraisal value model (“AVM”)

  loan amounts between $75,001 to $100,000: desktop appraisal loan amounts between $100,001 to $150,000: drive-by appraisal loan amounts between $150,001 to $200,000: full appraisal

     No appraisal is required for a pre-approved HELOC that is subordinated to an IndyMac Bank first mortgage that is less than six months old.

Mortgaged Properties

     The properties which secure repayment of the HELOCs are referred to as the “mortgaged properties.” Generally, mortgaged properties must be owner-occupied at the time of origination.

     In general, the mortgaged properties will include primarily single family properties. Specifically, the mortgaged properties may consist of:

  detached single family dwellings;

  individual units in planned unit developments;

  attached single family dwellings;

  condominium dwellings; or

  two unit properties.

Additionally, occupancy may be:

  owner occupancy second home; or

  investor owned.

     The HELOCs will generally be subordinated to other mortgages on the same mortgaged property.

     Principal amounts on the HELOCs may be drawn down up to a maximum amount as set forth in the line of credit agreement or repaid from time to time. New draws by borrowers under the HELOCs will automatically become part of the underlying trust. As a result, the aggregate balance of the HELOCs will fluctuate from day to day as new draws by borrowers are added to the underlying trust and principal payments are applied to the balances.

Exceptions

     The foregoing criteria are guidelines only. On a case-by-case basis, the seller might determine that an applicant warrants an exception as to credit limit, debt-to-income ratio, FICO score, seasoning requirements, prohibition against second homes and combined liens. The seller might also allow an exception if the application reflects certain compensating factors such as high FICO score, low combined loan-to-value ratio, low debt-to-income ratio and high reserves. Accordingly, certain borrowers may qualify for a HELOC that, in the absence of such compensating factors, would not satisfy the seller’s underwriting criteria.

THE SPONSOR AND SELLER

     The sponsor is IndyMac Bank, F.S.B., a federal savings bank (“IndyMac Bank”). The sponsor is the same entity as the seller and the servicer of HELOCs, and is the parent company of the depositor. The sponsor has been the sponsor of securitizations backed by residential mortgage loans since 1993 and, in particular, the sponsor of securitizations backed by HELOCs since 2004.

     The following table describes the approximate volume of mortgage loan securitizations sponsored by IndyMac Bank since 2002.

Year	Approximate Volume
2002	$6.25 billion
2003	$5.78 billion
2004	$16.03 billion
2005	$31.37 billion
2006	$39.17 billion

     The sponsor securitized approximately $1.57 billion of HELOCs in 2004, approximately $0.80 billion of HELOCs in 2005, and approximately $2.61 billion of HELOCs in 2006. The sponsor has been originating HELOCs since 2000.

     As the sponsor, IndyMac Bank originates and acquires mortgage loans and initiates their securitization by transferring the mortgage loans to a special purpose entity, such as the depositor. The mortgage loans are then transferred to the issuing entity for the related securitization. The sponsor works with underwriters and rating agencies in structuring its securitization transactions.

     IndyMac Bank is a wholly-owned subsidiary of IndyMac Intermediate Holdings, Inc. (“IndyMac Holdings”), which is a wholly-owned subsidiary of IndyMac Bancorp, Inc. (“IndyMac Bancorp”), a holding company organized under the laws of Delaware. IndyMac Bancorp’s common stock is listed on the New York Stock Exchange. The notes and the certificates do not represent interests in or obligations of IndyMac Bank, IndyMac Holdings, IndyMac Bancorp or any affiliate thereof.

     The principal executive office of IndyMac Bank is located at 888 East Walnut Street, Pasadena, California 91101-7211, telephone number (800) 669-2300.

     IndyMac Bank is an institution experienced in originating and servicing HELOCs of the type contained in the pool. IndyMac Bank is a seller/servicer approved by Federal National Mortgage Association (“Fannie Mae”) and the Federal Home Loan Mortgage Corporation (“Freddie Mac”). IndyMac Bank also is a mortgagee approved by the U.S. Department of Housing and Urban Development (“HUD”)and an institution the deposit accounts of which are insured by the FDIC.

SERVICING OF THE HELOCS

The Servicer

     IndyMac Bank will act as the servicer. The principal executive office of the servicer is located at 888 East Walnut Street, Pasadena, California 91101-7211, telephone number (800) 669-2300.

     IndyMac Bank has been servicing mortgage loans since 1993 and servicing mortgage loans directly (servicing without the use of a subservicer) since 1998. As of the date of this free writing prospectus, IndyMac Bank is rated (x) by Fitch, “RPS2+” as a servicer of alt/A, prime and sub-prime mortgage loans, (y) by Moody’s,

“SQ2-” as a primary servicer of sub-prime mortgage loans, SQ2 as a primary servicer of prime mortgage loans and “SQ2-” as a special servicer and (z) by S&P, “strong” as a residential mortgage servicer and residential mortgage sub-prime servicer, and “average” for residential mortgage special servicing, residential mortgage master servicing and subordinate residential mortgage servicing.

     The servicer will be responsible for servicing the HELOCs in accordance with the terms set forth in the sale and servicing agreement employing the same degree of skill and care which it employs in servicing the HELOCs comparable to the HELOCs serviced by the servicer for itself or others. The servicer may perform its servicing obligations under the sale and servicing agreement through one or more subservicers selected by the servicer. Notwithstanding any subservicing agreement, the servicer will remain liable for its servicing duties and obligations under the sale and servicing agreement as if the servicer alone were servicing the HELOCs. The servicer will not have any custodial responsibilities for the mortgage loans.

     However, if the servicing of any mortgage loan were to be transferred from a subservicer to IndyMac Bank, or if any other servicing transfer were to occur, there may be an increase in all delinquencies and defaults due to misapplied or lost payments, data input errors, system incompatibilities or otherwise. Although any increase in delinquencies is expected to be temporary, there can be no assurance as to the duration or severity of any disruption in servicing the applicable mortgage loans as a result of any servicing transfer. See also “Risk Factors—Inability to Replace Servicer Could Affect Collections and Recoveries on the HELOCs” and “—Relocation of the Servicer’s Default Management Services May Result in Increased Delinquencies and Defaults Which May Adversely Affect the

     Yield on the Notes” in this free writing prospectus and “Risk Factors—Bankruptcy or Insolvency May Affect the Timing and Amount of Distributions on the Securities” in the base prospectus.

     The following table describes the approximate volume of conventional mortgage loans owned by others serviced by IndyMac Bank since 2003.

Year	Approximate Volume
December 31, 2003	$30.77 billion
December 31, 2004	$50.22 billion
December 31, 2005	$84.50 billion
December 31, 2006	$139.81 billion

     IndyMac Bank has a sub-servicing agreement with Card Management Corporation (“CMC”) pursuant to which CMC acts as the sub-servicer and provides servicing on HELOCs originated by IndyMac Bank and collection services on HELOCs that are 68 days or less delinquent. IndyMac Bank will assume servicing of HELOCs that are 69 days or more delinquent and will service such HELOCs in accordance with the sale and servicing agreement. CMC has an agreement with First Data Resources, Inc. (“FDR”) pursuant to which FDR provides data processing and settlement services to support and facilitate subservicing of the HELOCs by CMC for the benefit of the servicer.

     Servicer Responsibilities. IndyMac Bank, as the servicer will perform the following servicing responsibilities with respect to the HELOCs:

  receiving funds from borrowers, CMC and any other subservicer;

  reconciling servicing activity with respect to the HELOCs;

  calculating remittance amounts to the indenture trustee;

  sending remittances to the indenture trustee and the owner trustee for distributions to securityholders;

  coordinating loan repurchases;

  oversight of all servicing activity, including subservicers;

  following up with CMC with respect to home loans that are delinquent 68 days or less or for which servicing decisions may need to be made;

  servicing and employing loss mitigation strategies with respect to HELOCs that are delinquent 69 or more days delinquent;

  management and liquidation of mortgaged properties acquired by foreclosure or deed in lieu of foreclosure; and

  providing certain notices and other responsibilities as detailed in the sale and servicing agreement.

     Subservicer Responsibilities. Under the related subservicing agreement, CMC or FDR, as applicable, is generally responsible for the following duties with respect to any HELOCs that have not become 69 days or more delinquent:

  communicating with borrowers;

  processing additional draw requests on the HELOCs;

  sending monthly remittance statements to borrowers;

  collecting payments from borrowers and performing collection services on HELOCs that are delinquent 68 days or less;

  accurate and timely accounting, reporting and remittance of the principal and interest portions of monthly installment payments to the servicer, together with any other sums paid by borrowers that are required to be remitted;

  security and fraud investigations;

  chargeback and dispute processing; and

  calculating and reporting payoffs.

     IndyMac Bank’s sub-servicing agreement with CMC is renewable automatically on an annual basis upon the expiration of its initial term in April 2009. This agreement can be terminated in the event that IndyMac Bank decides not to renew or that IndyMac Bank exercises its right to terminate for convenience. It is unlikely that IndyMac Bank will choose not to renew its agreement(s) with CMC or to exercise its right of termination because IndyMac Bank is obligated to pay a fee to CMC if IndyMac Bank chooses to terminate for convenience. IndyMac Bank is obligated to provide six months prior written notice to CMC if it chooses not to renew or to terminate its agreement(s) with CMC. The six-month notice period is intended to minimize the risk of any disruption in servicing that may be caused by the transfer of servicing responsibilities conducted by the subservicer.

     In addition, this agreement can be terminated after the expiration of any applicable grace period (x) at the election of IndyMac Bank, if CMC breaches any material terms of this agreement or certain performance guidelines, or upon any specified change of control of CMC, and (y) at the election of CMC, if IndyMac Bank breaches any material terms of this agreement, including its obligation to pay any servicing fees, FDR ceases to provide services to CMC or IndyMac Bank that are necessary for CMC to perform its obligations under the sub-servicing agreement (unless such cessation is caused by a breach of CMC’s obligations under its agreement with FDR) or upon any specified change of control of CMC. CMC is generally obligated to reasonably cooperate with IndyMac Bank during this six-month period to ensure an effective transfer of servicing responsibilities to either IndyMac Bank or a replacement sub-servicer selected by IndyMac Bank. Notwithstanding the termination of the sub-servicing arrangements, IndyMac Bank, as the servicer, will remain liable for its servicing duties and obligations under the sale and servicing agreement.

     All fees of the subservicer with respect to the HELOCs will be paid by the servicer.

Card Management Corporation

     CMC is a corporation organized under the laws of the State of Indiana and is a wholly-owned subsidiary of Fifth Third Bancorp. CMC has been providing servicing and/or sub-servicing of credit card accounts since 1988. CMC has been sub-servicing credit cards tied to home equity line of credit loans since 1995 and has acted as the sub-servicer for credit cards tied to six securitized pools of home equity line of credit loans. IndyMac Bank is CMC’s only significant client for whom CMC provides servicing or sub-servicing of credit cards tied to home equity line of credit loans. CMC’s sub-servicing portfolio of credit cards tied to securitized home equity line of credit loans has grown as indicated by the following approximate totals:

March 31, 2004	$490,000,000
December 31, 2004	$1,300,000,000
December 31, 2005	$1,370,000,000
December 31, 2006	$3,094,000,000

     CMC provides inbound and outbound customer services, collection services through 68 day delinquency, security and fraud investigations, and chargeback/dispute processing for such loans. There are no material legal or governmental proceedings pending against CMC, or of which any property of CMC is subject, that are material to the Noteholders, nor is CMC aware of any proceedings of this type contemplated by any governmental authorities.

First Data Resources, Inc.

     FDR was established in 1969 as the data processing unit of Mid-America Bankcard Association. In 1980, American Express acquired FDR and in 1992, FDR became an independent company as a subsidiary of First Data Corporation. According to FDR, it is a global provider of comprehensive transaction processing products and services to credit, debit, commercial, private label and oil card trusts. FDR’s home office in the United States is located in Omaha, Nebraska. Pursuant to CMC’s agreement with FDR, FDR has provided IndyMac Bank with services including account maintenance using FDR’s computer systems, daily and monthly reporting on account activities and distribution of monthly statements to borrowers.

Delinquency and Loss Experience

     Historically, a variety of factors, including the appreciation of real estate values, has limited the servicer’s loss and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the servicer’s control, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future. For example, a general deterioration of the real estate market regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as collateral for loans. If the real estate market and economy continue to decline, the servicer may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

Servicing Compensation and Payment of Expenses

     The issuing entity has agreed to pay a monthly fee (the “Servicing Fee”) to the servicer with respect to each HELOC, equal to 0.50% annually on the principal balance of each HELOC (the “Servicing Fee Rate”). Any successors to the servicer will in all cases receive a fee in an amount equal to, but not greater than, the Servicing Fee calculated at the Servicing Fee Rate. As additional servicing compensation, the servicer is entitled to retain all servicing-related fees, including assumption fees, modification fees, ancillary servicing fees, extension fees, nonsufficient fund fees and late payment charges to the extent collected from the borrower (excluding early termination fees), together with any interest or other income earned on funds held in the custodial accounts, escrow accounts, the Collection Account and the Payment Account.

     The servicer will be entitled to reimbursement for certain expenses prior to payment of any amounts to noteholders. See “The Agreements—Servicing and Other Compensation and Payment of Expenses” in the base prospectus.

     In addition, other fees and expenses of the issuing entity will be paid from collections received on the HELOCs prior to distributions to the noteholders, as described in “Description of the Notes—Fees and Expenses” in this free writing prospectus.

Collection of Taxes, Assessments and Similar Items

     The servicer will, to the extent required by the related loan documents, ensure that payment of hazard insurance premiums and real estate taxes with respect to the HELOCs, are made and will make servicing advances with respect to delinquencies in required payments by the related borrowers to the extent necessary to avoid the loss of a Mortgaged Property due to a tax sale or the foreclosure thereof as a result of a tax lien.

Insurance Coverage

     The servicer is required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

Evidence as to Compliance

     Under the sale and servicing agreement, and unless a Form 15 Suspension Notice has been filed, the servicer will be required to furnish to the indenture trustee and the insurer an annual servicer report detailing the servicer’s assessment of its compliance with the servicing criteria set forth in the relevant SEC regulations for asset-backed securities transactions, including Item 1122 of Regulation AB, as of and for the period ending the end of each fiscal year of the trust and the servicer’s assessment report will identify any material instance of noncompliance. In addition, on or before the last day of the third month after the end of each fiscal year of the trust (commencing on the first year after the issuance of the Notes), a firm of nationally recognized independent certified public accountants who may also render other services to the servicer or to its affiliates will furnish to the indenture trustee and the insurer (so long as the Notes are outstanding or amounts remain due and owing to the insurer and no Insurer Default has occurred and is continuing) with an attestation report as to such assessment report by the servicer during the servicer’s preceding fiscal year (or since the date of the issuance of the Notes in the case of the first such statement). The form of assessment report and attestation report required under the sale and servicing agreement may be replaced by any similar form using any standards that are now or in the future in use by the servicer for comparable assets and which otherwise comply with any note, regulation, “no-action” letter or similar guidelines promulgated by the SEC.

Servicer Default

     If the servicer is in default in its obligations under the sale and servicing agreement, the indenture trustee may with the consent of the insurer and shall, if directed to do so by the insurer or, if the Notes are no longer outstanding and no amounts remain due and owing to the insurer or if an insurer default has occurred and is continuing, the noteholders evidencing more than 50% of the Note Principal Amount of the Notes, terminate the servicer, and the indenture trustee shall either appoint a successor servicer acceptable to the insurer in accordance with the sale and servicing agreement or succeed to the responsibilities of the servicer.

Certain Matters regarding the Servicer

     For a description of the servicer’s discretion to waive certain charges in connection with the HELOCs, see “The Agreements—Collection Procedures” in the base prospectus. For a description of replacement of the servicer after the occurrence of a Event of Servicer Termination or Insurance Agreement Event of Default, see “The Mortgage Loan and Purchase Agreement and the Sale and Servicing Agreement—Event of Servicer Termination; Rights Upon Event of Servicer Termination” in this free writing prospectus. For a discussion of the circumstances in which the servicer may resign or be removed, see “The Agreements—Certain Matters Regarding the Servicer and the Depositor” in the base prospectus. For a discussion of the appointment of a successor servicer if the indenture trustee is unwilling or unable to act as successor to the servicer, see “The Agreements—Events of Default” in the base prospectus.

Modification of the HELOCS

     Except as is set forth in the following sentence, the servicer may not modify any HELOC unless that HELOC is in default or if default is reasonably foreseeable, and if the servicer has determined the modification of that HELOC to be in the best interests of the noteholders and the insurer. In addition, the servicer may modify a HELOC that is not in default and default is not reasonably foreseeable if it has delivered to the indenture trustee and the insurer (so long as the Notes are outstanding or any reimbursement amounts remain due and owing to the insurer) an opinion of counsel to the effect that such modification would not cause any REMIC created under the trust agreement to fail to qualify as a REMIC or result in the imposition of any prohibited transaction tax; provided it complies with accepted servicing practices of prudent HELOC servicers and no rate modification is greater than 0.25% per annum on any HELOC, and provided that the modification does not materially and adversely affect the interests of the noteholders, the certificateholders or the insurer (taking into account the aggregate effect of all previous modifications to date).

     In addition to the foregoing, the servicer’s ability to permit or effect servicing modifications will be subject to other limitations described in the sale and servicing agreement, including but not limited to the limitations described in this paragraph. Any amounts added to the credit limit of a HELOC will be required to be fully amortized over the remaining term, or the extended term, of the HELOC. The final maturity of any HELOC may not be extended beyond the third Payment Date prior to the Final Scheduled Payment Date. The aggregate current principal balance of all HELOCs subject to modifications can be no more than 3.50% of the aggregate principal balance of the HELOCs as of the cut-off date, but this limit may be increased from time to time with the consent of the insurer.

Certain Modifications and Refinancings

     The servicer will be permitted to modify any HELOC at the request of the related mortgagor, provided that the servicer purchases the HELOC from the issuing entity immediately preceding the modification. Any modification of a HELOC that relates to a reduction of the related interest rate may not be made unless the modified interest rate is approximately equal to a prevailing market rate. The servicer may identify mortgagors who are likely to refinance their HELOCs (and therefore cause a prepayment in full) and inform them of the availability of the option of modification in lieu of refinancing. Mortgagors who are informed of this option are more likely to request a modification than mortgagors who are not so informed. Any purchase of a HELOC subject to a modification will be for a price equal to 100% of the Principal Balance of that HELOC, plus accrued and unpaid interest on such HELOC up to the first day of the month in which the proceeds are to be distributed at the applicable mortgage rate, net of the servicing fee and any unreimbursed advances of principal and interest on the HELOC made by the servicer. The servicer will be required to deposit the purchase price in the Collection Account within one business day of the purchase of that HELOC and the purchase price will be treated by the servicer and the trustee as a prepayment in full of the related HELOC, and will be distributed by the trustee in accordance with the sale and servicing agreement. Purchases of HELOCs may occur when prevailing interest rates are below the interest rates on the HELOCs and mortgagors request modifications as an alternative to refinancings. The servicer will indemnify the issuing entity against liability for any prohibited transactions taxes and any interest, additions or penalties imposed on any REMIC as a result of any modification or purchase.

Limitations on Liability

     The servicer will not be liable to the trust or the noteholders for any action taken, or for refraining from the taking of any action, in good faith or for errors in judgment. This limitation on liability does not protect the servicer and any director, officer, employee or agent of the servicer from liability in connection with willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties. The terms of the sale and servicing agreement will provide that the servicer, depositor and sponsor will be indemnified and held harmless by the trust against any loss, liability, or expense incurred by the servicer, depositor or sponsor, as applicable, in connection with any legal action relating to the sale and servicing agreement or the notes other than any loss, liability or expense (i) incurred by the servicer’s, depositor’s or sponsor’s, as applicable, willful misfeasance, bad faith or negligence in the performance of the servicer’s duties under the sale and servicing agreement or (ii) by reason of reckless disregard, of the servicer’s, depositor’s or sponsor’s, as applicable, obligations and duties under the sale and servicing agreement. None of the servicer, the depositor or the sponsor will be under any obligation to appear in, prosecute or defend any legal action unless: (i) such action relates to the servicer’s, depositor’s or sponsor’s, as applicable, duties under the sale and servicing agreement; or (ii) the servicer, depositor or sponsor, as applicable, deems such action necessary or desirable. In the event that the servicer, depositor or sponsor, as applicable, appears in, prosecutes or defends any legal action, the sale and servicing agreement will provide that the servicer, depositor or sponsor, as applicable, and any director, officer, employee or agent of the servicer, depositor or sponsor, as applicable, will be reimbursed from the trust for all costs. See “The Agreements—Certain Matters Regarding the Servicer and the Depositor” in the base prospectus.

STATIC POOL DATA

     Certain static pool information for IndyMac Bank’s seven other HELOC securitizations, three of which were issued in 2004 and four of which were issued in 2006, may be found at:

     http://regab.IndyMacbank.com.

     Once you have accessed this internet address you will need to select “HELOC” under the tab for Deal Category, “2004” or “2006” under the tab for Vintage Year, “Heloc 2004-1,” “Heloc 2004-2,” “Heloc 2004-LH1,” “Heloc 2006-H1”, “Heloc 2006-H2” “Heloc 2006-H3” or “Heloc 2006-H4” under the tab for Deal Name and “Static” under the tab for Report Type. We refer you to this internet address solely for the purpose of providing you with the static pool information relating to the HELOCs. Access to this internet address is unrestricted and free of charge. Information provided through this internet address will not be deemed to be a part of this free writing prospectus, the base prospectus or the registration statement.

      Each of these securitizations is unique, and the characteristics of each securitized mortgage pool vary from the others as well as from the mortgage loans to be included in the issuing entity that will issue the notes offered by this free writing prospectus. In addition, performance of a securitization pool may have been influenced by factors beyond the sponsor’s control, such as housing prices and market interest rates. Therefore, the performance of these prior securitizations is unlikely to be indicative of the future performance of the mortgage loans in this free writing prospectus. IndyMac Bank reports delinquency data for securitizations of HELOCs in a manner consistent with the methodology prescribed by the Office of Thrift Supervision in its instructions for the preparation of Thrift Financial Reports. Under this methodology, a payment is not considered thirty days delinquent unless it remains delinquent on the close of business on the following due date. This determination is made at the end of such following month. So, for instance, a mortgage loan that remains due for its March payment will be reported as current at the end of March and on the April statement to noteholders and will not be reported as 31-60 days past due until the end of April and on the May statement to noteholders. The effect of using this delinquency reporting methodology will be to understate the number and severity of delinquencies relative to the number and severity of delinquencies that would be reported under other methodologies such as those that treat a loan as thirty days delinquent if the payment has not been made by the end of the month in which it was first due.

     This static pool data is not deemed part of this free writing prospectus, the base prospectus or the registration statement of which the base prospectus is a part to the extent that the static pool data relates to:

  prior securitized pools of IndyMac Bank, F.S.B. that do not include the mortgage loans and that were established before January 1, 2006; or

  in the case of information regarding the HELOCs, information about the HELOCs for periods before January 1, 2006.

THE DEPOSITOR

     The depositor is IndyMac ABS, Inc., a Delaware corporation that is a wholly owned, limited purpose finance subsidiary of IndyMac Bank. Its address is 155 North Lake Avenue, Pasadena, California 91101, and its telephone number is (800) 669-2300. The depositor will not have any business operations other than securitizing mortgage assets and related activities.

     The depositor is required to perform certain actions in connection with the notes on a continual basis, including but not limited to:

  to make all initial filings establishing or creating a security interest over the HELOCs and make all filings necessary to maintain the effectiveness of any original filings necessary under the relevant state commercial codes to perfect the indenture trustee’s security interest in the HELOCs and all proceeds thereof; and

  to assume the duties of the administrator or appoint a successor administrator in the event of the administrator’s automatic termination under the administration agreement.

     Generally, however, it is expected that the above functions will be performed by the depositor’s agents or one or more of the indenture trustee and the servicer in accordance with the related agreements.

     For additional information regarding the depositor, see “The Depositor” in the base prospectus.

THE ISSUING ENTITY

     IndyMac Home Equity Mortgage Loan Asset-Backed Trust, Series 2007-H1 (the “issuing entity” or the “trust”), a Delaware statutory trust, will be created pursuant to and governed by a trust agreement, as amended and restated, among the seller, the depositor, the owner trustee and the indenture trustee, as registrar and paying agent. The trust agreement constitutes the “governing instrument” under the laws of the State of Delaware relating to statutory trusts. After its formation, the trust will not engage in any activity other than (1) acquiring, holding and managing the trust property described below, (2) issuing the notes and the certificates, (3) making payments on the notes and the certificates and (4) engaging in other activities that are necessary, suitable or convenient to accomplish these purposes.

     The trust’s principal offices are located in Wilmington, Delaware, in care of Wilmington Trust Company, as owner trustee, at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001.

     The trust will be capitalized initially through a cash contribution by the depositor. The trust will not acquire any assets other than the property described above. Because the trust will have no operating history upon its establishment and will not engage in any business other than the duties discussed above, no historical, pro forma financial statements, or ratios of earnings to fixed changes with respect to the trust have been included in this free writing prospectus. The fiscal year end of the trust will be December 31.

     Since the issuing entity is a statutory trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust.”

THE OWNER TRUSTEE

     Wilmington Trust Company (the “owner trustee“) is a Delaware banking corporation with trust powers incorporated in 1903. Wilmington Trust Company has served as owner trustee in numerous asset-backed securities transactions involving mortgage and mortgage-related receivables.

     Wilmington Trust Company is subject to various legal proceedings that arise from time to time in the ordinary course of business. Wilmington Trust Company does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee.

     The owner trustee shall at all times be a corporation satisfying the provisions of Section 3807(a) of the Delaware trust statute, authorized to exercise corporate powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal or state authorities, and, so long as the Notes are outstanding or any Reimbursement Amounts remain due and payable to the issuing entity and no Insurer Default has occurred and is continuing, acceptable to the Insurer in its reasonable discretion, and having (or having a parent which has) a short-term debt rating of at least A-1 or the equivalent by, or which is otherwise acceptable to, the Rating Agencies.

     The owner trustee may hold notes and certificates in its own name or as pledgee. To meet the legal requirements of certain jurisdictions, the owner trustee may appoint co-trustees or separate trustees of any part of the assets of the issuing entity under the trust agreement. All rights and obligations conferred or imposed on the owner trustee by the trust agreement will be conferred or imposed on any separate trustee or co-trustee. In any jurisdiction in which the owner trustee is incompetent or unqualified to perform any act, the separate trustee or co-trustee will perform the act solely at the direction of the owner trustee.

     The owner trustee may resign at any time on 30 days’ prior written notice, in which event the depositor must appoint a successor owner trustee. The depositor with the consent of the insurer may also remove the owner trustee if it becomes legally unable to act or becomes insolvent. Any resignation or removal of the owner trustee and appointment of a successor will not become effective until acceptance of the appointment by the successor.

     The owner trustee has no duty to manage, make any payment on, register, record, sell, dispose of, or otherwise deal with the trust property, or to otherwise take or refrain from taking any action under any document contemplated by the trust agreement, except as expressly provided by the trust agreement or in instructions received by the owner trustee pursuant to the trust agreement. The owner trustee will be required to perform only those duties specifically required of it under the trust agreement. The owner trustee will disburse all moneys actually received by it constituting part of the issuing entity pursuant the terms of the transaction documents, and it will not be accountable under the trust agreement or any other transaction document except in limited circumstances including, without limitation, (i) for its own willful misconduct, gross negligence or bad faith or (ii) for the inaccuracy of certain representations and warranties in the trust agreement.

THE INDENTURE TRUSTEE

     Deutsche Bank National Trust Company (“DBNTC”) will act as the indenture trustee (the “indenture trustee”) and calculation agent. DBNTC is a national banking association which has an office in Santa Ana, California. DBNTC has previously been appointed to the role of indenture trustee for numerous mortgage-backed transactions in which residential mortgages comprised the asset pool and has significant experience in this area. DBNTC has also acted as calculation agent and custodian in numerous mortgage-backed transactions since 1991. As custodian, DBNTC will maintain the mortgage loan documents in secure, fire-resistant facilities. DBNTC will not physically segregate the mortgage loan documents in DBNTC’s custody but the mortgage loan documents will be kept in shared facilities. However, DBNTC’s proprietary document-tracking system will show the location within DBNTC’s facilities of each mortgage loan file and will show that the mortgage loan documents are held by DBNTC on behalf of the trust. DBNTC has no pending legal proceedings that would materially affect its ability to perform its duties as indenture trustee or calculation agent or custodian. DBNTC may perform certain of its obligations through one or more third party vendors. However, DBNTC shall remain liable for the duties and obligations required of it under the sale and servicing agreement and the indenture.

     Notes may be surrendered at the offices designated by the indenture trustee from time to time for such purposes, which as of the Closing Date is of the indenture trustee located at DB Services Tennessee, 648 Grassmere Park Rd. Nashville, TN 37211-3658, Attention: Transfer Unit, or at any other address the indenture trustee designates from time to time. Correspondence may be directed to the indenture trustee at its corporate trust office located at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust Administration IN07H1. Noteholders may access monthly statements from the indenture trustee’s website located at https://www.tss.db.com/invr. Noteholders may obtain assistance in operating the website by calling the indenture trustee’s investor relations desk at (800) 735-7777.

     DBNTC is providing the information in the preceding two paragraphs at the depositor’s request in order to assist the depositor with the preparation of its disclosure documents to be filed with the SEC pursuant to Regulation AB. Otherwise, DBNTC has not participated in the preparation of such disclosure documents and assumes no responsibility or liability for their contents.

     The indenture trustee will have the duties and responsibilities under the indenture, the sale and servicing agreement and the administration agreement described in this free writing prospectus and the base prospectus, including collecting funds from the servicer to distribute to noteholders, providing noteholders and applicable rating agencies with monthly distribution statements, removing the servicer as a result of Event of Servicer Termination under the sale and servicing agreement, and appointing a successor servicer.

     The indenture trustee and any director, officer, employee or agent of the indenture trustee will be indemnified by the trust against any loss, liability or expense incurred by the indenture trustee arising out of or in connection with the acceptance or administration of its obligations and duties under the indenture or any other transaction document, other than any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence in the performance of the indenture trustee’s duties under the sale and servicing agreement or indenture.

     The servicer is required to indemnify the indenture trustee against any loss, liability or expense resulting from a breach of the servicer’s obligations and duties under the sale and servicing agreement or the indenture, including its failure to perform its duties and service the HELOCs in accordance with the terms of the sale and servicing agreement.

     The indenture trustee will be liable for its own negligent action, its own negligent failure to act or its own misconduct, its negligent failure to perform its obligations in compliance with the indenture, or any liability that would be imposed by reason of its willful misfeasance or bad faith. However, the indenture trustee will not be liable, individually or as indenture trustee:

  for an error of judgment made in good faith by a responsible officer of the indenture trustee, unless it is finally proven that the indenture trustee was negligent in ascertaining the pertinent facts, with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of insurer or, (i) if the Notes are no longer outstanding and no reimbursement amounts remain due and owing to the insurer or (ii) an Insurer Default has occurred and is continuing, the holders of notes evidencing not less than 25% of the voting rights of the notes relating to the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred upon the indenture trustee under the indenture, for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the indenture, or for any loss on any investment of funds pursuant to the indenture (other than as issuer of the investment security).

     The indenture trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, officer’s note, note of auditors or any other note, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

     The indenture trustee and any successor indenture trustee will, at all times, be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $100,000,000, subject to supervision or examination by federal or state authority and with a credit rating that would not cause any of the rating agencies to reduce their respective ratings of the Notes below the ratings issued on the Closing Date (or having provided security from time to time as is sufficient to avoid the reduction). If the indenture trustee no longer meets the foregoing requirements, the indenture trustee has agreed to resign immediately.

     The indenture trustee may at any time resign by giving written notice of resignation to the depositor, the issuing entity, the servicer, the insurer and each rating agency not less than 90 days before the specified resignation date.

     The depositor or the servicer with the consent of the insurer (so long as the Notes are outstanding or amounts remain due and owing to the insurer and no Insurer Default has occurred and is continuing) may remove the indenture trustee and appoint a successor indenture trustee if:

  the indenture trustee ceases to meet the eligibility requirements described above,

  the indenture trustee becomes incapable of acting, or is adjudged as bankrupt or insolvent, or a receiver of the indenture trustee or of its property is appointed, or any public officer takes charge or control of the indenture trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the issuing entity by any state in which the indenture trustee or the issuing entity is located and the imposition of the tax would be avoided by the appointment of a different indenture trustee.

     In addition, if the indenture trustee fails to meet the eligibility requirements described above, any noteholder may petition any court of competent jurisdiction for the removal of the indenture trustee and the appointment of a successor indenture trustee acceptable to the insurer. Notice of any removal of the indenture trustee shall be given to each rating agency by the successor indenture trustee. The party initiating the removal of a indenture trustee will bear any expense associated with the removal of the appointment of a new indenture trustee.

     Any successor indenture trustee must be reasonably acceptable to the insurer (so long as the Notes are outstanding or amounts remain due and owing to the insurer and no Insurer Default has occurred and is continuing). Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee pursuant to any of the provisions described above will become effective upon acceptance of appointment by the successor indenture trustee. If a successor indenture trustee has not been appointed within 30 days after the indenture trustee gives notice of resignation, the resigning indenture trustee may petition any court of competent jurisdiction for the appointment of a successor indenture trustee.

     A successor indenture trustee will not be appointed unless the successor indenture trustee meets the eligibility requirements described above and its appointment does not adversely affect the then current ratings of the notes.

THE INSURER AND THE POLICY

The Insurer

     The following information set forth in this section and in the penultimate paragraph under “The Insurer and the Policy—The Policy” below has been provided by Financial Security Assurance Inc. (“FSA” or the “Insurer”). Accordingly, no representation is made by the issuing entity, the depositor, the seller, the servicer, the indenture trustee, the owner trustee or any underwriter as to the accuracy and completeness of this information. FSA accepts no responsibility for the accuracy or completeness of this free writing prospectus, or any other information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding FSA and its affiliates set forth under this heading or incorporated by reference herein. In addition, FSA makes no representation regarding the Notes or the advisability of investing in the Notes.

General

     Financial Security Assurance Inc., which is referred to in this free writing prospectus as “FSA” or the “Insurer”, is a monoline insurance company incorporated in 1984 under the laws of the State of New York. FSA is licensed to engage in financial guaranty insurance business in all 50 states, the District of Columbia, Puerto Rico, the U.S. Virgin Islands and Guam.

     FSA and its subsidiaries are engaged in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets and obligations under credit default swaps. Financial guaranty insurance provides a guaranty of scheduled payments on an issuing entity’s obligations—thereby enhancing the credit rating of those obligations—in consideration for the payment of a premium to the insurer. FSA and its subsidiaries principally insure asset-backed, collateralized and municipal obligations. Asset-backed obligations are typically supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized obligations include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal obligations include general obligation bonds, special revenue bonds and other special obligations of state and local governments. Obligations may be insured on a funded basis through insurance of bonds or other securities or on an unfunded basis through insurance of credit default swaps referencing one or more bonds or other obligations (with or without a deductible or other provision for loss reduction). FSA insures both newly issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy FSA’s underwriting criteria.

     FSA is a wholly owned subsidiary of Financial Security Assurance Holdings Ltd., which is referred to in this free writing prospectus as “Holdings.” Holdings is an indirect subsidiary of Dexia S.A., a publicly held Belgian corporation. Dexia S.A., through its bank subsidiaries, is primarily engaged in the business of public finance, banking and asset management in France, Belgium and other European countries. No shareholder of Holdings or FSA is obligated to pay any debt of FSA or any claim under any insurance policy issued by FSA or to make any additional contribution to the capital of FSA.

     The principal executive offices of FSA are located at 31 West 52nd Street, New York, New York 10019, and its telephone number at that location is (212) 826-0100.

Reinsurance

     Under an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by FSA or its domestic or Bermuda operating insurance company subsidiaries are generally reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, FSA reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various treaties and on a transaction-by-transaction basis. This reinsurance is used by FSA as a risk management device and to comply with statutory and rating agency requirements; it does not alter or limit FSA’s obligations under any financial guaranty insurance policy.

Ratings

     FSA’s financial strength is rated “triple-A” by Fitch Ratings, Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services and Rating and Investment Information, Inc. These ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by those rating agencies.

Capitalization

     The following table sets forth the capitalization of FSA and its subsidiaries as of September 30, 2006 (unaudited) on the basis of accounting principles generally accepted in the United States of America:

September 30, 2006
(In thousands)
(Unaudited)

Deferred Premium Revenue (net of prepaid
reinsurance premiums)	$ 1,595,873
Surplus Notes	108,850

Shareholder’s Equity:
Common Stock	15,000
Additional Paid In Capital	841,117
Accumulated Other Comprehensive Income
(net of deferred income taxes)	115,008
Accumulated Earnings	2,111,417
Total Shareholder’s Equity	3,082,542

Total Deferred Premium Revenue (net), Surplus
Notes and Shareholder’s Equity	$ 4,787,265

     For further information concerning FSA, see the Consolidated Financial Statements of FSA and Subsidiaries, and the notes thereto, incorporated by reference in this free writing prospectus. FSA’s financial statements are included as exhibits to reports filed with the Securities and Exchange Commission by Holdings pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (as amended, the “Exchange Act“) and may be reviewed at the EDGAR web site maintained by the Securities and Exchange Commission. Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by FSA are available upon request to the State of New York Insurance Department.

Incorporation of Certain Documents by Reference

     The consolidated financial statements of FSA included in, or as exhibits to, the following documents filed by Holdings with the Securities and Exchange Commission, are hereby incorporated by reference in this free writing prospectus:

(a)	Annual Report on Form 10-K for the year ended December 31, 2005 (audited),

(b)	Quarterly Report on Form 10-Q for the period ended March 31, 2006 (unaudited),

(c)	Quarterly Report on Form 10-Q for the period ended June 30, 2006 (unaudited), and

(d)	Quarterly Report on Form 10-Q for the period ended September 30, 2006 (unaudited).

     Please refer to FSA’s website at http://www.fsa.com by clicking on the Financial Information link, then clicking on the SEC Filings link to access the documents filed with the Securities and Exchange Commission referred to above. No information contained on the above referenced website, other than the financial information referenced above, is intended to be part of or conveyed with this free writing prospectus.

     All financial statements of FSA included in, or as exhibits to, documents filed by Holdings pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the filing of the last document referred to above and before the termination of the offering of the Notes shall be deemed incorporated by reference into this free writing prospectus.

     You may request a free copy of any filings incorporated by reference into this free writing prospectus by calling or writing the Depositor at 155 North Lake Avenue, Pasadena, California 91101, and its telephone number is (800) 669-2300.

Insurance Regulation

     FSA is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, FSA and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, FSA is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of a financial guaranty insurer to writing financial guaranty insurance and related business lines, requires each financial guaranty insurer to maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each financial guaranty insurer, and limits the size of individual transactions and the volume of transactions that may be underwritten by each financial guaranty insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as FSA, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liability for borrowings.

The Policy

     The following summary of the terms of the Financial Guaranty Insurance Policy (the “Policy”) does not purport to be complete and is qualified in its entirety by reference to the Policy.

     Simultaneously with the issuance of the Notes, the Insurer will deliver the Policy to the indenture trustee for the benefit of each noteholder. Under the Policy, the Insurer unconditionally and irrevocably guarantees to the indenture trustee for the benefit of each Noteholder the full and complete payment of (i) Scheduled Payments (as defined below) on the Notes; and (ii) the amount of any Scheduled Payment which subsequently is avoided in whole or in part as a preference payment under applicable law.

     “Scheduled Payments” means, with respect to each Payment Date, the payment to be made to Noteholders in an aggregate amount equal to the sum, without duplication, of (i) accrued and unpaid interest for the related Interest Accrual Period at the Note Rate due on the Notes in accordance with the original terms of the Notes, the sale and servicing agreement and the indenture, (ii) for the Payment Date occurring in July 2037, the amount needed to pay the outstanding Note Principal Amount, and (iii) for any other Payment Date, the amount of the excess, if any, of the Note Principal Amount (in the case of clause (ii) above and this clause (iii), after giving effect to all allocations and payments of principal to be made on the Notes on the Payment Date, but without giving effect to payments under the Policy to be made on such Payment Date) over the Invested Amount for such Payment Date, in each case in accordance with the original terms of the Notes when issued and without regard to any amendment or modification of the Notes, the indenture or the sale and servicing agreement except amendments or modifications to which the Insurer has given its prior written consent. The Insurer may consent to any amendment of or modification to the indenture as permitted by the indenture; provided, however, that no such amendment or modification shall, without the consent of the Noteholder, change the entitlement of the Noteholder to payment under the Policy of any unpaid principal of the Notes due at final maturity or due on any scheduled principal amortization date, or any unpaid interest thereon due on any interest Payment Date. Scheduled Payments will not include, nor shall coverage be provided under the Policy in respect of, any interest shortfalls due to the application of the Relief Act, any prepayment interest shortfalls, any deferred interest or any amount required to increase the overcollateralization amount to the specified overcollateralization amount, that may be incurred or that may be distributable to the Notes. Scheduled Payments shall not include payments that become due on an accelerated basis as a result of a default by the issuing entity, an election by the issuing entity to pay principal on an accelerated basis, the occurrence of an event of default under the indenture or any other cause, unless the Insurer elects, in its sole discretion, to pay in whole or in part such principal due upon acceleration, together with any accrued interest to the date of acceleration. In the event the Insurer does not so elect, the Policy will continue to guarantee payment on the Notes in accordance with their original terms. Scheduled Payments shall not include any amounts due in respect of the Notes attributable to any increase in interest rate, penalty or other sum payable by the issuing entity by reason of any default or event of default in respect of the Notes, or by reason of any deterioration of the creditworthiness of the issuing entity, nor shall Scheduled Payments include, nor shall coverage be provided under the Policy in respect of, any taxes, withholding or other charge imposed by any governmental authority due in connection with the payment of any Scheduled Payment to a Noteholder.

     Payment of claims on the Policy made in respect of Scheduled Payments will be made by the Insurer following Receipt by the Insurer of the appropriate notice for payment on the later to occur of (i) 12:00 noon, New York City time, on the second Business Day following Receipt of such notice for payment, and (ii) 12:00 noon, New York City time, on the date on which such payment was due on the Notes. The Insurer will be entitled to pay any amount under the Policy in respect of Scheduled Amounts on the Notes including any acceleration payment, whether or not any notice shall have been Received by the Insurer as provided above; provided, however, that by acceptance of the Policy, the indenture trustee agrees to provide upon request to the Insurer a notice in respect of any such payments made by the Insurer.

     If payment of any amount voided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under the Policy, the Insurer shall cause such payment to be made on the later of (a) the date when due to be paid pursuant to the Order referred to below or (b) the first to occur of (i) the fourth Business Day following Receipt by the Insurer from the indenture trustee of (A) a certified copy of the order (the “Order”) of the court or other governmental body which exercised jurisdiction to the effect that the Noteholder is required to return principal or interest paid on the Notes during the term of the Policy because such payments were voidable as preference payments under applicable bankruptcy law, (B) a certificate of the Noteholder that the Order has been entered and is not subject to any stay, and (C) an assignment duly executed and delivered by the Noteholder, in such form as is reasonably required by the Insurer and provided to the Noteholder by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Noteholder relating to or arising under the Notes against the Issuing entity or otherwise with respect to such preference payment, or (ii) the date of Receipt by the Insurer from the indenture trustee of the items referred to in clauses (A), (B) and (C) above if, at least four Business Days prior to such date of Receipt, the Insurer shall have Received written notice from the indenture trustee that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the indenture trustee or any Noteholder directly (unless a Noteholder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case such payment shall be disbursed to the indenture trustee for distribution to such Noteholder upon proof of such payment reasonably satisfactory to the Insurer). In connection with the foregoing, the Insurer shall have the rights provided pursuant to Section 5.07 of the indenture, including, without limitation, the right to direct all matters relating to any preference claim and subrogation to the rights of the indenture trustee and each Noteholder in the conduct of any proceeding with respect to a preference claim.

     The terms “Receipt” and “Received,” with respect to the Policy, shall mean actual delivery to the Insurer and to the fiscal agent, if any, prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 noon, New York City time, shall be deemed to be Receipt on the next succeeding Business Day. If any notice or certificate given under the Policy by the indenture trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and the Insurer shall promptly so advise the indenture trustee and the indenture trustee may submit an amended notice.

     Under the Policy, “Business Day” means any day other than (a) a Saturday or Sunday or (b) a day on which banking institutions in the States of New York or California or in the city in which the corporate trust office or the office of the Insurer is located, are authorized or obligated by law, executive order or government decree to be closed.

     The Insurer’s obligations under the Policy in respect of Scheduled Payments shall be discharged to the extent funds are paid by the issuing entity in accordance with the indenture or disbursed by the Insurer as provided in the Policy whether or not such funds are properly applied by the indenture trustee.

     The Insurer shall be subrogated to the rights of each Noteholder to receive payments of principal and interest under the Notes to the extent of any payment by the Insurer under the Policy. For a discussion of the rights and powers of the Insurer upon an event of default under the indenture, see “The Trust Agreement, Indenture and Administration Agreement – Control Rights of the Insurer.”

     Pursuant to the sale and servicing agreement and the indenture, unless an insurer default exists, the Insurer will be treated as a Noteholder for certain purposes, will be entitled to exercise all rights of the Noteholders under the indenture without the consent of the Noteholders, and the Noteholders may exercise their rights under the indenture only with the written consent of the Insurer. In addition, the Insurer will have certain additional rights as a third party beneficiary to the sale and servicing agreement and the indenture.

     To the fullest extent permitted by applicable law, the Insurer agrees under the Policy not to assert, and waives, for the benefit of each Noteholder, all its rights (whether by counterclaim, setoff or otherwise) and defenses (including, without limitation, the defense of fraud), whether acquired by subrogation, assignment or otherwise, to the extent that such rights and defenses may be available to the Insurer to avoid payment of its obligations under the Policy in accordance with the express provisions of the Policy.

     Claims under the Policy constitute direct, unsecured and unsubordinated obligations of the Insurer ranking not less than pari passu with other unsecured and unsubordinated indebtedness of the Insurer for borrowed money. Claims against the Insurer under the Policy and claims against the Insurer under each other financial guaranty insurance policy issued thereby constitute pari passu claims against the general assets of the Insurer. The terms of the Policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the issuing entity. The Policy may not be cancelled or revoked prior to payment in full of the notes.

     The Policy is not covered by the property/casualty insurance security fund specified in Article 76 of the New York Insurance Law. The Policy is governed by the laws of the State of New York.

AFFILIATIONS AND RELATED TRANSACTIONS

     The depositor is a direct wholly owned, limited-purpose finance subsidiary of the sponsor. The sponsor is the servicer and the seller of the HELOCs.

     There is not currently, and there was not during the past two years, any material business relationship, agreement, arrangement, transaction or understanding that is or was entered into outside the ordinary course of business or is or was on terms other than would be obtained in an arm’s length transaction with an unrelated third party, between the sponsor and the depositor.

THE MORTGAGE LOAN PURCHASE AGREEMENT AND THE SALE AND SERVICING AGREEMENT

General

     On the Closing Date, pursuant to the mortgage loan purchase agreement, the seller will sell the HELOCs to the depositor. Pursuant to the sale and servicing agreement, the depositor will, in turn, sell the HELOCs to the trust.

Assignment and Pledge of HELOCs

     The HELOCs will be assigned to the trust, together with all principal and interest received with respect to the HELOCs after the Cut-off Date, except for interest due on or prior to the Cut-off Date. Pursuant to the indenture, the trust will pledge all of its interest in such assets and any other property comprising the trust estate to the indenture trustee as security for the Notes.

     At the time of issuance of the Notes, the depositor will transfer to the trust all of its right, title and interest in and to each HELOC (including any Additional Balances arising in the future) and the related Credit Line Agreements, mortgages and other related documents (collectively, the “Related Documents”), including all collections received with respect to each such HELOC after the Cut-off Date (other than interest due on or prior to the Cut-off Date). Neither the trust nor the depositor will have any obligation to make additional funding under the Credit Line Agreements. The trust will in turn pledge to the indenture trustee under the indenture all of its right, title and interest in the foregoing property as collateral for the Notes and the insurer. Concurrently with such pledge, the indenture trustee will deliver the Notes on behalf of the trust. Each HELOC transferred to the trust will be identified on a schedule (the “HELOC Schedule”) delivered to the indenture trustee pursuant to the sale and servicing agreement, which will specify with respect to each HELOC, among other things, the original Principal Balance and the Cut-off Date Principal Balance, the loan rate, the maturity date, credit line, and applicable prepayment penalty provisions, if any.

     The sale and servicing agreement will require that, on or prior to the Closing Date, the depositor shall deliver to the indenture trustee, the Credit Line Agreement for each HELOC and, within 90 days following the Closing Date, executed assignments of mortgages related to each HELOC, other than HELOCs registered with Mortgage Electronic Registration Systems, Inc. (“MERS”) and the other Related Documents. In lieu of delivery of original mortgages, with respect to lost mortgages, the depositor may deliver true and correct copies thereof that with respect to lost mortgages have been certified as to the authenticity by the appropriate county recording office where such mortgage is recorded (or, subject to certain requirements set forth in the sale and servicing agreement, an optical image or representation thereof).

     An assignment of mortgage will only be recorded in those jurisdictions where recording is required by law to protect the interests of the owner trustee, indenture trustee, the Noteholders and the Certificateholders and only following the occurrence of a Recordation Event (as defined below) occurs. Upon the occurrence of a Recordation Event, the indenture trustee will complete and submit for recordation, at the expense of the seller, the assignments of the mortgages related to each such HELOC in favor of the indenture trustee within 90 days of the Recordation Event.

     A “Recordation Event” means (i) that the long-term senior unsecured debt rating of the seller (or any successor in interest thereto) is reduced to below “BBB-” by S&P, (ii) an Event of Servicer Termination under the sale and servicing agreement has occurred and is continuing, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the servicer; provided, that any such Recordation Event may be waived by the insurer (so long as the Notes are outstanding or any Reimbursement Amounts remain due and owing to the insurer and no Insurer Default has occurred and is continuing) by providing written notice of such waiver to the servicer and the indenture trustee or (iv) at the written request of the insurer (so long as the Notes are outstanding or any Reimbursed Amounts remain due and owing to the insurer and no Insurer Default has occurred and is continuing), under certain circumstances specified in the sale and servicing agreement.

     Within 90 days of the Closing Date, the indenture trustee, pursuant to the sale and servicing agreement, will review the HELOCs and the Related Documents and if any HELOC or Related Document is found to be defective in any material respect and such defect is not cured within 90 days following notification thereof to the seller and the originator by the indenture trustee, the seller will be obligated to accept the transfer of such HELOC from the trust. Upon such transfer, the seller will be obligated to either substitute a HELOC or to purchase such HELOC at a purchase price equal to the Principal Balance of such HELOC plus an amount equal to all accrued but unpaid interest on such removed HELOC. The obligation of the seller either to accept a transfer of a defective HELOC and to convey a substitute HELOC or to repurchase such HELOC is the sole remedy regarding any defects in the HELOCs and Related Documents available to the indenture trustee or the Noteholders.

     The seller shall make no substitution more than two years after the Closing Date unless the seller delivers to the indenture trustee an opinion of counsel to the effect that such substitution will not (i) result in the imposition of the tax on “prohibited transactions” on the issuing entity or contributions after the “startup date,” as defined in Sections 860F(a)(2) and 860G(D) of the Code, respectively, or (ii) cause any REMIC created under the trust agreement to fail to qualify as a REMIC at any time that any Notes are outstanding.

Event of Servicer Termination; Rights Upon Event of Servicer Termination

“Events of Servicer Termination” under the sale and servicing agreement include, among others:
(i)	Any failure by the servicer to furnish to the indenture trustee the certain information regarding the HELOCs sufficient to prepare the monthly statements described in the sale and servicing agreement which continues unremedied for a period of two Business Days after the date upon which written notice of such failure shall have been given to the servicer by the indenture trustee or to the servicer and the indenture trustee by the insurer (so long as the Notes are outstanding or amounts remain due and owing to the insurer and no Insurer Default has occurred and is continuing) and, if (i) the Notes are no longer outstanding and no amounts remain due and owing to the insurer or (ii) an Insurer Default has occurred and is continuing, by the Noteholders of not less than 25% of the Note Principal Amount of the Notes;

(ii)	After receipt of notice from the indenture trustee, any failure of the servicer to remit to the indenture trustee any payment required to be made to the indenture trustee for the benefit of the Noteholders and the holders of the Certificates (the “Securityholders”) or to the insurer under the terms of the sale and servicing agreement, including any Servicing Advance, on any deposit date, which failure continues unremedied for a period of two Business Days after the date upon which notice of such failure shall have been given to the servicer by the indenture trustee or the insurer

(so long as the Notes are outstanding or amounts remain due and owing to the insurer and no Insurer Default has occurred and is continuing);

(iii)	Any failure on the part of the servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the servicer contained in the sale and servicing agreement, or if the servicer is also a servicer, any other covenant or agreement on the part of the servicer contained in the related Servicing Agreement, which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the servicer by the indenture trustee or to the servicer and the indenture trustee by the Majority Securityholders (as defined in the sale and servicing agreement) or the insurer; and

(iv)	The servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the servicer or of or relating to all or substantially all of its property.

     So long as an Event of Servicer Termination remains unremedied under the sale and servicing agreement, the indenture trustee may with the consent of the insurer, and shall at the direction of the insurer (or if an Insurer Default has occurred and is continuing at the direction of the Noteholders evidencing not less than 66-2/3% of the aggregate Note Principal Amount of the Notes), terminate all of the rights and obligations of the servicer as servicer under the sale and servicing agreement and in and to the HELOCs (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of the sale and servicing agreement), whereupon the indenture trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the sale and servicing agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the sale and servicing agreement. Upon the occurrence of any Event of Servicer Termination, the insurer (or if an Insurer Default has occurred and is continuing, the indenture trustee or Noteholders evidencing more than 50% of the Notes) may declare the occurrence of a Rapid Amortization Event. See “Description of the Notes—Sale of HELOCs and Priority of Payment of Sale Proceeds Following Rapid Amortization Event” below for a description of the consequences of a Rapid Amortization Event.

     In addition, pursuant to the sale and servicing agreement, upon the occurrence of any Insurance Agreement Event of Default under the insurance and indemnity agreement, dated as of the Closing Date, between the issuing entity, the insurer, the seller, the servicer and the depositor (the “insurance agreement”), the indenture trustee will upon the direction of the insurer (so long as the Notes are outstanding or Reimbursement Amounts remain due and owing to the insurer and no Insurer Default has occurred and is continuing) terminate the rights and responsibilities of the servicer as servicer under the sale and servicing agreement (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of the sale and servicing agreement). Upon any such termination of the servicer following an Insurance Agreement Event of Default, the insurer (or if an Insurer Default has occurred and is continuing, the indenture trustee or Noteholders evidencing more than 50% of the Notes) may declare the occurrence of a Rapid Amortization Event. See “Description of the Notes—Sale of HELOCs and Priority of Payment of Sale Proceeds Following Rapid Amortization Event” below for a description of the consequences of a Rapid Amortization Event.

     Upon the termination of the servicer following an Insurance Agreement Event of Default, the indenture trustee will succeed to all the responsibilities, duties and liabilities of the servicer or shall appoint a successor servicer as described below. “Insurance Agreement Events of Default” under the insurance agreement include, among others:

(i)	Any failure by the sponsor, seller, servicer, depositor or issuing entity to observe or perform in any material respect any of the covenants or agreements contained in the insurance agreement or any other transaction document;

(ii)	Any failure by the sponsor, seller, servicer, depositor or issuing entity to pay when due any amount payable under the insurance agreement or a court of competent jurisdiction finds or rules that the insurance agreement or any other transaction document is not valid and binding on the sponsor, seller, servicer, depositor, or issuing entity;

(iii)	The sponsor, seller or servicer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of or otherwise voluntarily commences a case or proceeding under any applicable insolvency, reorganization or other similar statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations;

(iv)	A breach of certain representations and warranties by the sponsor, seller, servicer, depositor or issuing entity under the transaction documents that remains unremedied following the expiration of the applicable cure period;

(v)	The sponsor, seller or servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the servicer or of or relating to all or substantially all of its property; and

(vi)	A decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy insolvency or similar law or the appointment of a conservator or receiver or liquidator or other similar official in any bankruptcy, insolvency or similar proceedings for the winding-up or liquidation of its affairs, is entered against the sponsor, seller or servicer.

     In the event that the indenture trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, an established housing and home finance institution, bank or mortgage servicing institution with a net worth of at least $15,000,000, which is acceptable to the insurer (so long as the Notes are outstanding or amounts remain due and owing to the insurer and no Insurer Default has occurred and is continuing) to act as successor servicer under the provisions of the sale and servicing agreement relating to the servicing of the HELOCs.

     During the continuance of any Event of Servicer Termination under the sale and servicing agreement, so long as such Event of Servicer Termination has not been remedied, the indenture trustee will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Noteholders and the insurer, and the insurer may direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee or exercising any trust or power conferred upon the indenture trustee. However, the indenture trustee will not be under any obligation to pursue any remedy or to exercise any of the trusts or powers unless the indenture trustee has reasonable security or indemnity against the cost, expenses and liabilities that may be incurred by the indenture trustee therein or thereby. Also, the indenture trustee may decline to follow the direction of the insurer if the indenture trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability.

     No Noteholder, solely by virtue of that holder’s status as a Noteholder, will have any right under the sale and servicing agreement to institute any proceeding with respect to the sale and servicing agreement, unless an Insurer Default has occurred and is continuing, that holder previously has given to the indenture trustee notice of an Event of Servicer Termination and unless the Noteholders evidencing not less than a specified percentage of the aggregate Note Principal Amount of the Notes have made written request upon the indenture trustee to institute a proceeding in its own name as indenture trustee thereunder and have offered to the indenture trustee reasonable indemnity, and the indenture trustee for a specified number of days has neglected or refused to institute such a proceeding.

Amendment

     The sale and servicing agreement may be amended by the depositor, the issuing entity, the servicer and the indenture trustee, without consent of the Certificateholders and the Noteholders but (so long as the Notes are outstanding or amounts remain due and owing to the insurer and no Insurer Default has occurred and is continuing)

with the consent of the insurer, (1) to cure any ambiguity, (2) to conform the provisions of the sale and servicing agreement to the information contained herein or to correct or supplement any provision therein, (3) to make any other provision with respect to matters or questions arising under the sale and servicing agreement or (4) to add, delete or amend any provision in order to comply with any requirements imposed by the Code, ERISA and their related regulations; provided, however, that no such amendment, as evidenced by an opinion of counsel, will adversely affect the status of the REMICs created by the trust agreement, nor shall such amendment adversely affect in any material respect the interests of any Noteholder or adversely affect the insurer without the consent of the insurer. Any such amendment will be deemed not to adversely affect in any material respect the interests of any Noteholder if the Rating Agencies confirms that such action would not adversely affect the then-current ratings on the Notes without regard to the Policy.

     The sale and servicing agreement may also be amended by the depositor, the trust, the servicer and the indenture trustee with the consent of Noteholders evidencing not less than 66-2/3% of the aggregate Note Principal Amount of the Notes, the insurer and Certificateholders evidencing not less than 66-2/3% of the aggregate principal balance of the Certificates of all of the Certificates affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the sale and servicing agreement or modifying in any manner the rights of the parties to the sale and servicing agreement; provided, however, that no such amendment will be made unless an opinion of counsel has been delivered to the effect that such amendment will not adversely affect the status of the REMICs created by the trust agreement and no such amendment may (1) reduce in any manner the amount of, or delay the timing of, payments that are required to be made in respect of any Notes or Certificates or to the insurer without the consent of the Noteholders, the insurer (so long as the Notes are outstanding or amounts remain due and owing to the insurer) and the Certificateholders affected thereby or (2) reduce the percentage of Notes or Certificates the holders of which are required to consent to any such amendment without the consent of the Noteholders and holders of Certificates affected thereby.

Voting Rights

     Unless an Insurer Default exists, the insurer will be entitled to exercise all voting rights of the Noteholders as described under “The Trust Agreement, Indenture and Administration Agreement—Controlling Rights of the Insurer”. If an Insurer Default shall have occurred and is continuing, then 100% of all voting rights will be allocated to the Notes.

THE TRUST AGREEMENT, INDENTURE AND ADMINISTRATION AGREEMENT

General

     The Notes will be issued pursuant to the indenture. Notes in certificated form will be transferable and exchangeable at the Corporate Trust Office of the indenture trustee, which will serve as Note Registrar and Paying Agent. The indenture trustee will provide to a prospective or actual Noteholders, without charge, on written request, an electronic copy (without exhibits) of the indenture. Requests should be addressed to Deutsche Bank National Trust Company, 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust Administration IN07H1.

     The following summary describes certain terms of the trust agreement, the indenture and the administration agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of such agreements.

Termination

     The trust will generally terminate on the later of (A) the Payment Date immediately following the payment in full of all amounts owing to the insurer and (B) the earliest of (i) the Payment Date on which the aggregate Note Principal Amount of the Notes (after application of any principal payments on such date) has been reduced to zero and all other amounts due and owing to the Noteholders have been paid in full, (ii) the Payment Date immediately following the final payment or other liquidation of the last HELOC in the trust, (iii) the Payment Date immediately following the Optional Redemption of the Notes by the servicer, as described below and (iv) the Payment Date in July 2037.

     The Notes are subject to redemption under the circumstances described under “Description of the Notes —Optional Redemption.”

     The indenture will be discharged upon the delivery to the indenture trustee for cancellation of all Notes or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all the Notes and upon payment of all Reimbursement Amounts owing to the insurer and the surrender of the Policy to the Insurer. Upon the payment in full of all outstanding Notes and the discharge of the indenture, the owner trustee will succeed to all the rights of the indenture trustee, and the holders of the Certificate will succeed to all the rights of the Noteholders pursuant to the sale and servicing agreement.

Administration

     Deutsche Bank National Trust Company (the “administrator”) or the depositor will agree, to the extent provided in the administration agreement, to provide certain notices and to perform certain other administrative obligations required to be performed by the trust under the sale and servicing agreement, the indenture and the trust agreement. In carrying out the foregoing duties, the administrator may enter into transactions with or otherwise deal with any of its affiliates; provided, however, that the terms of any such transactions or dealings are on terms no less favorable to the trust than would be available from unaffiliated parties. The administrator will receive compensation for its services as administrator as agreed between the administrator and the seller. The depositor will not receive additional compensation for its services under the administration agreement. The depositor is obligated to pay the administrator its compensation due under the administration agreement, including reasonable fees and expenses incurred by the administrator in performing its duties thereunder.

Amendment

     Generally, the trust agreement, the indenture and the administration agreement are subject to amendment by the parties thereto, in each case without consent of the holders of the Notes or Certificates but (so long as the Notes are outstanding or amounts remain due and owing to the insurer and no Insurer Default has occurred and is continuing) with the consent of the insurer, (1) to cure any ambiguity, (2) to conform the provisions of the applicable agreement to the information contained herein or to correct or supplement any provision therein, (3) to make any other provision with respect to matters or questions arising under the applicable agreement or (4) to add, delete or amend any provision in order to comply with any requirements imposed by the Code, ERISA and their related regulations; provided, however, that no amendment, as evidenced by an opinion of counsel, may adversely affect the status of the REMICs created by the trust agreement, nor may such amendment adversely affect in any material respect the interests of any Noteholder or any Certificateholder, or adversely affect the insurer without the consent of the insurer. Any amendment will be deemed not to adversely affect in any material respect the interests of any Noteholder if the Rating Agencies confirms that such action would not adversely affect the then-current ratings on the Notes without regard to the Policy.

     Additionally, each of the trust agreement, the indenture and the administration agreement may generally be amended by the parties thereto, with the consent of the insurer (so long as the Notes are outstanding or amounts remain due and owing to the insurer and no Insurer Default has occurred and is continuing) and the holders of the Notes and/or Certificates, as applicable, evidencing not less than 66-2/3% of the aggregate principal balance of the Notes and/or Certificates of each class, as applicable, affected thereby or all classes if all are affected for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the related agreement or modifying in any manner the rights of the parties to such agreement; provided, however, that no amendment may be made unless an opinion of counsel has been delivered to the effect that such amendment will not adversely affect the status of the REMICs created by the trust agreement and no amendment may (1) reduce in any manner the amount of, or delay the timing of, payments that are required to be made in respect of any Notes or Certificates without the consent of the Noteholders, the insurer (so long as the Notes are outstanding or amounts remain due and owing to the insurer) and the holders of the Class of Certificates affected thereby or (2) reduce the percentage of Notes or Certificates the holders of which are required to consent to any such amendment without the consent of the Noteholders and holders of Certificates affected thereby.

     In addition to the purposes described above, the indenture may be amended by the trust and the indenture trustee (so long as the Notes are outstanding or amounts remain due and owing to the insurer and no Insurer Default has occurred and is continuing), with the consent of the insurer and without obtaining the consent of the Noteholders, for the purpose of (1) correcting or amplifying the description of the trust estate subject to the indenture, (2) evidencing the succession of a successor to the trust, (3) adding to the covenants of the trust or surrendering any power conferred upon the trust under the indenture or (4) conveying or pledging any property to the indenture trustee. Any amendment of the provisions of the indenture will take the form of a supplemental indenture.

Servicing

     For a summary description of certain provisions of the sale and servicing agreement regarding servicing of the HELOCs, see “Servicing of the HELOCs” above.

Control Rights of the Insurer

     Pursuant to the terms of the indenture, unless an Insurer Default exists, the insurer will be deemed to be the Noteholder for all purposes, other than with respect to payment on the Notes and certain other limited purposes, and will be entitled to exercise all voting rights of the Noteholders thereunder, without the consent of the Noteholders, and the Noteholders may exercise such rights only with the prior written consent of the insurer. In addition, so long as an Insurer Default does not exist, the insurer will, as a third-party beneficiary to the indenture and the sale and servicing agreement, have, among others, the following rights:

  the right to give notices of breach or the right to terminate the rights and obligations of the servicer under the sale and servicing agreement in the event of an Event of Servicer Termination or an Insurance Agreement Event of Default and to institute proceedings against the servicer;
  the right to consent to or direct any waivers of defaults by the servicer;
  following the occurrence of a Rapid Amortization Trigger Event and so long as no Insurer Default has occurred and is continuing, the right to direct the indenture trustee to sell, dispose of or otherwise liquidate the trust property in a commercially reasonable manner and on commercially reasonable terms;
  the right to remove the indenture trustee upon an indenture trustee event of default pursuant to the indenture; and
  the right to require the seller to repurchase home equity lines of credit for breaches of representations and warranties or defects in documentation.

     So long as the Notes are outstanding or amounts remain due and owing to the insurer and no Insurer Default has occurred and is continuing, the insurer’s consent will be required prior to, among other things: (i) the removal of the indenture trustee or the servicer; (ii) the appointment of any successor indenture trustee or servicer; or (iii) any amendment to the indenture or the sale and servicing agreement.

CERTAIN REGULATORY MATTERS RELATED TO BANKS

General

     The seller is a federal savings bank and, as such, the OTS and the FDIC have special powers under the banking laws to take certain actions upon the insolvency of the seller. For example, the FDIC has broad discretion and authority to appoint itself conservator or receiver of the seller.

Certain Matters Relating to Conservatorship and Receivership

     The transfer of the HELOCs by the seller to the depositor will be characterized in the mortgage loan purchase agreement as a sale transaction.

     The FDIC has issued a rule entitled “Treatment by the Federal Deposit Insurance Corporation as Conservator or Receiver of Financial Assets Transferred in Connection with a Securitization or Participation” (the “FDIA Rule”). Under the FDIA Rule, the FDIC has stated that it will not reclaim, recover, or recharacterize a financial institution’s transfer of financial assets such as the HELOCs if (i) the transfer involved a securitization of financial assets and meets specified conditions for treatment as a sale under relevant accounting principles (other than the condition that, as a result of the transfer, the financial assets are “legally isolated” from the seller), (ii) the financial institution received adequate consideration for the transfer at the time of the transfer, (iii) the parties intended that the transfer constitute a sale for accounting purposes and the relevant documents reflect such intentions, and (iv) the financial assets were not transferred fraudulently, in contemplation of the financial institution’s insolvency, or with the intent to hinder, delay, or defraud the financial institution or its creditors. The seller’s transfer of the HELOCs and the mortgage loan purchase agreement are intended to satisfy all of these conditions.

     Nevertheless, in the event of insolvency of the seller, if the FDIC were to take the position that the FDIA Rule did not apply to the seller’s transfer of the HELOCs or that such transfer failed to satisfy the requirements of the FDIA Rule, and if the FDIC were further successful in an attempt to recharacterize the transfer of the HELOCs as a borrowing secured by a pledge of the HELOCs instead of a sale, the FDIC as conservator or receiver, could elect to accelerate payment of the notes and liquidate the HELOCs. In the event of an acceleration of the notes, the trust would lose the right to future payments of interest, might suffer reinvestment losses in a lower interest rate environment and may fail to recover the initial investment made by the depositor in the HELOCs. Further, with respect to an acceleration by the FDIC, interest may be payable only through the date of appointment of the FDIC as conservator or receiver. The FDIC has a reasonable period of time (which it has stated will generally not exceed 180 days after the date of its appointment) to elect to accelerate payment. Whether or not an acceleration takes place, delays in payments on the notes could occur. As a result, funds available to the trust to make payments on the notes may be reduced.

     In addition, if the FDIC were appointed as receiver or conservator for the seller, the FDIC would also have the power under the Federal Deposit Insurance Act (the “FDIA”), as amended, either to repudiate or modify contracts involving the seller, including the sale and servicing agreement and other transaction documents. If the FDIC did repudiate a contract, it would be liable for damages provided in the FDIA. These damages are generally limited to “direct compensatory damages” determined as of the date the FDIC is appointed conservator or receiver.

     The seller and the depositor will take steps to structure the transfer of the loans held in the issuing entity by the seller to the depositor as a sale. See “The Agreements—Assignment of Issuing Entity Assets” and “Risk Factors—Bankruptcy or Insolvency May Affect the Timing and Amount of Distributions on the Securities” in the base prospectus.

Certain Regulatory Matters

     If the bank regulatory authorities supervising the seller or the servicer were to find that any obligation of the seller or the servicer or any of their affiliates under any securitization or other agreement, or any activity of the seller, the servicer or any affiliate, constituted an unsafe or unsound practice or violated any law, rule, regulation or written condition or agreement applicable to the seller, the servicer or any affiliate, such regulatory authorities may have the power under the FDIA or other applicable laws to order the seller, the servicer or any affiliate, among other things, to rescind such agreement or contract, refuse to perform that obligation, terminate the activity, amend the terms of such obligation or take such other action as such regulatory authorities determine to be appropriate. In such an event, the seller, the servicer and such affiliates may not be liable to noteholders for contractual damages for complying with such an order and noteholders may have no recourse against the applicable regulatory authority.

     While the seller has no reason to believe that any applicable regulatory authority would consider provisions relating to the seller, the servicer or any affiliate or the payment or amount of a servicing fee to the servicer or any affiliate, or any other obligation of the seller, the servicer or an affiliate under the mortgage loan purchase agreement, the sale and servicing agreement, the administration agreement, the trust agreement or the indenture, to be unsafe or unsound or violative of any law, rule or regulation applicable to them, there can be no assurance that any such regulatory authority would not conclude otherwise in the future. If such a bank regulatory authority did reach such a conclusion, and ordered the seller, the servicer or any affiliate to rescind or amend these agreements, payments to you could be delayed or, if the insurer fails to perform under the Policy, reduced.

DESCRIPTION OF THE NOTES

General

     Pursuant to the trust agreement (the “trust agreement”), dated as of the Cut-off Date and entered into among IndyMac ABS, Inc. (the “depositor”), the owner trustee and Deutsche Bank National Trust Company, as administrator, the trust will issue three classes of certificates, the Class B, Class L and Class R Certificates (collectively, the “Certificates”) on or about March 23, 2007 (the “Closing Date”). Pursuant to the indenture dated as of the Cut-off Date between the trust and the indenture trustee (the “indenture”), the trust will issue the Notes (collectively, the “Notes”). The Certificates represent the beneficial ownership interests in the trust and are not offered hereby. The Notes represent debt obligations of the trust. Payments on the Notes and certain rights of investors in the Notes will be governed by the indenture and the sale and servicing agreement. As used herein, the term, “Noteholder”, means, as to a particular Note, the holder of the Note set forth on the note register. The following summaries describe certain provisions of the indenture, the sale and servicing agreement and the trust agreement. For additional information on the provisions of the indenture, the sale and servicing agreement and the trust agreement, see “The Mortgage Loan Purchase Agreement and the Sale and Servicing Agreement” and “The Trust Agreement, Indenture and Administration Agreement” above and “The Agreements” in the base prospectus.

     Payments on the Notes will be made on the 25th day of each month or, if the 25th day is not a Business Day, on the next succeeding Business Day, beginning in April 2007 (each, a “Payment Date”), to Noteholders on the applicable Record Date. The “Record Date” for the Notes with respect to each Payment Date will be the close of business on the Business Day immediately preceding such Payment Date (or, in the case of any Notes issued to beneficial holders in definitive form, the last Business Day of the calendar month preceding the month in which the related Payment Date occurs). A “Business Day” is generally any day other than a Saturday or Sunday or a day on which banks in New York or California or the city in which the corporate trust office of the indenture trustee or office of the insurer is located are required or authorized by law to be closed.

     Payments on the Notes will be made to each registered holder entitled thereto, by check or by wire transfer in immediately available funds; provided, that the final payment in respect of any Note will be made only upon presentation and surrender of such Note at the corporate trust office of the indenture trustee. See “The Trust—The Indenture Trustee” in this free writing prospectus.

     The Notes will be issued, maintained and transferred on the book-entry records of The Depository Trust Company (“DTC”) and its participants and for such purpose are referred to as “Book-Entry Notes.” The Notes will be offered in denominations of $250,000 and multiples of $1,000 in excess thereof. The Notes will be issued in book-entry form only. Definitive Notes, if issued, will be transferable and exchangeable at the corporate trust office of the indenture trustee, which will initially act as registrar (the “Registrar”). No service charge will be made for any registration of exchange or transfer of the Notes, but the indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

     The Book-Entry Notes will be represented by one or more global notes that equal in the aggregate the initial Note Principal Amount of the Notes registered in the name of the nominee of DTC. The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No person acquiring an interest in a Book-Entry Note (each, a “Beneficial Owner”) will be entitled to receive a physical security representing such person’s interest (a “Definitive Note”, except as set forth below under “—Definitive Notes.” Unless and until Definitive Notes are issued for the Book-Entry Notes under the limited circumstances described in this free writing prospectus, all references to actions by Noteholders with respect to the Book-Entry Notes shall refer to actions taken by DTC upon instructions from its participants, and all references in this free writing prospectus to payments, notices, reports and statements to Noteholders with respect to the Book-Entry Notes shall refer to payments, notices, reports and statements to DTC or

Cede & Co., as the registered holder of the Book-Entry Notes, for payment to Beneficial Owners by DTC in accordance with DTC procedures.

     Payments on the Book-Entry Notes will be made on each Payment Date by the indenture trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures. Each DTC participant will be responsible for disbursing such payment to the Beneficial Owners of the Book-Entry Notes that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Notes that it represents.

     For additional information regarding DTC, and the Notes, see “Description of the Securities—Book-Entry Securities” in the base prospectus.

Definitive Notes

     Definitive Notes will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only if DTC or the depositor advises the indenture trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository for the Notes and the depositor is unable to locate a qualified successor or after the occurrence of a Rapid Amortization Trigger Event, Beneficial Owners of the Book-Entry Notes representing at least a majority of the aggregate Note Principal Amount of the Book-Entry Notes advise DTC in writing that the continuation of a book-entry system through DTC is no longer in the best interests of such Beneficial Owners. Upon the occurrence of an event described above, the indenture trustee is required to direct DTC to notify participants that have ownership of Book-Entry Notes as indicated on the records of DTC of the availability of Definitive Notes for their Book-Entry Notes. Upon surrender by DTC of the Definitive Notes representing the Book-Entry Notes and upon receipt of instructions from DTC for re-registration, the indenture trustee will re-issue the Book-Entry Notes as Definitive Notes in the respective Note Principal Amounts owned by individual Beneficial Owners, and thereafter the indenture trustee will recognize the holders of such Definitive Notes as Noteholders under the indenture and the sale and servicing agreement.

Interest Payments

     Interest on the Notes will be payable monthly on each Payment Date, commencing in April 2007, at the Note Rate for the related Interest Accrual Period, in accordance with the priority of payment set forth in “—Priority of Payment” below.

     The “Note Rate” for any Interest Accrual Period will be the lesser of (1) the annual rate as described in the tables beginning on page 5 and (2) the Maximum Rate for the related Interest Accrual Period.

     The “Maximum Rate” with respect to the Notes on any Payment Date is equal to the quotient of

(A)	the excess of (x) the Interest Collections for that Payment Date, over (y) the sum of (i) the fees of the owner trustee for that payment date, (ii) any payments to the indenture trustee for fees and reimbursed expenses, (iii) the Premium Amount payable to the insurer on that Payment Date, and (iv) beginning on the Payment Date in April 2008, 0.041667% multiplied by the Pool Balance on the first day of the related Collection Period, divided by

(B)	the product of (x) the Pool Balance on the first day of the related Collection Period, and (y) a fraction, the numerator of which is the actual number of days in the related Interest Accrual Period for the Notes and the denominator of which is 360.

     The “Premium Amount” is 0.12% per annum on the Note Balance immediately prior to the related Payment Date multiplied by a fraction, the numerator of which is the number of days in the related Interest Accrual Period for the Notes and the denominator of which is 360.

     With respect to any Payment Date and HELOC, the “Collection Period” is the 14th day of the calendar month immediately preceding such Payment Date to the 13th day of the calendar month of such Payment Date.

     To the extent the Maximum Rate is less than the annual interest rate set forth on page 5 for the Notes and any Payment Date, the deficiency will be deferred (the “Deferred Interest” respect to the Notes). The Policy issued by the insurer to the indenture trustee for the benefit of the Noteholders will not guarantee the payment of such Deferred Interest.

     Interest Accrual Period. The “Interest Accrual Period” with respect to each Payment Date will be the period from and including the preceding Payment Date (or, in the case of the first Payment Date, from the Closing Date) to, but excluding the current Payment Date. For any Payment Date, the interest then due with respect to the Notes (the “Interest Payment Amount”) will be calculated on the basis of the actual number of days in the Interest Accrual Period and a 360-day year using the Note Rate for such Payment Date.

Determination of LIBOR

     On the second LIBOR Business Day (as defined below) preceding the commencement of each Interest Accrual Period (each such date, a “LIBOR Determination Date”), the indenture trustee will determine LIBOR for purposes of calculating interest on the Notes based on the “Interest Settlement Rate” for U.S. dollar deposits of one month maturity set by the British Bankers’ Association (the “BBA”) as of 11:00 a.m. (London time) on the LIBOR Determination Date (“LIBOR”).

     The BBA’s Interest Settlement Rates are currently displayed on Reuters Monitor Money Rates Service page “LIBOR01” (such page, or such other page as may replace page LIBOR01 on that service or such other service as may be nominated by the BBA as the information vendor for the purpose of displaying the BBA’s Interest Settlement Rates for deposits in U.S. dollars, the “Designated Telerate Page”). Such Interest Settlement Rates are also currently available on Bloomberg L.P. page “BBAM.” The BBA’s Interest Settlement Rates currently are rounded to five decimal places.

     A “LIBOR Business Day” is any day on which banks in London and New York are open for conducting transactions in foreign currency and exchange.

     With respect to any LIBOR Determination Date, if the BBA’s Interest Settlement Rate does not appear on the Designated Telerate Page as of 11:00 a.m. (London time) on such date, or if the Designated Telerate Page is not available on such date, the indenture trustee will obtain such rate from the Reuters or Bloomberg page. If such rate is not published for such LIBOR Determination Date, LIBOR for such date will be the most recently published Interest Settlement Rate. In the event that the BBA no longer sets an Interest Settlement Rate, the indenture trustee will designate an alternative index that has performed, or that the indenture trustee expects to perform, in a manner substantially similar to the BBA’s Interest Settlement Rate.

     The establishment of LIBOR on each LIBOR Determination Date by the indenture trustee and the indenture trustee’s calculation of the rate of interest applicable to the Notes for the related Interest Accrual Period will (in the absence of manifest error) be final and binding.

LIBOR for the first Interest Accrual Period will be [__]%.

Principal Payments

     Principal Payment Amount. On each Payment Date, the Noteholders will receive, to the extent of Available Funds in accordance with the priority of payment set forth in “—Priority of Payment” below, the Principal Payment Amount for such Payment Date until the Note Principal Amount of the Notes has been reduced to zero.

     The Noteholders will receive, to the extent of Net Available Funds and until the Note Principal Amount of the Notes has been reduced to zero, the “Note Principal Payment Amount” on each Payment Date equal to (a) prior to the Stepdown Date or if a Trigger Event is in effect or a Rapid Amortization Trigger Event has occurred, the

Principal Payment Amount for that Payment Date and (b) on or after the Stepdown Date unless a Trigger Event is in effect or a Rapid Amortization Trigger Event has occurred, the lesser of (i) the excess of (A) the Note Principal Amount of the Notes immediately prior to the applicable Payment Date over (B) the Note Target Amount for that Payment Date and (ii) the Principal Payment Amount for that Payment Date.

     The “Note Target Amount” for each Payment Date will equal the lesser of (a) the product of (i) approximately 95.50% and (ii) the Invested Amount for such Payment Date and (b) the excess if any of (i) the Invested Amount for such Payment Date over (ii) 0.50% of the Initial Invested Amount.

     The amount of principal paid on the Notes on any Payment Date depends on whether the Payment Date is during the Managed Amortization Period or the Rapid Amortization Period and on the Floating Allocation Percentage. The “Managed Amortization Period” is the period commencing on the first Payment Date, and ending on the earlier to occur of (x) the 120th Payment Date or (y) the Payment Date which immediately follows the occurrence of a Rapid Amortization Trigger Event. The “Rapid Amortization Period” is the period which immediately follows the end of the Managed Amortization Period. A “Rapid Amortization Trigger Event” “will occur if a Rapid Amortization Event is declared to have occurred or has occurred automatically as set forth in “Description of the Notes—Rapid Amortization Events” below.

     With respect to each Payment Date and the Notes, the “Principal Payment Amount” will equal the excess of (a) the Maximum Principal Payment over (b) the Overcollateralization Reduction Amount, if any, in each case, with respect to that Payment Date. With respect to each Payment Date and the Notes, the “Maximum Principal Payment” will equal (i) during the Managed Amortization Period, the Net Principal Collections with respect to that Payment Date, and (ii) during the Rapid Amortization Period, the Floating Allocation Percentage of Principal Collections relating to that Payment Date. With respect to each Payment Date, “Net Principal Collections” for each Payment Date will equal the positive difference between (x) the Floating Allocation Percentage of Principal Collections with respect to that Payment Date and (y) the Floating Allocation Percentage of the aggregate principal amount of all Additional Balances arising during the related Collection Period.

     The “Additional Balances” with respect to any HELOC on any date, are the aggregate amount of all additional borrowings by the related borrower subsequent to the Cut-off Date that are conveyed to the issuing entity pursuant to the sale and servicing agreement.

     The “Floating Allocation Percentage” on any Payment Date, is the percentage equivalent of a fraction the numerator of which is the Invested Amount for the preceding Payment Date (or in the case of the first Payment Date, the Initial Invested Amount) and the denominator of which is the Pool Balance at the end of the Collection Period preceding the previous Payment Date (or in the case of the first Payment Date, the Cut-off Date Principal Balance), provided such percentage shall not be greater than 100%.

     The “Invested Amount” on any Payment Date, is the Invested Amount for the preceding Payment Date (or in the case of the first Payment Date, the Initial Invested Amount) reduced by (i) the Floating Allocation Percentage of Principal Collections for that Payment Date and (ii) the Investor Charge-Off Amounts for that Payment Date. The “Initial Invested Amount” as of the Closing Date is expected to be approximately $650,071,585.70.

     The “Investor Charge-off Amount” on any Payment Date, is the Charge-Off Amounts incurred during the related Collection Period multiplied by the Floating Allocation Percentage.

     The “Overcollateralization Reduction Amount” on any Payment Date, means the amount by which the Overcollateralization Amount exceeds the Specified Overcollateralization Amount, assuming that the Maximum Principal Payment had been distributed to the Noteholders on such Payment Date.

     The “Overcollateralization Amount” for any Payment Date is equal to the amount, if any, by which the Invested Amount for that Payment Date exceeds the aggregate Note Principal Amount of the Notes after taking into account any payments of principal on the related Payment Date.

     The “Specified Overcollateralization Amount” on any Payment Date prior to the Stepdown Date or if a Trigger Event is in effect is an amount equal to 2.25% of the Initial Invested Amount, and on any Payment Date on or after the Stepdown Date is an amount equal to the greater of (i) 0.50% of the Initial Invested Amount and (2) 4.50% of the Invested Amount for such Payment Date.

      A “Trigger Event” will be in effect on any Payment Date if:

                    (a) the sum of the Investor Charge-off Amounts for the Payment Date and all prior Payment Dates, expressed as a percentage of the Initial Invested Amount, is greater than:

(i) with respect to the first Payment Date to and including the 48th Payment Date, 1.75%,
(ii) with respect to the 49th Payment Date to and including the 60th Payment Date, 2.50%,
(iii) with respect to the 61st Payment Date to and including the 72nd Payment Date, 3.00%, and
(iv) with respect to the 73rd Payment Date and thereafter, 3.25%, or

                     (b) the Six Month Rolling Delinquency Rate for such Payment Date is greater than 3.50% .

     The “Six Month Rolling Delinquency Rate” means, with respect to any Payment Date on and after the sixth Payment Date following the Closing Date, the average of the Principal Balances of 60+ Day Delinquent Mortgage Loans for the related Collection Period and the five preceding Collection Periods divided by the Pool Principal Balance, in each case on the last day of those Collection Periods, respectively.

     For any Collection Period, a “60+ Day Delinquent Mortgage Loan” is any HELOC that is (i) more than 60 days delinquent, (ii) for which the related borrower has filed for bankruptcy protection or is otherwise the subject of a bankruptcy or similar insolvency proceeding, (iii) that is in foreclosure, or (iv) with respect to which the related mortgaged property is characterized as REO property, in each case as of the end of that Collection Period.

     The “Stepdown Date” is the later to occur of (a) the 31st Payment Date and (b) the first Payment Date following the Payment Date on which the Overcollateralization Amount is greater than or equal to 4.50% of the Invested Amount on that Payment Date.

     In addition, on the Final Scheduled Payment Date, the Noteholders will be entitled to receive a payment of principal in an amount equal to the Note Principal Amount of the Notes. The Final Scheduled Payment Date with respect to the Notes is the date which is six months after the Payment Date immediately following the month of the last due date of the latest maturing HELOC.

     Accelerated Principal. On any Payment Date on which there exists Excess Cash Flow with respect to the Notes, an “Accelerated Principal Payment” will be made, in reduction of the Note Principal Amount thereof, in an amount equal to the lesser of (A) the Excess Cash Flow and (B) the amount required to cause the Overcollateralization Amount to equal the Specified Overcollateralization Amount for that Payment Date.

     “Excess Cash Flow” with respect to a Payment Date means the Floating Allocation Percentage of Net Available Funds on deposit in the Payment Account during the related Collection Period after making the payments on such Payment Date specified in clauses 1 through 5 under the caption “Description of the Notes — Priority of Payments”.

Rapid Amortization Events

     As described above, the Managed Amortization Period will continue through the 120th Payment Date, unless a Rapid Amortization Event occurs prior to such date in which case the Rapid Amortization Period will commence immediately. A “Rapid Amortization Event,” with respect to the Notes, refers to any of the following events:

(a)	default in the payment of any interest on the Notes when the same becomes due and payable or the failure to pay any installment of principal of the Notes in accordance with the sale and servicing agreement, and such default or failure continues for a period of two Business Days, or a failure to pay the entire Note Principal Amount of any Note when the same becomes due and payable under the indenture or on the Final Scheduled Payment Date;

(b)	failure on the part of the trust, the depositor, the seller or the servicer to observe or perform in any material respect any other material covenants or agreements set forth in the mortgage loan purchase agreement, the sale and servicing agreement, the indenture or the trust agreement, as applicable, which failure materially and adversely affects the Noteholders or the insurer and continues unremedied for a period of 30 days after written notice of such failure shall have been given to the trust, the depositor, the seller or the servicer, as the case may be, by the indenture trustee or the insurer in accordance with the provisions of the indenture;

(c)	the trust or the depositor files a petition to take advantage or otherwise voluntarily commences a case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar statute;

(d)	a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy insolvency or similar law or the appointment of a conservator or receiver or liquidator or other similar official in any bankruptcy, insolvency or similar proceedings for the winding-up or liquidation of its affairs, is entered against the trust or the depositor;

(e)	the trust becomes subject to regulation by the SEC as an investment company within the meaning of the Investment Company Act of 1940, as amended;

(f)	any draw is made under the insurance policy and remains unreimbursed for 90 days;

(g)	the trust loses its status as one or more REMICs and such loss in status results in the imposition of an entity level tax on the trust; or

(h)	the rights and obligations of the servicer under the sale and servicing agreement are terminated by the insurer or an Event of Servicer Termination has occurred.

     In the case of any event described in clauses (a), (b), (e), (f), (g) or (h) above, a Rapid Amortization Event will be deemed to have occurred only if, after the applicable grace period, if any, described in the sale and servicing agreement, the insurer, or if an Insurer Default has occurred and is continuing, the indenture trustee or Noteholders evidencing more than 50% of the Note Principal Amount of the Notes, by written notice to the trust, the insurer, the seller and the servicer (and to the indenture trustee, if given by the Noteholders or the insurer) declare that a Rapid Amortization Event has occurred as of the date of such notice. In the case of an event described in either clause (c) or (d), a Rapid Amortization Event will automatically occur.

Sale of HELOCs and Priority of Payment of Sale Proceeds Following Rapid Amortization Event

     Following the occurrence of a Rapid Amortization Trigger Event, the insurer (so long as no Insurer Default has occurred and is continuing) shall have the right to direct the indenture trustee, and the indenture trustee or its designated agent shall have the right if an Insurer Default has occurred and is continuing, to sell, dispose of or otherwise liquidate the collateral with respect to the mortgage loans in a commercially reasonable manner and on commercially reasonable terms. If the insurer has directed such sale, the Policy will cover any amounts by which such remaining net proceeds are insufficient to pay the Note Principal Amount of the Notes, together with all accrued and unpaid interest thereon at the Note Rate (other than Deferred Interest, Relief Act Shortfalls, default interest and interest shortfalls due to the partial or full prepayment of the HELOCs). As used herein, “Relief Act Shortfalls” means current interest shortfalls resulting from the application of the Servicemembers Civil Relief Act, as amended, or any similar state law.

The net proceeds of such sale will be paid:
(i) first, pro rata, to the indenture trustee, any unpaid Indenture Trustee Expense Amount (without regard to the caps included in the definition of Indenture Trustee Expense Amount), and to the owner trustee, any unpaid owner trustee fees,
(ii) second, the Floating Allocation Percentage of any remaining sale proceeds, to the Noteholders, insofar as may be necessary to reduce the Note Principal Amount, together with all accrued and unpaid interest due thereon, to zero,
(iii) third, the Floating Allocation Percentage of any remaining sale proceeds, to reimburse the insurer to the extent of unreimbursed draws under the Policy and other amounts owing to the insurer, including the premium under the Policy,
(v) fourth, pro rata to the indenture trustee and owner trustee, any unreimbursed expenses and
(vi) fifth, to the Certificateholders, any remaining amounts, as set forth in the sale and servicing agreement.

     In addition to the consequences of a Rapid Amortization Event discussed above, if the seller, the depositor or the servicer voluntarily files a bankruptcy petition or goes into liquidation or any person is appointed a receiver or bankruptcy trustee of the seller, the depositor or the servicer, on the day of any such filing or appointment, no further Additional Balances will be transferred to the trust, and the seller, the depositor or the servicer, as applicable, will promptly give notice to the indenture trustee and the insurer of any such filing or appointment. Within 15 days, the indenture trustee will send a notice of the occurrence of such event to the Noteholders.

     Upon the occurrence of a Rapid Amortization Trigger Event, the seller shall only receive payments in respect of the purchase price for any Additional Balance from a reserve fund established for that purpose by the trust with amounts funded by the holder of the Class L Certificate. The holder of the Class L Certificate will be reimbursed for such payments to the extent of available funds distributed on the Class L Certificate.

     An “Insurer Default” shall mean the failure by the insurer to make a payment required under the Policy in accordance with the terms thereof.

Priority of Payments

     The indenture trustee will deposit to an account (the “Payment Account”), without duplication, upon receipt, (i) Principal Collections, (ii) Interest Collections and (iii) certain other amounts remitted by the servicer, together with certain other specified amounts. The “Available Funds” means, with respect to any Payment Date, the sum of (i) the Principal Collections, (ii) the Interest Collections, (iii) early termination fees recovered from any borrower and (iv) certain other amounts remitted by the servicer with respect to that Payment Date on the Servicer Remittance Date.

     With respect to each Payment Date, the indenture trustee will make the following allocations, disbursements and transfers from Net Available Funds on deposit in the Payment Account (other than any amount with respect to any early termination fees collected in the related Collection Period), to the extent of the sum of (a) the Floating Allocation Percentage of the Interest Collections and (b) the Principal Payment Amount, in each case with respect to that Payment Date, in the following order of priority:

1.	the premium amount payable to the insurer on that Payment Date;

2.	to the Noteholders, the Interest Payment Amount with respect to the Notes for that Payment Date;

3.	to the Noteholders, the Note Principal Payment Amount for that Payment Date, until the Note Principal Amount of the Notes has been reduced to zero;

4.	to the Noteholders, as a payment of principal, in the following order, (a) the Investor Charge-Off Amounts for that Payment Date and (b) the Investor Charge-Off Amounts for all preceding Payment Dates that were not subsequently funded by the Floating Allocation Percentage of the Interest Collections, overcollateralization or draws under the Policy in respect of an Overcollateralization Deficit until the Note Principal Amount of the Notes has been reduced to zero;

5.	to the insurer, the Reimbursement Amount, if any, then due to it;

6.	to the Noteholders, the Accelerated Principal Payment for the Notes on that Payment Date, if any, until the Note Principal Amount of the Notes has been reduced to zero;

7.	to the servicer, to pay certain amounts that may be required to be paid to the servicer (including expenses associated with the transition to any new servicer) and not previously reimbursed pursuant to the sale and servicing agreement;

8.	to the Noteholders to pay current and any previously unreimbursed Deferred Interest and interest thereon at the applicable Note Rate (determined for this purpose without regard to the Maximum Rate); and

9.	pari passu, (a) to the indenture trustee, any unreimbursed expenses due and owing to the indenture trustee and not otherwise previously paid on that Payment Date, and (b) to the owner trustee, any unpaid fees and unreimbursed expenses due and owing to the owner trustee and not otherwise previously paid on such Payment Date.

     The holders of each applicable class of Certificates (the “Certificateholders”) will be entitled to any amount remaining on deposit in the Payment Account, as described in the sale and servicing agreement and the trust agreement.

     The holder of the Class L Certificate will fund all amounts of future draws that exceed the monthly Principal Collections by making an advance to the trust into a reserve fund established for that purpose. Such amounts will be reimbursed during the Managed Amortization Period to or to the order of the holder of the Class L Certificate in accordance with provisions of the sale and servicing agreement.

     On each Payment Date, the holders of the Class L Certificates will be entitled to receive all early termination fees collected in connection with any HELOCs during the related Collection Period.

     Certain Defined Terms. The definitions of certain capitalized terms used in connection with the description of the priority of payments are as follows:

     “Anniversary Year” means, the one-year period beginning on the Closing Date and ending on the first anniversary thereof, and each subsequent one-year period beginning on the day after the end of the preceding Anniversary Year and ending on the next succeeding anniversary of the Closing Date.

     The “Charge-Off Amount” for any Charged-Off HELOC, as defined in clause (i) of the definition thereof, is the amount of the Principal Balance of that HELOC that has been written down (including, for any HELOC that was liquidated during the related Collection Period, any unrecovered portion that is written down during that Collection Period after giving effect to the net liquidation proceeds applied in reduction of such Principal Balance), and for any Charged-Off HELOC, as defined in clause (ii) of the definition thereof (and regardless of any amounts written down on the servicer’s servicing system), is the entire outstanding Principal Balance of such HELOC.

     A “Charged-Off HELOC” is (i) a HELOC with a Principal Balance that has been written down on the servicer’s servicing system in accordance with its policies and procedures (including any HELOC that became a liquidated HELOC during the related Collection Period and had an unrecovered portion of its related Principal Balance written down during that Collection Period) and (ii) any HELOC that is more than 180 days past due.

The “Cut-off Date Principal Balance” means, the Pool Balance as of the Cut-off Date.

     “Interest Collections”, with respect to any Payment Date, is equal to the sum of (a) all payments by or on behalf of mortgagors and any other amounts constituting interest, including the portion of net liquidation proceeds and insurance proceeds allocated to interest pursuant to the terms of the related Credit Line Agreement (excluding the fees or late charges or similar administrative fees paid by mortgagors) collected during the related Collection Period and all Recoveries, less the Servicing Fee for the related Collection Period and (b) the interest portion of (i) the purchase price paid for a HELOC repurchased by the seller during the related Collection Period, (ii) any Substitution Amounts in respect of a qualifying substitute mortgage loan which is substituted by the seller during the related Collection Period for a removed HELOC, and (iii) the Optional Redemption Price in connection with any Optional Redemption of the Notes during the related Collection Period. The terms of the related Credit Line Agreement shall determine the portion of each payment in respect of such HELOC that constitutes principal or interest.

     “Indenture Trustee Expense Amount” means, any costs, expenses or liabilities reimbursable to the indenture trustee to the extent provided in the indenture; provided, however, such reimbursable amounts may not exceed $20,000 on any Payment Date or $150,000 during any Anniversary Year (excluding, for this purpose, costs and expenses of the indenture trustee incurred in connection with any transfer of servicing following a default by the servicer). In the event that the indenture trustee incurs reimbursable amounts in excess of $150,000, it may seek reimbursement for such amounts in subsequent Anniversary Years, but (subject to the immediately preceding sentence) in no event shall more than $150,000 be reimbursed to the indenture trustee per Anniversary Year.

     The “Loan Rate” means, with respect to any HELOC as of any day, the variable interest rate applicable under the related mortgage note.

     “Net Available Funds” means, with respect to each Payment Date, the excess of (A) the Available Funds for that Payment Date, over (B) the sum of (i) the payment of the Indenture Trustee Expense Amount, (ii) the payment to the owner trustee of its fee for services rendered pursuant to the trust agreement, (iii) all early termination fees (which are distributable only to the Class L Certificates), and (iv) during the Managed Amortization Period, the amount of Principal Collections for that Payment Date applied to purchase additional draws under the HELOCs.

     The “Note Principal Amount” is equal to the principal amount of the Notes as set forth in the tables on page 5, less the amount of all principal distributions in reduction of principal previously distributed with respect to the Notes.

     An “Overcollateralization Deficit” with respect to the Notes and any Payment Date is equal to the amount, if any, by which the Note Principal Amount of the Notes, after taking into account the payment to the Noteholders of principal from all sources other than the Policy, exceeds the Invested Amount for such Payment Date (without taking into account any payment made under the Policy).

     With respect to any date, the “Pool Balance” will be equal to the aggregate of the Principal Balances of all HELOCs as of such date.

     The “Principal Balance” of a HELOC on any date of determination is equal to the Cut-off Date Principal Balance of the HELOC, plus (i) any Additional Balances transferred to the trust in respect of the HELOC, minus (ii) all collections credited against the principal balance of the HELOC in accordance with the related Credit Line

Agreement prior to that day, and minus (iii) all prior related Charge-Off Amounts. For purposes of this definition, a Liquidated HELOC will have a Principal Balance equal to the Principal Balance of that HELOC prior to the final recovery of liquidation proceeds and a Principal Balance of zero thereafter. A “Liquidated HELOC” is any defaulted HELOC as to which the servicer has determined that all amounts that it expects to recover with respect to such HELOC have been recovered.

     “Principal Collections”, with respect to any Payment Date, is equal to the sum of amounts allocated to principal collected during the related Collection Period, the portion of net liquidation proceeds and insurance proceeds allocated to principal pursuant to the terms of the Credit Line Agreements, any amounts allocable to principal with respect to any HELOCs that are repurchased out of the trust, the principal portion of any substitution amount and the principal portion of any Optional Redemption Price.

     “Reimbursement Amount” means, as to any Payment Date, the sum of (x)(i) all Insured Payments paid by the Insurer, but for which the Insurer has not been reimbursed prior to such Payment Date, plus (ii) interest accrued on such Insured Payments not previously repaid calculated at the Late Payment Rate, from the date the indenture trustee received the related Insured Payments, and (y) without duplication (i) any amounts then due and owing to the Insurer under the Insurance Agreement, but for which the Insurer has not been paid or reimbursed prior to such Payment Date, plus (ii) interest on such amounts at the Late Payment Rate.

     “Recoveries” means with respect to any Charged-Off HELOC, the proceeds (including released mortgaged property proceeds but not including amounts drawn under the Policy) received by the servicer in connection with such Charged-Off HELOC minus related Servicing Advances and any amount due to a holder of any senior lien that has not been previously paid.

     The “Late Payment Rate” is the lesser of (a) the greater of (i) the per annum rate of interest publicly announced from time to time by JPMorganChase as its prime rate (any change in such rate of interest to be effective on the date such change is announced by JPMorganChase), plus 2% per annum and (ii) the then applicable highest rate of interest on the Notes and (b) the maximum rate permissible under applicable usury or similar laws limiting interest rates, as determined by the Insurer. The Late Payment Rate shall be computed on the basis of the actual number of days elapsed over a year of 360 days.

     “Servicer Remittance Date” With respect to any Payment Date, the Business Day prior to that Payment Date.

     The Paying Agent. The Paying Agent shall initially be the indenture trustee, together with any successor thereto in such capacity (the “Paying Agent”). The Paying Agent shall have the revocable power to withdraw funds from the Collection Account for the purpose of making payments to the Noteholders.

Deposits to the Collection Account

     The servicer will establish a Collection Account (the “Collection Account”) for the benefit and in the name of the indenture trustee on behalf of the noteholders and the insurer. The servicer will notify the indenture trustee of the institution with which the Collection Account has been established. On a daily basis within two Business Days after receipt, the servicer will deposit or cause to be deposited into the Collection Account the following payments and collections received by it in respect to the HELOCs after the Cut-off Date (other than any interest payments due on or prior to the Cut-off Date):

1.	all payments on account of principal, including principal prepayments, on the HELOCs,

2.	all payments on account of interest on the HELOCs, net of the related Servicing Fees on the HELOCs,

3.	all insurance proceeds and liquidation proceeds and, with respect to any Charged-Off HELOC, any subsequent amounts received by the servicer in connection with such Charged-Off HELOC less any related servicing expenses, amounts due to the holder on any senior lien that remains unpaid and any unreimbursed Servicing Fees related to such Charged-Off HELOC,

4.	all payments made by the seller in connection with the repurchase of any HELOC due to the breach of certain representations, warranties or covenants by the seller that obligates the seller to repurchase the HELOC in accordance with the sale and servicing agreement,

5.	all payments made by the seller in connection with any shortfalls in the principal amount of any Eligible Substitute Mortgage Loan that is substituted for any HELOC for which the seller is obligated to substitute for due to the breach of certain representations, warranties or covenants by the seller pursuant to the sale and servicing agreement,

6.	all early termination fees paid by a mortgagor in connection with the full or partial prepayment of the related HELOC, and

7.	any other payments and collections made by the servicer with respect to the HELOCs and required to be deposited into the Collection Account pursuant to the sale and servicing agreement.

     Prior to their deposit in the Collection Account, payments and collections on the HELOCs will be commingled with payments and collections on other mortgage loans and other funds of the servicer. For a discussion of the risks that arise from the commingling of payments and collections, see “Risk Factors—Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities” in the base prospectus.

Withdrawals from the Collection Account

     The servicer may from time to time withdraw funds from the Collection Account prior to the related Servicer Remittance Date for the following purposes:

1.	to pay to the servicer the Servicing Fees on the HELOCs to the extent not previously paid to or withheld by the servicer and, as additional servicing compensation, assumption fees, late payment charges (excluding early termination fees), net earnings on or investment income with respect to funds in or credited to the Collection Account,

2.	to pay to the servicer any unpaid Servicing Fees and to reimburse it for any unreimbursed ordinary and necessary out-of-pocket costs and expenses incurred by the servicer in the performance of its servicing obligations including, but not limited to, the cost of (i) the preservation, restoration and protection of a mortgaged property, (ii) any payments to the extent necessary to avoid the loss of a mortgaged property due to a tax sale or the foreclosure thereof as a result of a tax lien, (iii) any enforcement or judicial proceedings, including foreclosures, (iv) the management and liquidation of any REO Property and (v) maintaining any required insurance policies (“Servicing Advances”), which right of reimbursement pursuant to this clause (2) is limited to amounts received representing late recoveries of the payments of these costs and expenses (or liquidation proceeds or recoveries received on account of any Charged-Off HELOC, purchase proceeds or repurchase proceeds with respect thereto),

3.	to reimburse the servicer for any Servicing Advance previously made which the servicer has determined will not be recoverable by the servicer from late collections, insurance proceeds, liquidation proceeds or REO proceeds on the related HELOC,

4.	to pay to the seller with respect to each HELOC or mortgaged property acquired in respect thereof that has been purchased by the seller from the issuing entity pursuant to the sale and servicing agreement, all amounts received thereon and not taken into account in determining the related Purchase Price of the purchased HELOC,

5.	after the transfer from the Collection Account for deposit to the Payment Account of the Interest Collections and the Principal Collections on the related Servicer Remittance Date, to reimburse the seller, the servicer, or the depositor for expenses incurred and reimbursable pursuant to the sale and servicing agreement,

6.	to withdraw any amount deposited in the Collection Account and not required to be deposited therein, and

7.	to clear and terminate the Collection Account upon termination of the sale and servicing agreement.

     In addition, on the Servicer Remittance Date, the servicer will withdraw from the Collection Account and remit to the Indenture Trustee the amount of the Interest Collections, Principal Collections and certain other related amounts to the extent on deposit in the Collection Account, and the Indenture Trustee will deposit the amount in the Payment Account, as described below.

Deposits to the Payment Account

     The indenture trustee will establish and maintain the Payment Account on behalf of the Noteholders and the insurer. The indenture trustee will, promptly upon receipt, deposit in the Payment Account and retain therein:

1.	the aggregate amount remitted by the servicer to the indenture trustee,

2.	any amount required to be deposited by the servicer in connection with any losses on investment of funds in the Payment Account, and

3.	any draws on the Policy, which funds will be uninvested.

     The indenture trustee will distribute any Insured Payment on the later of the related Payment Date thereof and the date of receipt thereof; provided that the indenture trustee will distribute any Insured Payment which is a preference amount on the date of receipt thereof.

Investments of Amounts Held in Accounts

     All funds in the Collection Account and the Payment Account will be invested in permitted investments and all income and gain net of any losses realized from the investment will be for the benefit of the servicer as additional servicing compensation and will be remitted to it monthly as described herein.

     The amount of any losses incurred in the Collection Account or the Payment Account in respect of the investments will be deposited by the servicer in the Collection Account or paid to the indenture trustee for deposit into the Payment Account out of the servicer’s own funds immediately as realized. The indenture trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Collection Account or the Payment Account and made in accordance with the Sale and Servicing Agreement.

Credit Enhancement

     Credit enhancement for the Notes consists of excess cash flow, overcollateralization and the Policy, in each case, as and to the extent described herein.

     Excess Cash Flow. The HELOCs bear interest each month that in the aggregate is expected to exceed the amount needed to pay monthly interest on the Notes, the fees and expenses of the servicer, the indenture trustee and the owner trustee and the premium amount payable to the insurer. Such excess cash flow from the HELOCs each month will be available to achieve or maintain certain required levels of overcollateralization.

     Overcollateralization. Beginning on the Payment Date in April 2007, all or a portion of Excess Cash Flow will be applied as an Accelerated Principal Payment on the Notes on each Payment Date to the extent necessary to cause the Overcollateralization Amount to equal the Specified Overcollateralization Amount for such Payment Date. The requirement to maintain the Overcollateralization Amount at the Specified Overcollateralization Amount is not an obligation of the seller, the depositor, the servicer, the indenture trustee, the insurer, the owner trustee or any other person. The Policy issued by the insurer to the indenture trustee for the benefit of the Noteholders will not guarantee the payment of any amounts required to increase the Overcollateralization Amount to the Specified Overcollateralization Amount.

     Insurance Policy. The insurer will issue the Policy for the benefit of the Noteholders, as described under “The Insurer and the Policy” in this free writing prospectus. In the absence of payments under the Policy, Noteholders of the Notes will directly bear the credit risks associated with their Notes. On each Determination Date, the indenture trustee shall determine from information in the mortgage loan electronic data file provided by the servicer on such Determination Date, with respect to the immediately following Payment Date, whether a draw is required to be made under the Policy. With respect to each Payment Date, the “Determination Date” is the date which is 4 Business Days prior to such Payment Date or such earlier day as shall be agreed to by the insurer and the indenture trustee.

Allocation of Investor Charge-Off Amounts

     On each Payment Date, the Investor Charge-off Amounts for that Payment Date will be allocated as follows:

  first, to Excess Cashflow until the Excess Cashflow is reduced to zero; and
  second, to the Overcollateralization Amount until the Overcollateralization Amount is reduced to zero.

Final Scheduled Payment Date

     The “Final Scheduled Payment Date” for the Notes has been determined to be the Payment Date in July 2037. The Final Scheduled Payment Date with respect to the Notes is the date which is six months after the Payment Date immediately following the month of the last due date of the latest maturing HELOC. The actual final Payment Date may be earlier, and could be substantially earlier, than the Final Scheduled Payment Date.

Optional Redemption

     On any Payment Date on which the Notes, prior to giving effect to payments on such date, is less than or equal to 10% of the balance of the Notes as of the Closing Date (such date the “Optional Redemption Date”), the servicer will have the option to purchase the HELOCs and all other property remaining in the trust, subject to certain conditions including the consent of the insurer if (i) the redemption would result in a draw on the Policy or (ii) Reimbursement Amounts would remain due to the insurer under the insurance agreement. The purchase price will equal the greater of (a) the sum of (i) the aggregate outstanding Principal Balance of the HELOCs plus accrued interest thereon at the applicable Loan Rate, (ii) any costs and damages incurred by the trust associated with a violation of any applicable federal, state or local predatory or abusive lending law, (iii) the lesser of (A) the fair market value of all other property being purchased and (B) the unpaid principal balance of the related HELOC that was secured by such property and (iv) any unreimbursed servicing advances and certain amounts owed to the servicer, indenture trustee, insurer (including premiums and Reimbursement Amounts), and owner trustee for the related Payment Date, and (b) the sum of (i) the Note Principal Amount and interest due thereon (including Deferred Interest) on such Payment Date, (ii) any unreimbursed servicing advances, and certain amounts owed to the servicer, the indenture trustee, the insurer (including premiums and Reimbursement Amounts), and the owner trustee, for the related Payment Date (the “Optional Redemption Price”). The servicer will be reimbursed from the Optional Redemption Price for any servicing advances and unpaid Servicing Fees and the indenture trustee and owner trustee will be reimbursed for any unpaid expenses. If such option is exercised, the trust will be terminated (such event, an “Optional Redemption”) and the Noteholders will receive a final payment on the Notes on such Payment Date.

Fees and Expenses

     The following summarizes the related fees and expenses to be paid from the assets of the issuing entity prior to distributions to noteholders and the source of payments for the fees and expenses:

Type	Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Servicing Fee	Servicer	0.50% per annum of the	Compensation	All collections on the	Monthly
		outstanding principal		HELOCs
balance of each HELOC

Additional	Servicer	All late payment fees,	Compensation	Payments made by	Time to time
Servicing		assumption fees and		obligors with respect to
Compensation		other similar charges		the HELOCs excluding
		(excluding early		early termination fees
termination fees)

		All investment income	Compensation	Investment income	Monthly
		earned on amounts on		related to the Collection
		deposit in the Collection		Account and the
		Account and Payment		Payment Account
Account

		Excess Proceeds	Compensation	Liquidation proceeds	Time to time
and Subsequent
Recoveries

Indenture Trustee	Indenture	0.0055% per annum of	Compensation	All collections on the	Monthly
Fee	Trustee	the outstanding		HELOCs
principal balance of
each HELOC

Owner Trustee	Owner Trustee	An annual fee of $4,000	Compensation	All collections on the	Annually
Fee				HELOCs

Insurer Fee	Insurer	0.12% per annum of the	Compensation	All collections on the	Monthly
		Note Principal Amount		HELOCs
of the Notes

(1)	If the indenture trustee succeeds to the position of servicer, it will be entitled to receive the same fees and expenses of the servicer described in this free writing prospectus. Any change to the fees and expenses described in this free writing prospectus would require an amendment to the sale and servicing agreement.

(2)	The servicing fee is generally payable from interest collections on the HELOCs.

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

General

     The weighted average life of, and, if purchased at other than par, the effective yield of the Notes will be affected by the rate and timing of payments of principal on the HELOCs (including, for this purpose, prepayments and amounts received by virtue of refinancings, liquidations of HELOCs due to defaults, casualties, condemnations and repurchases, whether optional or required, and the rate at which related borrowers make draws), the amount and timing of delinquencies and defaults by borrowers, as well as by the application of Accelerated Principal Payments on the Notes. Such yield may be adversely affected by a higher or lower than anticipated rate of principal payments (including prepayments) on the HELOCs. The rate of principal payments on the HELOCs will in turn be affected by the amortization schedules of the HELOCs following their draw period, the rate and timing of prepayments thereon by the mortgagors, the enforcement (or lack of enforcement) of “due-on-sale” clauses, liquidations of defaulted HELOCs and optional or required repurchases of HELOCs as described herein. The timing of changes in the rate of prepayments, liquidations and repurchases of the HELOCs may, and the timing of losses could, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation. Since the rate and timing of principal payments on the HELOCs will depend on future events and on a variety of factors (as described more fully herein), no assurance can be given as to such rate or the timing of prepayments on the Notes.

     The HELOCs generally may be prepaid in full or in part at any time without penalty. However, substantially all of the HELOCs have early termination fees for a specified period after origination, except for those HELOCs which were originated in those states where termination fees are prohibited by law. These early termination fees, if enforced by the servicer, may affect the rate of prepayments on the HELOCs. The prepayment experience of the HELOCs will affect the weighted average life of the Notes.

     No representation is made as to the rate of principal payments on the HELOCs, or as to the yield to maturity of the Notes. An investor is urged to make an investment decision with respect to the Notes based on the anticipated yield to maturity of the Notes resulting from the price and such investor’s own determination as to anticipated HELOC prepayment rates. Prospective investors are urged to analyze fully the effect of HELOC prepayments and market conditions on the yield and value of the Notes, before acquiring any Notes. In particular, investors that are required to perform periodic valuations on their investment portfolios should consider the effect of such fluctuations in value. In addition, investors should carefully consider the factors discussed under “Risk Factors — Limited Information Regarding Prepayment History”, “— Yield to Maturity of Notes May be Affected by Repurchases” and “— An Optional Redemption May Adversely Affect the Yield on the Notes” in this free writing prospectus.

     Payments of principal of the Notes on any Payment Date depend largely on whether the Payment Date occurs in the Managed Amortization Period or the Rapid Amortization Period. During the Managed Amortization Period, which begins on the Closing Date, the Floating Allocation Percentage of Principal Collections will be applied to acquire Additional Balances for the trust before being applied to payments of principal of the Notes. Noteholders, therefore, can expect a slower rate of payment during this period. However, the Floating Allocation Percentage of Principal Collections may exceed draws on the HELOCs in any given Collection Period and the Floating Allocation Percentage of Principal Collections remaining after the purchase of Additional Balances on each Payment Date will generally be applied to pay principal of the Notes. Depending on the payment experience of the HELOCs, such excess paid to the Noteholders may be substantial on any Payment Date. In addition, approximately 0.27% of the statistical calculation HELOCs by Statistical Cut-off Date Principal Balance have original draw periods of five years. As a result, draws will cease to be made on these HELOCs substantially before the end of the Managed Amortization Period, which will increase the amount of Principal Collections used to pay principal of the Notes during the later portion of the Managed Amortization Period.

     Conversely, during the Rapid Amortization Period, which begins immediately after the Managed Amortization Period, the Floating Allocation Percentage of all Principal Collections will be applied to repay the Notes. Furthermore, to the extent that the Pool Balance has grown due to the acquisition of Additional Balances, the trust may receive Principal Collections in greater amounts than would otherwise be the case, and Noteholders may experience faster rates of repayment than expected during the Rapid Amortization Period.

     The insurer will require, based upon the terms and conditions described in this free writing prospectus, that the Overcollateralization Amount with respect to the Notes be caused to equal the Specified Overcollateralization Amount. The Noteholders of the Notes may receive a payment of Excess Cash Flow as an Accelerated Principal Payment on any Payment Date that the Specified Overcollateralization Amount exceeds the Overcollateralization Amount. Therefore, the rate of payment of principal of the Notes will be affected by the availability of Excess Cash Flow, and the extent to which such amounts are required to build and maintain overcollateralization. No assurance can be given as to the amount of timing of distributions or Excess Cash Flow on the Notes.

     The rate of prepayment on the HELOCs cannot be predicted. The actual rate of prepayments on pools of HELOCs is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of prepayments may also be influenced by, among other things, the age of the HELOCs, the geographic locations of the properties securing the loans and the extent of the mortgagors’ equity in such properties, and changes in the mortgagors’ housing needs, job transfers and unemployment. Neither the seller nor the servicer is aware of any relevant studies or statistics on the rate of prepayment of such HELOCs. Generally, HELOCs are not viewed by borrowers as permanent financing. Accordingly, the HELOCs may experience a higher rate of prepayment than traditional first lien or second lien mortgages. Conversely, because the HELOCs amortize as described herein and the HELOCs generally have termination fees for three years after origination, rates of principal payment on the HELOCs will generally be slower than those of traditional fully-amortizing first lien mortgages with the same loan terms in the absence of prepayments on such HELOCs. All of the HELOCs contain “due-on-sale” provisions and the servicer intends to enforce such provisions, unless such enforcement is not permitted by applicable law. The enforcement of a “due-on-sale” provision will have the same effect as a prepayment of the related HELOC. See “Certain Legal Aspects of the Mortgage Loans—Due-on-sale Clauses” in the base prospectus.

Effect of Overcollateralization Feature

     The weighted average life of the Notes will also be influenced by the amount of Excess Cash Flow applied to principal payments with respect to the Notes as described below.

     Accelerated Principal Payments will be paid on the Notes in reduction of the Note Principal Amount of the Notes on each Payment Date if the Specified Overcollateralization Amount exceeds the Overcollateralization Amount on such Payment Date. If a Note is purchased at other than par, its yield to maturity will be affected by the rate at which Accelerated Principal Payments are paid to the related Noteholder. If the actual rate of Accelerated Principal Payments on the Notes applied in reduction of the Note Principal Amount is slower than the rate anticipated by an investor who purchases such Note at a discount, the actual yield to such investor will be lower than such investor’s anticipated yield. If the actual rate of Accelerated Principal Payments applied in reduction of the Note Principal Amount of the Notes is faster than the rate anticipated by an investor who purchases such Note at a premium, the actual yield to such investor will be lower than such investor’s anticipated yield. The amount of Excess Cash Flow which is available to fund an Accelerated Principal Payment on any Payment Date will be affected by, among other things, the actual amount of interest received, collected or recovered in respect of the HELOCs during the related Collection Period and allocated to the Notes on that Payment Date and such amount will be influenced by changes in the weighted average of the Loan Rates resulting from prepayment and liquidations of HELOCs.

     Prepayments on mortgage loans are commonly measured relative to a constant prepayment standard or model. The model used in this free writing prospectus for the HELOCs (“CPR”) represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the HELOCs for the life of such HELOCs. CPR does not purport to be either a historical description of the prepayment experience of any mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the HELOCs.

     The tables set forth in Annex II-B to this free writing prospectus were prepared based on the following assumptions:

(i) the payments are made in accordance with the description set forth under “Description of the Notes — Payments on the Notes”;
(ii) payments of principal and interest on the Notes will be made on the 25th day of each calendar month regardless of the day on which the Payment Date actually occurs, beginning in April 2007;
(iii) no extension past the scheduled maturity date of a HELOC is made;
(iv) no delinquencies or losses occur on the HELOCs;
(v) prepayments are calculated under each of the scenarios as set forth on Annex II-B to this free writing prospectus before giving effect to draws;
(vi) the Initial Invested Amount is equal to approximately $650,071,585.70 and initial overcollateralization is equal to approximately $585.70;

(vii) monthly draws are calculated at a constant draw rate of 10% before giving effect to prepayments;
(viii) the scheduled due date of the HELOCs is the first day of each month commencing in April 2007; (ix) the Closing Date is March 23, 2007; (x) for each Payment Date, LIBOR is 5.32% and the prime rate is 8.25%; (xi) no Rapid Amortization Event occurs;
(xii) the rate at which the Servicing Fee, the insurer premium, and the Indenture Trustee Fee is calculated is 0.50%, 0.12% and 0.0055% per annum, respectively, and the owner trustee fee is approximately $333 on each Payment Date;
(xiii) the Specified Overcollateralization Amount is as described herein;
(xiv) the minimum payment due on each HELOC during the draw and repayment period is equal to the accrued but unpaid interest on such HELOC;
(xv) no scheduled payment of principal is due during the repayment period; and
(xvi) the HELOCs are aggregated into assumed HELOCs having the characteristics set forth on Annex II-A of this free writing prospectus.

     Subject to the foregoing discussion and assumptions, the tables set forth in Annex II-B to this free writing prospectus indicate the weighted average lives of the Notes and set forth the percentages of the Note Principal Amount of the Notes that would be outstanding after each of the Payment Dates shown at various percentages of CPR. The weighted average life of the Notes is determined by (1) multiplying the net reduction, if any, of the applicable Note Principal Amount by the number of years from the date of issuance of the Notes to the related Payment Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of Note Principal Amount described in (1) above.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

General

     The trust agreement provides that the trust (exclusive of the obligation to pay and the right to receive Deferred Interest) will be comprised of two REMICs (an “Upper-Tier REMIC” and a “Lower-Tier REMIC”) in a tiered REMIC structure. In the opinion of Mayer, Brown, Rowe & Maw LLP, assuming compliance with the trust agreement, each of the REMICs will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the “Code”) and the Notes, exclusive of the right to receive Deferred Interest, will represent ownership of “regular interests” in the Upper-Tier REMIC within the meaning of Section 860G(a)(1) of the Code. The Class L Certificate will evidence ownership of the sole class of residual interest, within the meaning of Section 860G(a)(2) of the Code, in the Lower-Tier REMIC, and the Class R Certificates will evidence ownership of the sole class of residual interest in the Upper-Tier REMIC.

Tax Treatment of the Notes

     For federal income tax purposes, a beneficial owner of a Note will be treated (i) as holding an undivided interest in a REMIC regular interest corresponding to that note and (ii) as having entered into a limited recourse notional principal contract (the “Cap Contract”). The REMIC regular interest corresponding to a Note will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the Note to which it corresponds, except that the interest payments will be determined without regard to payments of any Deferred Interest. Any amount paid on a Note in excess of the amounts payable on the corresponding REMIC regular interest will be deemed to have been paid pursuant to the Cap Contract. Consequently, each beneficial owner of a Note will be required to report income accruing with respect to the REMIC regular interest component as discussed under “Material Federal Income Tax Consequences—REMIC Securities” in the base prospectus. In addition, each beneficial owner of a Note will be required to report net income with respect to the Cap Contract component and will be permitted to recognize a net deduction with respect to the Cap Contract component, subject to the discussion under “—The Cap Contract Components” below. Prospective investors should consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components comprising each Note.

     Allocations. A beneficial owner of a Note must allocate its purchase price for the note between its components – the REMIC regular interest component and the Cap Contract component – in accordance with the components’ respective fair market values. For information reporting purposes, the Trustee will assume the Cap Contract components will have nominal value. Each Cap Contract is difficult to value, and the Internal Revenue Service (“IRS”) could assert that the value of a Cap Contract component as of the Closing Date is greater than the value used for information reporting purposes. Prospective investors should consider the tax consequences to them if the IRS were to assert a different value for the Cap Contract components.

     Upon the sale, exchange, or other disposition of a Note, the beneficial owner of the certificate must allocate the amount realized between the components of the note based on the relative fair market values of those components at the time of sale and must treat the sale, exchange or other disposition as a sale, exchange or disposition of the REMIC regular interest component and the Cap Contract component. Assuming that the Note is held as a “capital asset” within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Cap Contract component should be capital gain or loss. For a discussion of the material federal income tax consequences to a beneficial owner upon disposition of a REMIC regular interest, see “Material Federal Income Tax Consequences—REMIC Securities” in the base prospectus.

     Original Issue Discount. The REMIC regular interest component of a Note may be issued with OID. A beneficial owner of a Note must include any OID with respect to such component in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID. See “Material Federal Income Tax Consequences—REMIC Securities” in the base prospectus. The prepayment assumption that will be used in determining the rate of accrual of OID, market discount and premium, if any, for federal income tax purposes will be a rate equal to 40% CPR and a constant draw rate of 10%. See “Yield, Maturity and Prepayment Considerations” above. No representation is made that the HELOCs will prepay, or that additional draws on the HELOCs will be made at these rates or at any other rates.

     The Cap Contract Components. The portion of the overall purchase price of a Note attributable to the Cap Contract component must be amortized over the life of such certificate, taking into account the declining balance of the related REMIC regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method — the level yield constant interest method — the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Prospective investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Cap Contract component of a Note.

     Any payments to a beneficial owner of a Note of Deferred Interest will be treated as periodic payments on an interest rate cap contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortized cost of the Cap Contract component, such excess represents net income for that year. Conversely, to the extent that the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. Although not clear, net income or a net deduction should be treated as ordinary income or as an ordinary deduction.

     A beneficial owner’s ability to recognize a net deduction with respect to the Cap Contract component is limited under Sections 67 and 68 of the Code in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a “pass through entity” (other than in connection with such individual’s trade or business). Pass through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the Cap Contract component in computing the beneficial owner’s alternative minimum tax liability.

     Status of the Notes. The REMIC regular interest components of Notes will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as “real estate assets” under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the Trust Fund, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of a Notes will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. The Cap Contract components of the Notes will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code, or as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code. As a result, the Notes generally will not be a suitable investment for a REMIC.

Penalty Protection

     If penalties were asserted against purchasers of the Notes in respect of their treatment of the Notes for tax purposes, the summary of tax considerations contained, and the opinions stated, herein and in the base prospectus may not meet the conditions necessary for the purchasers’ reliance on that summary and those opinions to exculpate them from the asserted penalties.

STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described under “Certain Federal Income Tax Considerations” above, prospective investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Notes. State income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state or municipality. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Notes.

ERISA CONSIDERATIONS

General

     Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) prohibits, and Section 4975 of the Code imposes adverse tax consequences on, certain transactions between a pension, profit-sharing or other employee benefit plan or other retirement plan or arrangement, including a so-called “Keogh” plan, an individual retirement account or educational savings account to which they are applicable, or any entity deemed to hold the assets of the foregoing (each, a “Plan”), and persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such Plan. A violation of these “prohibited transaction” rules may result in an excise tax and other penalties and liabilities under ERISA and the Code for such persons.

     Certain transactions involving the assets of a trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchased securities issued by that trust if assets of the trust were deemed to be assets of the Plan. Under a regulation issued by the United States Department of Labor (the “Plan Assets Regulation”), the assets of a trust would be treated as plan assets of the Plan for the purposes of ERISA and the Code only if the Plan acquired an “equity interest” in the trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.

Purchases of the Notes

     Although there is little guidance on the subject, assuming the notes constitute debt for local law purposes, at the time of their issuance, the Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. Although the issuing entity will not receive any opinion with respect to the debt status of the Notes for tax purposes, the determination under ERISA is based in part upon certain debt features of the Notes, including the reasonable expectation of purchasers of the Notes that they will be repaid when due, as well as the absence of conversion rights, warrants and other significant equity features. The debt treatment of the Notes could change if the trust incurs losses. Based upon the foregoing and other considerations, subject to the considerations described below, the Notes may be purchased by a Plan.

     The acquisition or holding of any Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the underwriters, the trust, the owner trustee or the indenture trustee, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Plan. The Pension Protection Act of 2006 provides a statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for prohibited transactions between a Plan and a person or entity that is a party in interest to such Plan solely by reason of providing services to the Plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the Plan involved in the transaction), provided that there is adequate consideration for the transaction (the “Service Provider Exemptions”). In addition, certain prohibited transaction class exemptions (“PTCEs”) from the prohibited transaction rules could be applicable, depending on the type of Plan involved and the circumstances of the plan fiduciary’s decision to acquire any Note. Included among these exemptions are: PTCE 84-14 (relating to transactions effected by a “qualified professional asset manager”); PTCE 90-1 (relating to transactions involving insurance company pooled separate accounts); PTCE 91-38 (relating to transactions involving bank collective investment funds); PTCE 95-60 (relating to transactions involving insurance company general accounts); and PTCE 96-23 (relating to transactions effected by an “in-house asset manager”) (collectively with the Service Provider Exemptions, the “Investor-Based Exemptions”). Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts that might be construed as prohibited transactions. There can be no assurance that any of these exemptions, or any other exemption, will be available with respect to any particular transaction involving the Notes.

     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements but may be subject to state or local laws substantially similar to ERISA or the Code (“Similar Law”), such plans, together with Plans, referred to herein as “Benefit Plans.”

     The Notes should not be purchased with the assets of a Benefit Plan if the seller, the depositor, the indenture trustee, the owner trustee, the Administrator, the underwriters or any of their respective affiliates is a fiduciary or gives investment advice with respect to such Benefit Plan or is an employer maintaining or contributing to such Benefit Plan, unless such purchase and holding of the Notes would be covered by an applicable prohibited transaction exemption and will not cause a non-exempt violation of any Similar Law.

     Prospective Benefit Plan investors in Notes should consult with their legal advisors concerning the impact of ERISA and the Code, the availability of other exemptions from the prohibited transaction rules that may apply to them, and the potential consequences in their specific circumstances, prior to making an investment in the Notes. Each Benefit Plan fiduciary should also determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Notes is appropriate for the Benefit Plan, taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan’s investment portfolio.

     Each purchaser and transferee of a Note will be deemed to represent and warrant that either (i) it is not a Benefit Plan or (ii) it is a Benefit Plan and its acquisition and holding of such Note will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code which is not covered under an Investor-Based Exemption or some other applicable administrative or statutory exemption, and will not result in a non-exempt violation of any Similar Law.

LEGAL INVESTMENT CONSIDERATIONS

     Although, as a condition to their issuance, the Notes will be rated in the highest rating category of the Rating Agencies, the Notes will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 because the mortgages securing the HELOCs include second mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based on first lien HELOCs may not be legally authorized to invest in the Notes.

     The OTS has issued Thrift Bulletin 13a, entitled “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities” (“TB 13a”), which is effective as of December 1, 1998 and applies to thrift institutions regulated by the OTS. One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to (i) conduct pre-purchase portfolio sensitivity analysis for any “significant transaction” involving securities or financial derivatives, and (ii) conduct a pre-purchase price sensitivity analysis of any “complex security” or financial derivative. For the purposes of TB 13a, “complex security” includes among other things any collateralized mortgage obligation or REMIC security, other than any “plain vanilla” mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). The Notes may be viewed as “complex securities.” The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of “complex securities with high price sensitivity” be limited to transactions and strategies that lower a thrift institution’s portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk management, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

LEGAL PROCEEDINGS

     There are no material legal or governmental proceedings pending against IndyMac Bank, F.S.B., the depositor, the indenture trustee, the owner trustee, the trust, Card Management Corporation or the insurer, or of which any property of the foregoing is subject, that is material to holders of the Notes nor is the depositor aware of any proceedings of this type contemplated by any governmental authorities.

LEGAL MATTERS

     Certain legal matters with respect to the securities will be passed upon for the depositor by Mayer, Brown, Rowe & Maw LLP, New York, New York and the underwriters by McKee Nelson LLP, New York, New York. Certain legal matters will be passed upon for the seller, the depositor and the servicer by in-house counsel for such parties and by Mayer, Brown, Rowe & Maw LLP, New York, New York. Certain legal matters will be passed upon for the trust by Richards, Layton & Finger, P.A., Wilmington, Delaware.

RATINGS

     It is a condition to the issuance of the Notes that they have the applicable ratings indicated under “Initial Note Ratings” in the table on page 5 by each of Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P” and together with Moody’s, the “Rating Agencies”).

     The ratings of “AAA” and “Aaa” are the highest ratings that the applicable Rating Agency assigns to securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. A securities rating addresses the likelihood of receipt by Noteholders of Payments in the amount of scheduled payments on the HELOCs. The rating takes into consideration the characteristics of the HELOCs and the structural and legal aspects associated with the Notes. The ratings on the Notes do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that Noteholders might suffer a lower than anticipated yield due to prepayments.

     The ratings assigned to the Notes will depend primarily upon the creditworthiness of the insurer. Any reduction in a rating assigned to the financial strength of the insurer below the ratings initially assigned to the Notes may result in a reduction of one or more of the ratings assigned to the Notes. Any downward revision or withdrawal of any of the ratings assigned to the Notes may have an adverse effect on the market price of the Notes. The insurer does not guaranty the market price of the Notes nor does it guaranty that the ratings on the Notes will not be revised or withdrawn.

     The ratings do not address the likelihood that any Deferred Interest will be paid to Noteholders from Excess Cash Flow.

     The depositor has not requested a rating of the Notes by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Notes or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Notes could be lower than the respective ratings assigned by the Rating Agencies.

     The fees paid by the depositor to the rating agencies at closing include a fee for ongoing surveillance by the Rating Agencies for so long as any Notes are outstanding. However, the rating agencies are under no obligation to the depositor to continue to monitor or provide a rating on the Notes.

INDEX OF DEFINED TERMS

Page
Accelerated Principal	58
Accelerated Principal Payment	58
Additional Balances	57
administrator	51
Anniversary Year	61
Available Funds	60
AVM	30
BBA	56
Beneficial Owner	54
Benefit Plans	73
Book-Entry Notes	54
Business Day	45, 54
Cap Contract	70
Certificateholders	61
Certificates	54
Charged-Off HELOC	62
Charge-Off Amount	61
Closing Date	54
CLTV	23
CMC	32
Code	70
Collection Account	63
Collection Period	56
combined loan-to-value ratio	23
CPR	69
Credit Line Agreements	23
Cut-off Date Principal Balance	62
DBNTC	39
Deferred Interest	56
Definitive Note	54
depositor	54
Designated Telerate Page	56
Determination Date	66
Direct Channel	26
DTC	54
Eligible Substitute Mortgage Loan	25
ERISA	72
Events of Servicing Termination	47
Excess Cash Flow	58
Exchange Act	43
Fannie Mae	31
FDIA	53
FDIA Rule	53
FDIC	17
FDR	32
Final Scheduled Payment Date	66
Floating Allocation Percentage	57
Freddie Mac	31
FSA	41
HELOC Schedule	46
HELOCs	22
Holdings	42
HUD	31
indenture	54
indenture trustee	39
Indenture Trustee Expense Amount	62
IndyMac Bancorp	31
IndyMac Bank	22, 31
IndyMac Holdings	31
Initial Invested Amount	57
insurance agreement	48
Insurance Events of Default	48
Insurer	41
Insurer Default	60
Interest Accrual Period	56
Interest Collections	62
Interest Payment Amount	56
Interest Settlement Rate	56
Invested Amount	57
Investor Charge-off Amount	57
Investor-Based Exemptions	73
IRS	71
issuing entity	38
ITA Program	27
Late Payment Rate	63
LIBOR	56
LIBOR Business Day	56
LIBOR Determination Date	56
Liquidated HELOC	63
Loan Rate	62
Lower-Tier REMIC	70
Managed Amortization Period	57
Maximum Principal Payment	57
Maximum Rate	55
MERS	46
Moody’s	74
mortgage loan purchase agreement	22
Net Principal Collections	57
Note Principal Amount	62
Note Principal Payment Amount	56
Note Rate	55
Note Target Amount	57
Noteholder	54
Notes	54
Optional Redemption	66
Optional Redemption Date	66
Optional Redemption Price	66
Order	45
Overcollateralization Amount	57
Overcollateralization Deficit	62
Overcollateralization Reduction Amount	57
owner trustee	38
Paying Agent	63
Payment Account	60
Payment Date	54
Plan	72

Page
Plan Assets Regulation	72
Policy	44
Pool Balance	62
Premium Amount	55
Principal Balance	62
Principal Collections	63
Principal Payment Amount	57
PTCEs	73
Purchase Price	25
Rapid Amortization Event	59
Rapid Amortization Period	57
Rapid Amortization Trigger Event	57
Rating Agencies	74
Receipt	45
Received	45
Record Date	54
Recordation Event	47
Recoveries	63
Registrar	54
Reimbursement Amount	63
Related Documents	46
Relief Act Shortfalls	60
S&P	74
sale and servicing agreement	22
Scheduled Payments	44
Securityholders	47
Service Provider Exemptions	73
Servicer Remittance Date	63
Servicing Advances	64
Servicing Fee	34
Servicing Fee Rate	34
Similar Law	73
Six Month Rolling Delinquency Rate	58
Specified Overcollateralization Amount	58
Statistical Calculation HELOCs	22
Statistical Cut-Off Date Principal Balances	23
Stepdown Date	58
TB 13a	74
Trigger Event	58
trust	38
trust agreement	54
Upper-Tier REMIC	70

STATISTICAL CALCULATION HELOC POOL INFORMATION

PRINCIPAL BALANCES

			Percentage				Weighted
	Number of	Aggregate	of Statistical				Average
	Statistical	Outstanding	Cut-off Date	Weighted	Weighted	Average	Combined
Range of	Calculation	Principal	Principal	Average	Average	Principal	Loan-to-
Principal Balances ($)	HELOCs	Balance	Balance	Loan Rate	Credit Score	Balance	Value Ratio
0.01 - 2,500.00	1	$2,040	0.00%	11.500%	676	$2,040	90.00%
2,500.01 - 5,000.00	2	8,907	0.00	6.694	684	4,454	68.57
5,000.01 - 7,500.00	30	186,323	0.03	8.848	698	6,211	81.30
7,500.01 - 10,000.00	80	746,831	0.11	8.692	709	9,335	75.98
10,000.01 - 20,000.00	738	11,562,233	1.78	8.756	710	15,667	77.97
20,000.01 - 30,000.00	1,055	26,502,159	4.08	8.830	707	25,121	80.27
30,000.01 - 40,000.00	986	34,451,056	5.30	8.831	706	34,940	83.28
40,000.01 - 50,000.00	953	42,720,187	6.57	9.073	704	44,827	84.81
50,000.01 - 60,000.00	808	43,792,675	6.74	8.695	709	54,199	83.62
60,000.01 - 70,000.00	626	40,330,211	6.20	8.962	708	64,425	85.04
70,000.01 - 80,000.00	533	39,901,281	6.14	8.923	708	74,862	85.79
80,000.01 - 90,000.00	393	33,066,967	5.09	9.019	709	84,140	84.59
90,000.01 - 100,000.00	369	35,209,542	5.42	8.829	708	95,419	86.09
100,000.01 - 150,000.00	1,104	132,487,466	20.38	8.817	711	120,007	85.71
150,000.01 - 200,000.00	550	94,106,933	14.48	8.540	713	171,104	85.13
200,000.01 - 250,000.00	234	50,449,054	7.76	8.503	723	215,594	83.30
250,000.01 - 300,000.00	96	25,379,293	3.90	8.082	733	264,368	79.95
300,000.01 - 350,000.00	39	12,042,227	1.85	8.387	729	308,775	75.80
350,000.01 - 400,000.00	18	6,743,643	1.04	7.946	735	374,647	72.79
400,000.01 - 450,000.00	21	8,819,934	1.36	7.288	735	419,997	75.01
450,000.01 - 500,000.00	14	6,678,417	1.03	7.971	743	477,030	75.82
500,000.01>=	9	4,884,206	0.75	7.394	744	542,690	76.79
Total:	8,659	$650,071,586	100.00%	8.702%	713	$75,075	83.73%

The average principal balance of the statistical calculation HELOCs as of the Statistical Cut-off Date is $75,074.67.

OCCUPANCY TYPE1

							Weighted
	Number of	Aggregate	Percentage of				Average
	Statistical	Outstanding	Statistical Cut-off	Weighted	Weighted	Average	Combined
	Calculation	Principal	Date Principal	Average	Average	Principal	Loan-to-
Occupancy Type	HELOCs	Balance	Balance	Loan Rate	Credit Score	Balance	Value Ratio
Primary Home	7,994	$604,350,684	92.97%	8.707%	712	$75,601	84.20%
Investment	420	29,732,266	4.57	8.786	722	70,791	75.02
Second Home	245	15,988,636	2.46	8.368	716	65,260	82.85
Total:	8,659	$650,071,586	100.00%	8.702%	713	$75,075	83.73%

(1) Based upon representation of the related mortgagors at the time of origination.

Annex I-1

ORIGINAL COMBINED LOAN-TO-VALUE RATIOS

     The combined loan-to-value ratio in the following table is a fraction whose (x) numerator is the sum of (i) the credit limit of the statistical calculation HELOCs and (ii) any original principal balances of mortgage loans senior to the statistical calculation HELOCs and (y) the denominator is (i) the lesser of the sales price or the appraised value of the related mortgaged property, in the case of purchase money HELOCs in the statistical calculation HELOC pool and (ii) the appraised value, in the case of statistical calculation HELOCs other than purchase money HELOCs in the statistical calculation HELOC pool.

			Percentage of				Weighted
	Number of	Aggregate	Statistical Cut-		Weighted		Average
Range of Original	Statistical	Outstanding	off Date	Weighted	Average	Average	Combined
Combined Loan to	Calculation	Principal	Principal	Average	Credit	Principal	Loan-to-
Value Ratios (%)	HELOCs	Balance	Balance	Loan Rate	Score	Balance	Value Ratio
0.01 - 5.00	2	$40,018	0.01%	9.304%	698	$20,009	4.46%
5.01 - 10.00	7	257,436	0.04	8.599	721	36,777	8.69
10.01 - 15.00	10	200,498	0.03	7.613	762	20,050	12.68
15.01 - 20.00	11	382,137	0.06	6.862	755	34,740	18.05
20.01 - 25.00	15	734,445	0.11	7.428	752	48,963	23.00
25.01 - 30.00	30	1,926,083	0.30	8.031	738	64,203	27.74
30.01 - 35.00	29	1,863,427	0.29	7.614	751	64,256	32.98
35.01 - 40.00	45	2,574,746	0.40	7.937	727	57,217	38.16
40.01 - 45.00	77	5,000,107	0.77	7.655	732	64,936	43.21
45.01 - 50.00	86	5,241,234	0.81	8.075	730	60,945	47.96
50.01 - 55.00	96	8,490,828	1.31	7.987	735	88,446	53.07
55.01 - 60.00	149	11,491,721	1.77	7.527	719	77,126	58.05
60.01 - 65.00	171	12,949,953	1.99	8.030	724	75,731	63.15
65.01 - 70.00	281	23,980,626	3.69	7.868	720	85,340	68.27
70.01 - 75.00	390	36,301,181	5.58	8.154	718	93,080	73.25
75.01 - 80.00	1,041	87,814,934	13.51	7.927	721	84,356	78.86
80.01 - 85.00	641	42,519,649	6.54	8.612	707	66,333	83.62
85.01 - 90.00	3,013	195,237,647	30.03	8.906	703	64,798	89.25
90.01 - 95.00	1,782	137,831,347	21.20	9.079	708	77,346	94.25
95.01 - 100.00	740	71,474,420	10.99	9.518	729	96,587	99.81
100.01 >=	43	3,759,149	0.58	10.179	719	87,422	101.34
Total:	8,659	$650,071,586	100.00%	8.702%	713	$75,075	83.73%

The non-zero weighted average original combined loan-to-value ratio of the statistical calculation HELOCs as of the Statistical Cut-off Date is 83.73% (weighted by credit limit).

LOAN PURPOSE

			Percentage of				Weighted
	Number of	Aggregate	Statistical Cut-		Weighted		Average
	Statistical	Outstanding	off Date	Weighted	Average	Average	Combined
	Calculation	Principal	Principal	Average	Credit	Principal	Loan-to-
Purpose	HELOCs	Balance	Balance	Loan Rate	Score	Balance	Value Ratio
Cash-Out Refinance	6,887	$503,778,441	77.50%	8.603%	710	$73,149	81.69%
Purchase	1,262	107,458,750	16.53	8.899	727	85,150	93.19
Rate/Term Refinance	510	38,834,395	5.97	9.434	713	76,146	89.77
Total:	8,659	$650,071,586	100.00%	8.702%	713	$75,075	83.73%

Annex I-2

PROPERTY TYPE

			Percentage of				Weighted
	Number of	Aggregate	Statistical Cut-		Weighted		Average
	Statistical	Outstanding	Off Date	Weighted	Average	Average	Combined
	Calculation	Principal	Principal	Average	Credit	Principal	Loan-to-
Property Type	HELOCs	Balance	Balance	Loan Rate	Score	Balance	Value Ratio
Single Family	6,197	$462,627,939	71.17%	8.676%	712	$74,654	82.89%
Planned Unit
Development	1,394	112,822,438	17.36	8.772	715	80,934	85.93
Condo	832	54,209,367	8.34	8.615	716	65,155	86.19
2-4 Family	236	20,411,842	3.14	9.126	706	86,491	84.91
Total	8,659	$650,071,586	100.00%	8.702%	713	$75,075	83.73%

GEOGRAPHIC DISTRIBUTION

     The geographic locations used for the following table were determined by the property address for the mortgaged property securing the related HELOC.

							Weighted
	Number of	Aggregate	Percentage of		Weighted		Average
	Statistical	Outstanding	Statistical Cut-off	Weighted	Average	Average	Combined
Geographic Distribution	Calculation	Principal	Date Principal	Average	Credit	Principal	Loan-to-
	HELOCs	Balance	Balance	Loan Rate	Score	Balance	Value Ratio
California	4,086	$358,009,582	55.07%	8.670%	713	$87,619	83.22%
Florida	641	37,484,632	5.77	9.066	702	58,478	85.28
New York	409	30,681,520	4.72	8.765	710	75,016	83.79
Arizona	324	21,450,159	3.30	8.756	715	66,204	84.56
New Jersey	276	19,628,374	3.02	8.518	714	71,117	81.18
Washington	248	18,430,549	2.84	8.486	714	74,317	85.23
Virginia	239	17,540,509	2.70	8.535	712	73,391	84.55
Nevada	213	15,066,383	2.32	8.795	715	70,734	84.32
Maryland	218	14,008,957	2.15	8.856	708	64,261	85.31
Illinois	201	13,047,809	2.01	8.388	715	64,914	86.66
Hawaii	133	11,958,773	1.84	8.579	719	89,916	80.12
Colorado	141	10,111,018	1.56	8.198	727	71,709	84.33
Michigan	212	10,095,988	1.55	9.360	727	47,623	90.40
Massachusetts	135	9,207,903	1.42	8.250	728	68,207	81.77
Oregon	111	6,410,413	0.99	8.786	704	57,751	87.02
Georgia	109	6,033,997	0.93	8.991	712	55,358	86.65
Connecticut	71	5,604,086	0.86	9.220	716	78,931	81.97
North Carolina	100	5,423,261	0.83	8.676	719	54,233	82.23
Utah	78	5,351,116	0.82	8.901	704	68,604	85.10
Pennsylvania	81	4,565,023	0.70	9.106	712	56,358	85.79
Missouri	65	3,300,432	0.51	7.877	712	50,776	85.54
Minnesota	64	2,666,117	0.41	8.645	717	41,658	86.53
Idaho	35	2,439,861	0.38	8.935	717	69,710	79.89
South Carolina	43	2,404,226	0.37	8.926	711	55,912	80.31
Indiana	37	2,126,315	0.33	9.484	699	57,468	86.39
Ohio	51	2,133,843	0.33	8.096	705	41,840	85.98
District Of Columbia	23	1,632,960	0.25	8.150	711	70,998	88.03
New Hampshire	28	1,403,226	0.22	9.204	705	50,115	86.65
New Mexico	28	1,447,857	0.22	9.026	723	51,709	81.57
Wisconsin	34	1,348,730	0.21	9.085	716	39,669	90.69
Rhode Island	15	1,026,021	0.16	10.108	712	68,401	77.83
Louisiana	24	954,406	0.15	8.809	707	39,767	78.48
Kansas	19	865,372	0.13	8.497	726	45,546	74.69
Montana	11	619,023	0.10	8.149	739	56,275	92.06
Delaware	16	588,435	0.09	9.049	712	36,777	87.42
Tennessee	12	563,680	0.09	9.068	690	46,973	85.32

Annex I-3

							Weighted
	Number of	Aggregate	Percentage of		Weighted		Average
	Statistical	Outstanding	Statistical Cut-off	Weighted	Average	Average	Combined
Geographic Distribution	Calculation	Principal	Date Principal	Average	Credit	Principal	Loan-to-
	HELOCs	Balance	Balance	Loan Rate	Score	Balance	Value Ratio
Vermont	12	584,156	0.09	9.090	718	48,680	84.05
Kentucky	13	489,779	0.08	8.336	695	37,675	85.09
Alabama	16	482,505	0.07	9.466	687	30,157	84.42
Iowa	13	365,798	0.06	8.216	748	28,138	72.60
Maine	9	382,230	0.06	10.086	705	42,470	89.50
West Virginia	13	391,741	0.06	8.599	735	30,134	78.69
Alaska	7	298,471	0.05	8.495	728	42,639	87.38
Nebraska	12	320,836	0.05	8.861	707	26,736	90.23
Oklahoma	12	327,722	0.05	8.914	719	27,310	80.95
Wyoming	7	314,934	0.05	9.604	711	44,991	90.59
Mississippi	7	229,520	0.04	8.460	682	32,789	78.65
Arkansas	3	87,158	0.01	10.784	683	29,053	94.20
North Dakota	2	89,757	0.01	10.004	695	44,879	88.46
South Dakota	2	76,422	0.01	6.301	718	38,211	78.51
Total:	8,659	$650,071,586	100.00%	8.702%	713	$75,075	83.73%

CREDIT SCORES

							Weighted Average Combined Loan-to- Value Ratio
	Number of Statistical Calculation HELOCs	Aggregate Outstanding Principal Balance	Percentage of Statistical Cut-off Date Principal Balance		Weighted Average Credit Score
				Weighted Average Loan Rate		Average Principal Balance
Range of Credit Score Rating

577 - 619	1	$50,472	0.01%	9.750%	577	$50,472	56.00%
620 - 639	188	9,913,647	1.53	10.924	630	52,732	82.57
640 - 659	795	45,769,299	7.04	10.299	649	57,571	82.73
660 - 679	1,430	98,872,892	15.21	9.408	669	69,142	85.76
680 - 699	1,588	112,515,934	17.31	8.906	689	70,854	85.81
700 - 719	1,329	109,919,252	16.91	8.499	709	82,708	85.56
720 - 739	1,096	91,110,010	14.02	8.250	729	83,130	84.40
740 - 759	921	76,073,911	11.70	8.196	749	82,599	84.03
760 - 779	690	58,578,333	9.01	7.938	769	84,896	80.07
780 - 799	447	34,633,106	5.33	7.886	789	77,479	77.24
800 - 819	167	12,012,738	1.85	7.702	806	71,933	73.76
820 - 839	6	609,462	0.09	6.953	822	101,577	54.97
840 - 859	1	12,530	0.00	7.250	840	12,530	18.74
Total:	8,659	$650,071,586	100.00%	8.702%	713	$75,075	83.73%

The non-zero weighted average credit score of the statistical calculation HELOCs as of the Statistical Cut-off Date is 713.

Annex I-4

CREDIT LIMITS

							Weighted
	Number of	Aggregate	Percentage of		Weighted		Average
	Statistical	Outstanding	Statistical Cut-off	Weighted	Average	Average	Combined
	Calculation	Principal	Date Principal	Average	Credit	Principal	Loan-to-
Range of Credit Limits ($)	HELOCs	Balance	Balance	Loan Rate	Score	Balance	Value Ratio
10,000.00 - 10,000.00	28	$253,706	0.04%	9.793%	697	$9,061	83.56%
10,000.01 - 20,000.00	340	5,233,595	0.81	9.331	701	15,393	85.03
20,000.01 - 30,000.00	943	20,741,665	3.19	8.903	707	21,995	81.22
30,000.01 - 40,000.00	897	28,552,033	4.39	8.941	704	31,831	85.73
40,000.01 - 50,000.00	1,003	40,151,300	6.18	9.045	704	40,031	83.85
50,000.01 - 60,000.00	716	35,268,013	5.43	8.907	705	49,257	86.92
60,000.01 - 70,000.00	609	35,327,940	5.43	8.995	709	58,010	88.46
70,000.01 - 80,000.00	613	40,371,422	6.21	9.001	706	65,859	86.12
80,000.01 - 90,000.00	366	27,145,196	4.18	9.189	704	74,167	89.71
90,000.01 - 100,000.00	665	51,167,958	7.87	8.713	706	76,944	80.69
100,000.01 - 200,000.00	1,972	247,405,838	38.06	8.808	710	125,459	85.18
200,000.01 - 300,000.00	384	77,115,787	11.86	7.963	734	200,822	80.72
300,000.01 - 400,000.00	45	12,232,501	1.88	7.910	737	271,833	75.60
400,000.01 - 500,000.00	75	27,423,856	4.22	7.628	745	365,651	72.55
500,000.01 - 600,000.00	1	524,820	0.08	4.990	786	524,820	95.00
700,000.01 - 800,000.00	1	310,000	0.05	8.375	779	310,000	50.34
900,000.01 - 1,000,000.00	1	845,957	0.13	8.750	720	845,957	79.00
Total:	8,659	$650,071,586	100.00%	8.702%	713	$75,075	83.73%

The average credit limit of the statistical calculation HELOCs as of the Statistical Cut-off Date is $89,978.91.

CREDIT LIMIT UTILIZATION RATES(1)

     The credit limit utilization rates in the following table were determined by dividing the principal balances as of the Statistical Cut-off Date by the credit limits of the related statistical calculation HELOCs.

							Weighted
	Number of	Aggregate	Percentage of		Weighted		Average
	Statistical	Outstanding	Statistical Cut-off	Weighted	Average	Average	Combined
Range of Credit Limits	Calculation	Principal	Date Principal	Average	Credit	Principal	Loan-to-
Utilization Rate (%)	HELOCs	Balance	Balance	Loan Rate	Score	Balance	Value Ratio
10.01 - 20.00	12	$194,111	0.03%	8.717%	714	$16,176	71.85%
20.01 - 30.00	205	6,274,442	0.97	8.026	727	30,607	72.46
30.01 - 40.00	370	13,306,342	2.05	8.290	724	35,963	74.30
40.01 - 50.00	441	19,308,213	2.97	8.062	724	43,783	77.44
50.01 - 60.00	578	29,368,500	4.52	8.109	723	50,811	76.80
60.01 - 70.00	463	28,916,759	4.45	8.509	716	62,455	78.96
70.01 - 80.00	504	42,860,207	6.59	7.882	724	85,040	79.98
80.01 - 90.00	480	40,076,781	6.16	8.483	715	83,493	80.57
90.01 - 100.00	1,722	130,451,853	20.07	8.751	714	75,756	85.73
100.01 - 102.00	3,730	325,081,049	50.01	8.857	709	87,153	88.33
102.01 - 104.00	149	13,828,241	2.13	10.947	696	92,807	91.96
104.01 - 106.00	5	405,087	0.06	11.217	712	81,017	97.75
Total:	8,659	$650,071,586	100.00%	8.702%	713	$75,075	83.73%

(1) Some of the statistical calculation HELOCs have principal balances that are above their respective credit limits. This excess is primarily reflecting the fact that the principal balance reported in this table include not only principal but also unpaid accrued interest and any unpaid fees. None of the HELOCs in the statistical calculation HELOC pool is more than 30 days delinquent and any balance above the credit limit is reasonably expected to be collected in the normal course of servicing.

The weighted average credit limit utilization rate of the statistical calculation HELOCs as of the Statistical Cut-off Date is 83.44% (weighted by credit limit).

Annex I-5

ORIGINAL STATED TERM TO MATURITY

							Weighted
	Number of		Percentage of		Weighted		Average
Range of Original	Statistical	Aggregate	Statistical Cut-off	Weighted	Average	Average	Combined
Stated Term to	Calculation	Outstanding	Date Principal	Average	Credit	Principal	Loan-to-Value
Maturity (Months)	HELOCs	Principal Balance	Balance	Loan Rate	Score	Balance	Ratio
180	16	$1,896,476	0.29%	9.213%	715	$118,530	77.74%
240	6,988	525,878,181	80.90	8.444	713	75,254	82.77
300	878	65,362,806	10.05	10.274	706	74,445	89.39
360	777	56,934,123	8.76	9.261	723	73,274	87.65
Total:	8,659	$650,071,586	100.00%	8.702%	713	$75,075	83.73%

The weighted average original stated term to maturity of the statistical calculation HELOCs as of the Statistical Cutoff Date is 256 months.

REMAINING STATED TERM TO MATURITY

							Weighted
	Number of	Aggregate	Percentage of		Weighted		Average
Range of Remaining	Statistical	Outstanding	Statistical Cut-off	Weighted	Average	Average	Combined
Stated Term to Maturity	Calculation	Principal	Date Principal	Average	Credit	Principal	Loan-to-
(Months)	HELOCs	Balance	Balance	Loan Rate	Score	Balance	Value Ratio
157 - 168	1	$109,895	0.02%	10.250%	719	$109,895	100.00%
169 - 180	15	1,786,581	0.27	9.149	715	119,105	76.44
193 - 204	5	183,767	0.03	8.388	730	36,753	71.18
205 - 216	16	846,100	0.13	8.721	756	52,881	69.77
217 - 228	113	6,743,981	1.04	9.157	733	59,681	78.82
229 - 240	6,854	518,104,333	79.70	8.434	712	75,592	82.89
265 - 276	2	113,898	0.02	10.129	708	56,949	91.14
277 - 288	9	443,017	0.07	10.693	732	49,224	89.06
289 - 300	867	64,805,891	9.97	10.271	706	74,747	89.39
313 - 324	1	55,440	0.01	8.750	757	55,440	87.00
337 - 348	16	924,096	0.14	9.374	720	57,756	77.43
349 - 360	760	55,954,587	8.61	9.260	723	73,624	87.85
Total:	8,659	$650,071,586	100.00%	8.702%	713	$75,075	83.73%

The weighted average remaining stated term to maturity of the statistical calculation HELOCs as of the Statistical Cut-off Date is 253 months.

ORIGINAL DRAW PERIOD

							Weighted
	Number of	Aggregate	Percentage of		Weighted		Average
	Statistical	Outstanding	Statistical Cut-off	Weighted	Average	Average	Combined
Original Draw Period	Calculation	Principal	Date Principal	Average	Credit	Principal	Loan-to-
(Months)	HELOCs	Balance	Balance	Loan Rate	Score	Balance	Value Ratio
60	15	$1,786,581	0.27%	9.149%	715	$119,105	76.44%
120	8,621	646,030,743	99.38	8.695	713	74,937	83.74
180	23	2,254,261	0.35	10.194	686	98,011	87.82
Total:	8,659	$650,071,586	100.00%	8.702%	713	$75,075	83.73%

The weighted average original draw period of the statistical calculation HELOCs as of the Statistical Cut-off Date is 120 months.

Annex I-6

FULLY-INDEXED MARGIN

							Weighted
	Number of	Aggregate	Percentage of		Weighted		Average
	Statistical	Outstanding	Statistical Cut-off	Weighted	Average	Average	Combined
	Calculation	Principal	Date Principal	Average	Credit	Principal	Loan-to-
Range of Margins (%)	HELOCs	Balance	Balance	Loan Rate	Score	Balance	Value Ratio
¯1.000 - ¯0.751	188	$6,222,718	0.96%	7.250%	778	$33,100	58.35%
¯0.750 - ¯0.501	198	11,341,416	1.74	6.832	752	57,280	64.07
¯0.500 - ¯0.251	221	21,190,353	3.26	7.155	749	95,884	68.79
¯0.250 - ¯0.001	386	36,708,249	5.65	7.407	746	95,099	74.27
0.000 - 0.000	351	30,313,394	4.66	7.369	740	86,363	77.81
0.001 - 0.249	71	11,262,116	1.73	6.941	747	158,621	76.19
0.250 - 0.499	507	45,420,059	6.99	7.736	731	89,586	78.84
0.500 - 0.749	627	52,111,309	8.02	8.001	730	83,112	80.76
0.750 - 0.999	598	46,864,108	7.21	8.362	721	78,368	83.76
1.000 - 1.249	659	51,581,559	7.93	8.324	722	78,272	86.03
1.250 - 1.499	631	49,085,559	7.55	8.585	721	77,790	87.95
1.500 - 1.749	737	50,821,983	7.82	8.848	709	68,958	88.05
1.750 - 1.999	516	37,245,332	5.73	9.169	708	72,181	90.29
2.000 - 2.249	497	35,630,902	5.48	9.399	706	71,692	90.54
2.250 - 2.499	370	24,835,979	3.82	9.314	693	67,124	88.78
2.500 - 2.749	340	26,619,532	4.09	9.622	691	78,293	90.79
2.750 - 2.999	320	20,857,830	3.21	9.880	677	65,181	90.70
3.000 - 3.249	211	13,801,146	2.12	9.837	674	65,408	89.34
3.250 - 3.499	281	18,263,697	2.81	10.216	669	64,995	90.78
3.500 - 3.999	422	26,103,589	4.02	10.331	664	61,857	91.41
4.000 - 4.499	221	15,429,038	2.37	10.938	662	69,815	92.42
4.500 - 4.999	190	12,481,807	1.92	11.707	657	65,694	92.01
5.000 - 5.499	73	4,061,428	0.62	12.078	648	55,636	89.09
5.500 - 5.999	36	1,546,203	0.24	12.099	640	42,950	91.82
6.000 - 6.499	4	131,597	0.02	13.051	644	32,899	92.51
6.500 - 6.999	1	21,032	0.00	14.750	621	21,032	92.00
7.000 - 7.499	1	66,252	0.01	15.250	756	66,252	67.00
8.000 - 8.499	1	10,421	0.00	16.500	717	10,421	86.00
8.500 - 8.999	1	42,979	0.01	17.000	684	42,979	77.00
Total:	8,659	$650,071,586	100.00%	8.702%	713	$75,075	83.73%

The weighted average fully-indexed margin for the statistical calculation HELOCs as of the Statistical Cut-off Date was 1.398% . All HELOCs will be indexed to the “Prime Rate” as published in the “Money Rates” table of the Wall Street Journal.

Annex I-7

CURRENT LOAN RATES

							Weighted
	Number	Aggregate	Percentage of		Weighted		Average
	of	Outstanding	Statistical Cut-off	Weighted	Average	Average	Combined
	Mortgage	Principal	Date Principal	Average	Credit	Principal	Loan-to-
Range of Loan Rates (%)	Loans	Balance	Balance	Loan Rate	Score	Balance	Value Ratio
3.501 - 4.000	34	$ 2,672,937	0.41%	4.000%	739	$78,616	77.38%
4.501 - 5.000	1,428	112,259,001	17.27	4.990	714	78,613	83.65
5.501 - 6.000	2	83,554	0.01	6.000	703	41,777	94.16
6.501 - 7.000	435	33,091,135	5.09	6.990	709	76,072	85.32
7.001 - 7.500	336	13,206,097	2.03	7.365	764	39,304	61.47
7.501 - 8.000	407	36,203,610	5.57	7.892	747	88,952	70.58
8.001 - 8.500	660	61,730,656	9.50	8.347	738	93,531	77.45
8.501 - 9.000	887	75,199,618	11.57	8.844	727	84,780	81.00
9.001 - 9.500	1,004	78,955,760	12.15	9.339	722	78,641	86.16
9.501 - 10.000	1,003	71,406,666	10.98	9.825	712	71,193	88.92
10.001 - 10.500	718	50,776,122	7.81	10.310	704	70,719	90.41
10.501 - 11.000	556	39,400,267	6.06	10.837	687	70,864	90.65
11.001 - 11.500	396	25,375,231	3.90	11.357	673	64,079	90.55
11.501 - 12.000	356	21,227,300	3.27	11.798	664	59,627	91.16
12.001 - 12.500	173	12,104,123	1.86	12.328	662	69,966	92.30
12.501 - 13.000	165	11,237,581	1.73	12.814	656	68,107	91.87
13.001 - 13.500	62	3,554,595	0.55	13.306	648	57,332	89.06
13.501 - 14.000	27	1,257,173	0.19	13.814	642	46,562	92.07
14.001 - 14.500	6	189,478	0.03	14.253	645	31,580	92.20
14.501 - 15.000	1	21,032	0.00	14.750	621	21,032	92.00
15.001 - 15.500	1	66,252	0.01	15.250	756	66,252	67.00
16.001 - 16.500	1	10,421	0.00	16.500	717	10,421	86.00
16.501 - 17.000	1	42,979	0.01	17.000	684	42,979	77.00
Total:	8,659	$650,071,586	100.00%	8.702%	713	$75,075	83.73%

The weighted average loan rate of the statistical calculation HELOCs as of the Statistical Cut-off Date is 8.702% .

MAXIMUM LOAN RATES

							Weighted
	Number of	Aggregate	Percentage of		Weighted		Average
	Statistical	Outstanding	Statistical Cut-off	Weighted	Average	Average	Combined
Maximum Loan Rates	Calculation	Principal	Date Principal	Average	Credit	Principal	Loan-to-
(%)	HELOCs	Balance	Balance	Loan Rate	Score	Balance	Value Ratio
12.000	12	$1,517,503	0.23%	9.340%	726	$126,459	86.19%
15.000	8	419,940	0.06	9.265	759	52,492	93.85
16.000	96	5,177,477	0.80	8.627	718	53,932	83.32
17.000	2	89,311	0.01	13.000	665	44,655	94.59
18.000	8,540	642,780,028	98.88	8.700	713	75,267	83.74
18.250	1	87,328	0.01	8.000	782	87,328	54.59
Total:	8,659	$650,071,586	100.00%	8.702%	713	$75,075	83.73%

The weighted average maximum loan rate of the statistical calculation HELOCs as of the Statistical Cut-off Date is 17.968% .

Annex I-8

LOAN AGE

							Weighted
	Number of	Aggregate	Percentage of		Weighted		Average
	Statistical	Outstanding	Statistical Cut-off	Weighted	Average	Average	Combined
Range of Loan Age	Calculation	Principal	Date Principal	Average	Credit	Principal	Loan-to-
(Months)	HELOCs	Balance	Balance	Loan Rate	Score	Balance	Value Ratio
1 <=	2,293	$168,961,746	25.99%	6.268%	713	$73,686	83.77%
2 - 5	5,690	435,069,587	66.93	9.577	712	76,462	84.28
6 - 9	435	31,538,184	4.85	9.478	717	72,502	81.09
10 - 13	125	8,089,632	1.24	9.155	734	64,717	76.71
14 - 17	56	3,349,777	0.52	9.019	737	59,817	78.80
18 - 21	25	1,249,573	0.19	9.553	742	49,983	78.69
22 - 24	14	780,122	0.12	9.487	698	55,723	84.27
25 - 25	1	70,213	0.01	8.250	786	70,213	71.00
26 - 48	20	962,751	0.15	8.632	751	48,138	69.36
Total:	8,659	$650,071,586	100.00%	8.702%	713	$75,075	83.73%

The weighted average loan age of the statistical calculation HELOCs as of the Statistical Cut-off Date is 3 months.

JUNIOR HELOC RATIO*

							Weighted
	Number of	Aggregate	Percentage of		Weighted		Average
	Statistical	Outstanding	Statistical Cut-Off	Weighted	Average	Average	Combined
Range of Junior	Calculation	Principal	Date Principal	Average	Credit	Principal	Loan-to-
Mortgage Ratio (%)	HELOCs	Balance	Balance	Loan Rate	Score	Balance	Value Ratio
0.01 - 10.00	875	$28,840,369	4.50%	8.604%	702	$32,960	81.99%
10.01 - 20.00	5,149	324,896,023	50.69	8.986	708	63,099	88.75
20.01 - 30.00	1,442	144,487,382	22.54	8.699	711	100,199	84.45
30.01 - 40.00	634	72,316,343	11.28	8.279	720	114,064	78.10
40.01 - 50.00	268	40,342,426	6.29	8.106	736	150,531	76.43
50.01 - 60.00	114	17,004,844	2.65	8.083	733	149,165	70.90
60.01 - 70.00	52	8,870,338	1.38	7.336	732	170,583	70.75
70.01 - 80.00	21	3,164,219	0.49	7.543	742	150,677	62.92
80.01 - 90.00	6	783,757	0.12	6.116	768	130,626	66.27
90.01 - 100.00	3	246,527	0.04	8.682	734	82,176	38.88
Total:	8,564	$640,952,228	100.00%	8.711%	713	$74,843	84.26%

* Only represents second liens

The non-zero weighted average junior mortgage ratio of the statistical calculation HELOCs as of Statistical the Cutoff Date is 23.18% .

Annex I-9

LIEN POSITION

							Weighted
	Number of	Aggregate	Percentage of		Weighted		Average
	Statistical	Outstanding	Statistical Cut-Off	Weighted	Average	Average	Combined
	Calculation	Principal	Date Principal	Average	Credit	Principal	Loan-to-
Lien Position	HELOCs	Balance	Balance	Loan Rate	Score	Balance	Value Ratio
1st Lien	95	$9,119,357	1.40%	8.031%	739	$95,993	53.41%
2nd Lien	8,564	640,952,228	98.60	8.711	713	74,843	84.26
Total:	8,659	$650,071,586	100.00%	8.702%	713	$75,075	83.73%

DOCUMENTATION TYPE

							Weighted
	Number of	Aggregate	Percentage of		Weighted		Average
	Statistical	Outstanding	Statistical Cut-Off	Weighted	Average	Average	Combined
	Calculation	Principal	Date Principal	Average	Credit	Principal	Loan-to-
Documentation Type	HELOCs	Balance	Balance	Loan Rate	Score	Balance	Value Ratio
Full	1,857	$116,965,503	17.99%	8.318%	721	$62,986	79.22%
FastForward	15	1,216,327	0.19	6.649	749	81,088	88.31
Stated	6,787	531,889,756	81.82	8.791	711	78,369	84.82
Total:	8,659	$650,071,586	100.00%	8.702%	713	$75,075	83.73%

NEGATIVELY AMORTIZING FIRST LIENS*

							Weighted
	Number of	Aggregate	Percentage of		Weighted		Average
	Statistical	Outstanding	Statistical Cut-Off	Weighted	Average	Average	Combined
Negatively Amortizing	Calculation	Principal	Date Principal	Average	Credit	Principal	Loan-to-
First Liens	HELOCs	Balance	Balance	Loan Rate	Score	Balance	Value Ratio
N	6,342	$484,121,459	75.53%	8.560%	716	$76,336	83.19%
Y	2,222	156,830,769	24.47	9.180	702	70,581	87.96
Total:	8,564	$640,952,228	100.00%	8.711%	713	$74,843	84.26%
* Only for second liens.

MAXIMUM COMBINED LOAN-TO-VALUE RATIOS(1)

							Weighted
	Number of	Aggregate	Percentage of		Weighted		Average
	Statistical	Outstanding	Statistical Cut-Off	Weighted	Average	Average	Combined
Maximum Combined	Calculation	Principal	Date Principal	Average	Credit	Principal	Loan-to-
LTV Ratios (%)	HELOCs	Balance	Balance	Loan Rate	Score	Balance	Value Ratio
0.01 - 70.00	982	$72,460,109	11.15%	7.828%	726	$73,788	56.16%
70.01 - 75.00	354	33,123,692	5.10	8.254	720	93,570	72.96
75.01 - 80.00	891	77,184,394	11.87	7.816	722	86,627	78.67
80.01 - 85.00	515	37,444,453	5.76	8.361	711	72,708	82.07
85.01 - 90.00	1,829	121,091,135	18.63	8.664	706	66,206	88.48
90.01 - 95.00	1,469	107,473,751	16.53	8.923	707	73,161	93.10
95.01 - 100.00	1,230	104,527,838	16.08	9.327	719	84,982	96.04
100.01 - 105.00	1,080	70,548,989	10.85	9.478	702	65,323	91.26
105.01 - 110.00	306	26,064,819	4.01	9.463	705	85,179	94.77
110.01 >=	3	152,405	0.02	9.346	719	50,802	96.86
Total:	8,659	$650,071,586	100.00%	8.702%	713	$75,075	83.73%

(1) Assumes fully drawn HELOC + the related first lien mortgage having an unpaid principal balance equal to the negative amortization cap for that mortgage loan.

The non-zero weighted average maximum combined loan-to-value ratio of the statistical calculation HELOCs as of the Statistical Cut-off Date is 86.00% (weighted by credit limit).

Annex I-10

ANNEX II-A

ANNEX II-A

Assumed HELOC Characteristics

							Weighted	Weighted		Weighted
		Original Draw	Remaining	Weighted	Weighted Average	Weighted	Average	Average		Average
		Period to	Draw Period	Average	Remaining Term	Average	Original Term to	Gross	Weighted	Remaining
		Maturity	to Maturity	Loan Rate	to Maturity	Loan Age	Maturity	Margin	Average Life	Teaser Period
Current Balance ($)	Credit Limit ($)	(months)	(months)	(%)	(months)	(months)	(months)	(%)	Cap (%)	(months)
1,413,357.06	1,512,650.00	60	57	10.508	177	3	180	2.258	18.000	0
373,224.22	370,000.00	60	57	4.000	177	3	180	0.000	18.000	2
497,365,418.10	596,564,876.00	120	116	9.670	257	4	261	1.420	17.961	0
1,484,416.60	1,980,400.00	120	117	4.009	296	3	299	0.898	18.000	1
146,419,130.45	175,519,521.00	120	119	5.446	240	1	241	1.315	17.990	2
488,567.98	522,000.00	120	118	5.502	318	2	320	0.873	18.000	3
189,656.67	187,380.00	120	117	7.250	357	3	360	4.059	18.000	4
30,819.66	31,000.00	120	114	6.000	354	6	360	1.875	18.000	9
52,734.03	53,900.00	120	104	6.000	224	16	240	1.625	18.000	14
2,254,260.93	2,385,683.00	180	176	10.194	298	4	302	1.944	18.000	0

Annex II-A-1

ANNEX II-B
Note Principal Amount Decrement Tables

     Percentage of Initial Note Principal Amount of the
Notes Outstanding at the Following Percentages of CPR(1)

	30%	35%	40%	45%	50%
Payment Date	CPR	CPR	CPR	CPR	CPR
Initial Percentage	100	100	100	100	100
March 25, 2008	76	70	65	59	54
March 25, 2009	59	50	43	35	29
March 25, 2010	45	36	29	22	17
March 25, 2011	35	26	19	14	9
March 25, 2012	27	19	13	8	5
March 25, 2013	21	14	8	5	3
March 25, 2014	17	10	5	3	1
March 25, 2015	13	7	4	2	*
March 25, 2016	10	5	2	1	*
March 25, 2017	7	3	1	*	0
March 25, 2018	4	2	*	0	0
March 25, 2019	3	1	*	0	0
March 25, 2020	1	*	0	0	0
March 25, 2021	1	0	0	0	0
March 25, 2022	*	0	0	0	0
March 25, 2023	0	0	0	0	0
Weighted Average Life
Years to Maturity	3.73	2.96	2.40	1.99	1.67
Years to Call **	3.52	2.73	2.21	1.83	1.54

____________
(1)	Assumes a constant draw rate of 10%.

*	Indicates a value greater than 0% and less than 0.5%.

**	Assumes that an optional redemption is exercised on the first possible Optional Redemption Date.

Annex II-B-1

INDYMAC HOME EQUITY MORTGAGE LOAN ASSET-BACKED TRUST,
SERIES 2007-H1
Issuing Entity

INDYMAC ABS, INC.
Depositor

Sponsor, Seller and Servicer

$650,071,000
(Approximate)

IndyMac Home Equity Mortgage Loan Asset-Backed Notes,
Series 2007-H1

FREE WRITING PROSPECTUS

LEHMAN BROTHERS
DEUTSCHE BANK SECURITIES	INDYMAC SECURITIES CORPORATION

     You should rely only on the information contained or incorporated by reference in this free writing prospectus and the base prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the IndyMac Home Equity Mortgage Loan Asset-Backed Notes, Series 2007-H1 in any state where the offer is not permitted.

March 19, 2007